Execution Version
Exhibit 10.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of February 5, 2026 (this “Amendment”), by and among FIRST HUNTINGDON FINANCE CORP. (the “Borrower”), TOLL BROTHERS, INC. (the “Company”), the other Subsidiaries of the Company party hereto, Mizuho Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”), the Lenders party hereto (including the New Lender) and the Exiting Lender (as each such term is defined below).
W I T N E S S E T H:
WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of February 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as modified by this Amendment, the “Credit Agreement”), by and among the Borrower, the Company, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. As used herein, the term “Lender” shall, unless other expressly provided herein, include the New Lender but shall exclude the Exiting Lender.
WHEREAS, the Borrower has requested that ING Capital LLC (the “New Lender”) become a Lender under the Credit Agreement with the New Lender having a Commitment in the amount shown opposite the New Lender’s name on Schedule 1 to the Credit Agreement, on the terms and subject to the conditions set forth herein;
WHEREAS, Capital One, National Association, First-Citizens Bank & Trust Company and Zions Bancorporation, N.A. (each an “Exiting Lender” and together the “Exiting Lenders”) have each informed the Administrative Agent and the Borrower that it no longer wishes to be a Lender under the Existing Credit Agreement and the Borrower has agreed to the termination of the commitments of such Exiting Lender, on the terms and subject to the conditions set forth herein;
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to make the changes set forth in Section 1 below (collectively, the “Amendment No. 1 Amendments”), which Amendment No. 1 Amendments shall include, among other things, (i) the extension of the Revolving Credit Facility Termination Date of each Lender, (ii) the elimination of the SOFR Credit Spread Adjustment of ten (10) basis points and (iii) the inclusion of the New Lender and its Revolving Credit Commitment under the Credit Agreement;
WHEREAS, Section 9.2 of the Existing Credit Agreement permits the Borrower to make the Amendment No. 1 Amendments with the consent of the Lenders and each Exiting Lender;

WHEREAS, on the Amendment Effective Date (as defined below), the aggregate principal amount of the Revolving Credit Commitments of the Lenders shall be as set forth on Schedule 1 hereto;
WHEREAS, the Lenders party hereto (constituting all of the Lenders under the Existing Credit Agreement on the date hereof and the New Lender) have agreed to so amend the Existing Credit Agreement; and
WHEREAS, Mizuho Bank, Ltd., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, BofA Securities, Inc., BMO Bank N.A., Goldman Sachs Bank USA, ING Capital LLC, PNC Capital Markets LLC, Truist Securities Inc., U.S. Bank, National Association and Wells Fargo Securities LLC shall act as the joint lead arrangers shall act as bookrunner in respect of this Amendment (and their respective successors, collectively, the “Amendment No. 1 Lead Arrangers”);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
•.Amendments to the Loan Documents
Effective as of the Amendment Effective Date,
(•)the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto; and
(•)Schedule 1 to the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached as Schedule 1 hereto. Immediately after giving effect to this Amendment and any Revolving Credit Advances made on the Amendment Effective Date, (a) each Lender (including the New Lender but excluding, for the avoidance of doubt, each Exiting Lender) who holds Revolving Credit Loans in an aggregate amount less than its Revolving Credit Ratable Share of all Revolving Credit Loans shall advance new Revolving Credit Loans which shall be disbursed to the Administrative Agent and used to repay Revolving Credit Loans outstanding to each Lender who holds Revolving Credit Loans in an aggregate amount greater than its Revolving Credit Ratable Share of all Revolving Credit Loans (including, for the avoidance of doubt, the repayment of all Revolving Credit Loans owing to each Exiting Lender), (b) each Lender’s (including the New Lender’s) participation in each Facility Letter of Credit, if any, shall be automatically adjusted to equal its Revolving Credit Ratable Share, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including the New Lender) equals its Revolving Credit Ratable Share of the aggregate Revolving Credit Exposure of all Lenders (and any other such adjustments that the Administrative Agent shall specify that provide for the payment of all accrued and unpaid interest and fees owing to each Exiting Lender) and (d) each applicable Lender and each Exiting Lender hereby waives any break funding payments owing to it that are required under Section 3.4 of the Existing Credit Agreement as a result of the reallocation of the Revolving Credit Loans and adjustments described in this Section 1(b), including the payment in full of the Revolving Credit Loans of each Exiting Lender.
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•.Acknowledgements and Consents
Pursuant to Section 9.2 of the Existing Credit Agreement, the Administrative Agent, the Borrower, the Company and each Lender party hereto (constituting all of the Lenders under the Existing Credit Agreement on the date hereof and the New Lender) hereby consents to this Amendment, including, without limitation, the amendments set forth in Section 1 hereof.
•.Conditions Precedent to the Effectiveness of this Amendment
This Amendment shall become effective as of the date first written above, when, and only when, each of the following conditions precedent shall have been satisfied or waived by the Administrative Agent (the “Amendment Effective Date”):
(•)Executed Counterparts. The Administrative Agent shall have received duly executed counterparts to this Amendment from the Borrower, the Company, each other Loan Party, the Administrative Agent and each of the Lenders under the Existing Credit Agreement as of the date hereof (including each Exiting Lender) and the New Lender;
(•)Fees and Expenses Paid. The Borrower shall have paid (i) all expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto), in each case, to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date and (ii) all fees required to be paid on the Amendment Effective Date; and
(•)Regulatory Documentation. (i) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act and (ii) to the extent the Borrower or the Company constitute a legal entity customer under 31 C.F.R. § 1010.230, a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230, in each case, that has been requested prior to the Amendment Effective Date.
•.Representations and Warranties
On and as of the Amendment Effective Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:
(•)each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties party thereto enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or law);
(•)each of the representations and warranties of each Loan Party party thereto contained in Article VI of the Credit Agreement and any other Loan Document is true and
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correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of the Amendment Effective Date, as if made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties shall have been true and correct in all respects) on and as of such earlier date; provided, however, that references therein to the “Credit Agreement” or any other term which includes the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended hereby and after giving effect to the consents, waivers and amendments set forth herein;
(•)no Default or Unmatured Default has occurred, is continuing or existed immediately prior to or will exist immediately after giving effect to this Amendment;
(•)before and after giving effect to this Amendment, all financial covenants set forth in Section 7.28 of the Existing Credit Agreement and Section 7.28 of the Credit Agreement, as the case may be, will be satisfied on a pro forma basis for the most recent determination period; and
(•)neither the execution and delivery by the Loan Parties of this Amendment, nor compliance with the provisions hereof or of the Credit Agreement will violate (i) any Law binding on any of the Loan Parties or their respective Property or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject (including, without limitation, the Existing Credit Agreement as in effect immediately prior to giving effect to this Amendment), or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement other than any such violation, conflict, default or Lien which, in the case of each of clauses (i) and (iii) above (other than in the case of clause (iii) as it relates to the Existing Credit Agreement as in effect immediately prior to giving effect to this Amendment), would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of this Amendment, any borrowings heretofore made under the Existing Credit Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
(•)As of the Amendment Effective Date, after giving effect to the execution of this Amendment, the Company is Solvent. “Solvent” as used herein shall mean (a) the consolidated fair value of the assets of the Company and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent, unmatured or otherwise, (b) the consolidated present fair saleable value of the property of the Company and its subsidiaries is greater than the amount that is required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent, unmatured or otherwise, as such debts and other liabilities become absolute and matured, (c) the Company and its subsidiaries, on a consolidated basis, are able to pay their consolidated debt and liabilities, subordinated, contingent, unmatured or otherwise, as such debts and liabilities become absolute and matured, and (d) the Company and its subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged.
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•.Reference to the Effect on the Loan Documents
(•)As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Existing Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
(•)Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Existing Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(•)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, the Guarantors, any Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except in each case as expressly set forth herein. This Amendment shall not constitute a novation of the Existing Credit Agreement or any of the Loan Documents.
(•)This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement and any other Loan Document.
•.Reaffirmation
Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party (as modified hereby); (ii) with respect to the Guarantors, its guarantee of the Obligations under the Guaranty Agreement; and (iii) agrees that (A) each Loan Document to which it is a party shall continue to be in full force and effect (as modified hereby) and (B) all guarantees, covenants and agreements by such Loan Party under the Loan Documents shall continue to be in full force and effect (as modified hereby) and shall accrue to the benefit of the Lenders and the Administrative Agent and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment (except as expressly provided herein).
•.Execution in Counterparts
This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable
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law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
•.Governing Law
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
•.Section Titles
The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.
•.Notices
All communications and notices hereunder shall be given as provided in the Credit Agreement.
•.Severability
The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.
•.Successors
The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
•.Jurisdiction; Waiver of Jury Trial
The jurisdiction and waiver of right to trial by jury provisions in Sections 16.2 and 16.3 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
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•.New Lender
The New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if the New Lender were an original signatory thereto. The New Lender hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 7.1 of the Existing Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, and (c) from and after the Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have all of the rights and obligations of a Lender thereunder and have a Revolving Credit Commitment under and for purposes of the Credit Agreement in an amount equal to the amount set forth opposite its name on Schedule 1 hereto.
•.Exiting Lender Consent
By its execution of this Amendment and subject to its receipt of the funds necessary to pay-off all principal, interest, fees and other charges owed to it under the Loan Documents, each Exiting Lender hereby (a) consents to this Amendment in its capacity as a Lender under the Existing Credit Agreement and (b) acknowledges and agrees to Section 1(b) of this Amendment. Each of the parties hereto hereby agrees and confirms that after giving effect to this Amendment, each Exiting Lender’s Revolving Credit Commitment shall be $0.00, each Exiting Lender’s Revolving Credit Commitment to lend and all other obligations of each Exiting Lender under the Existing Credit Agreement shall be terminated (other than any obligations that expressly survive the termination or departure of a Lender under the Loan Documents in accordance with their terms), and each Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

FIRST HUNTINGDON FINANCE CORP. By: /s/ Gregg L. Ziegler Name: Gregg L. Ziegler Title: Executive Vice President and Chief Financial Officer

TOLL BROTHERS, INC., a Delaware corporation and each of the other Designated Guarantors listed below on Exhibit B
By: /s/ Gregg L. Ziegler
Gregg L. Ziegler, Executive Vice President and Chief Financial Officer of (i) each of the Guarantors which is a corporation or limited liability company and (ii) each corporate general partner of each of the Guarantors which is a general or limited partnership.

    Signature Pages to Amendment No. 1 to Credit Agreement

Each of the Designated Guarantors listed below on Exhibit C
By: /s/ Erica Mainardi
Erica Mainardi, Senior Vice President of (i) each of the Guarantors which is a corporation or limited liability company and (ii) each corporate general partner of each of the Guarantors which is a limited partnership.

    Signature Pages to Amendment No. 1 to Credit Agreement

MIZUHO BANK, LTD., as the Administrative Agent and a Lender By: /s/ Donna DeMagistris Name: Donna DeMagistris Title: Managing Director

    Signature Pages to Amendment No. 1 to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender By: /s/ Jonathan Dworkin Name: Jonathan Dworkin Title: Authorized Signatory

    Signature Pages to Amendment No. 1 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Jared Hogan Name: Jared Hogan Title: Officer

    Signature Pages to Amendment No. 1 to Credit Agreement

TRUIST BANK, as a Lender By: /s/ Ryan Almond Name: Ryan Almond Title: Director

    Signature Pages to Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Bret Summer Name: Bret Summer Title: Executive Director

    Signature Pages to Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender By: /s/ Thomas W. Nowak Name: Thomas W. Nowak Title: Senior Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender By: /s/ Cara Younger Name: Cara Younger Title: Managing Director By: /s/ Armen Semizian Name: Armen Semizian Title: Managing Director

    Signature Pages to Amendment No. 1 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ David Prowse Name: David Prowse Title: Senior Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

BMO BANK N.A., as a Lender By: /s/ Lisa Smith Boyer Name: Lisa Smith Boyer Title: Director

    Signature Pages to Amendment No. 1 to Credit Agreement

CITIZENS BANK N.A., as a Lender By: /s/ Paul Carlson Name: Paul Carlson Title: Senior Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

REGIONS BANK, as a Lender By: /s/ Laura McCreary Name: Laura McCreary Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Madison Seiter Name: Madison Seiter Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

VALLEY NATIONAL BANK, as a Lender By: /s/ Adam Fritzinger Name: Adam Fritzinger Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as an Exiting Lender By: /s/ Jared Valyo Name: Jared Valyo Title: Authorized Signatory

    Signature Pages to Amendment No. 1 to Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender By: /s/ Cody Mainc Name: Cody Mainc Title: Director

    Signature Pages to Amendment No. 1 to Credit Agreement

CIBC BANK USA, as a Lender By: /s/ Scott W. Morris Name: Scott W. Morris Title: Managing Director

    Signature Pages to Amendment No. 1 to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, successor by merger to Comerica Bank, as a Lender By: /s/ Ariel Zeidner Name: Ariel Zeidner Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

TD BANK, N.A., as a Lender By: /s/ George Skoufis Name: George Skoufis Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

FIRST-CITIZENS BANK & TRUST COMPANY, as an Exiting Lender By: /s/ Ted Dalton Name: Ted Dalton Title: Managing Director

    Signature Pages to Amendment No. 1 to Credit Agreement

FLAGSTAR BANK, N.A., as a Lender By: /s/ Kirk Dyer Name: Kirk Dyer Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

TEXAS CAPITAL BANK, as a Lender By: /s/ Barbara Gremmer Name: Barbara Gremmer Title: Vice President

    Signature Pages to Amendment No. 1 to Credit Agreement

ZIONS BANCORPORATION, N.A., as an Exiting Lender By: /s/ Kelsey Simcock Name: Kelsey Simcock Title: 1st VP

    Signature Pages to Amendment No. 1 to Credit Agreement

ING CAPITAL LLC, as the New Lender By: /s/ Jeremiah Lynch Name: Jeremiah Lynch Title: Director By: /s/ Jeffrey Schwartz Name: Jeffrey Schwartz Title: Director

    Signature Pages to Amendment No. 1 to Credit Agreement

Schedule 1
Extending Lenders and Revolving Credit Commitments

Extending Lender	Revolving Credit Commitment
Mizuho Bank, Ltd.	$175,000,000.00
Goldman Sachs Bank USA	$175,000,000.00
PNC Bank, National Association	$175,000,000.00
Truist Bank	$175,000,000.00
Wells Fargo Bank, National Association	$175,000,000.00
Bank of America, N.A.	$175,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$175,000,000.00
U.S. Bank National Association	$175,000,000.00
BMO Bank N.A.	$175,000,000.00
ING Capital LLC	$175,000,000.00
Citizens Bank, N.A.	$125,000,000.00
Regions Bank	$100,000,000.00
Fifth Third Bank, National Association	$75,000,000.00
Valley National Bank	$75,000,000.00
Flagstar Bank, N.A.	$60,000,000.00
CIBC Bank USA	$50,000,000.00
Fifth Third Bank, National Association, as successor by merger to Comerica Bank	$50,000,000.00
TD Bank, N.A.	$50,000,000.00
Texas Capital Bank	$30,000,000.00
The Bank of New York Mellon	$10,000,000.00
Total	$2,375,000,000

EXHIBIT A
CREDIT AGREEMENT
[attached]

    Signature Pages to Amendment No. 1 to Credit Agreement

EXHIBIT B
CORPORATIONS
Dominion III Corp.
ESE Consultants, Inc.
First Brandywine Investment Corp. IV
HQZ Acquisitions, Inc.
PRD Investors, Inc.
Shapell Homes, Inc.
Shapell Industries, Inc.
The Silverman Building Companies, Inc.
TB Proprietary Corp.
Toll Architecture I, P.A.
Toll Architecture, Inc.
Toll Bros. of Arizona, Inc.
Toll Bros. of North Carolina, Inc.
Toll Bros. of North Carolina II, Inc.
Toll Bros., Inc.
Toll Brothers AZ Construction Company
Toll Brothers Canada USA, Inc.
Toll Brothers Finance Corp.
Toll Brothers Real Estate, Inc.
Toll CA Holdings, Inc.
Toll Corp.
Toll Golden Corp.
Toll Holdings, Inc.
Toll Mid-Atlantic V Corp.
Toll Mid-Atlantic LP Company, Inc.
Toll MI VII Corp.
Toll NJX-I Corp.
Toll Northeast V Corp.
Toll Northeast LP Company, Inc.
Toll Northeast Services, Inc.
Toll NV GP Corp.
Toll Realty Holdings Corp. I
Toll Realty Holdings Corp. II
Toll Southeast Inc.
Toll Southeast LP Company, Inc.
Toll SW Holding I Corp.
Toll VA GP Corp.
Toll West Inc.
Toll WV GP Corp.
Upper K Investors, Inc.

PARTNERSHIPS

PARTNERSHIP	GENERAL PARTNER(S)
Ashford Land Company, L.P.	Liester, LLC
Audubon Ridge, L.P.	Toll Mid-Atlantic LP Company, Inc.
Belmont Land, L.P.	Toll VA GP Corp.
Binks Estates Limited Partnership	Toll Southeast LP Company, Inc.
The Bird Estate Limited Partnership	Toll Northeast LP Company, Inc.
Broad Run Associates, L.P.	Toll Mid-Atlantic LP Company, Inc.
Byers Commercial LP	Byers Commercial LLC
CC Estates Limited Partnership	Toll Northeast LP Company, Inc.
Coleman-Toll Limited Partnership	Toll NV GP Corp.
Dominion Country Club, L.P.	Toll VA GP Corp.
Fairfax Investment, L.P.	Toll VA GP Corp.
First Brandywine Partners, L.P.	Toll Mid-Atlantic LP Company, Inc.
Hockessin Chase, L.P.	Toll Mid-Atlantic LP Company, Inc.
Loudoun Valley Associates, L.P.	Toll VA GP Corp.
NC Country Club Estates Limited Partnership	Toll Southeast LP Company, Inc.
Porter Ranch Development Co.	Shapell Industries, Inc.
PRD Investors, Inc.
PRD Investors, LLC
Sorrento at Dublin Ranch I LP	Toll West Coast LLC
Sorrento at Dublin Ranch III LP	Toll West Coast LLC
South Riding, L.P.	Toll VA GP Corp.
Southport Landing Limited Partnership	Toll Northeast LP Company, Inc.
Stone Mill Estates, L.P.	Toll Mid-Atlantic LP Company, Inc.
Swedesford Chase, L.P.	Toll Mid-Atlantic LP Company, Inc.
TBI/Palm Beach Limited Partnership	Toll Southeast LP Company, Inc.
Toll at Brier Creek Limited Partnership	Toll Southeast LP Company, Inc.
Toll at Whippoorwill, L.P.	Toll Northeast LP Company, Inc.
Toll Brooklyn L.P.	Toll Northeast LP Company, Inc.
Toll Brothers AZ Limited Partnership	Toll Southwest LLC
Toll CA, L.P.	Toll West Coast LLC
Toll CA II, L.P.	Toll West Coast LLC
Toll CA III, L.P.	Toll West Coast LLC
Toll CA IV, L.P.	Toll West Coast LLC
Toll CA V, L.P.	Toll West Coast LLC
Toll CA VI, L.P.	Toll West Coast LLC
Toll CA VII, L.P.	Toll West Coast LLC
Toll CA VIII, L.P.	Toll West Coast LLC
Toll CA IX, L.P.	Toll West Coast LLC
Toll CA X, L.P.	Toll West Coast LLC

PARTNERSHIP	GENERAL PARTNER(S)
Toll CA XI, L.P.	Toll West Coast LLC
Toll CA XIX, L.P.	Toll West Coast LLC
Toll CA XX, L.P.	Toll West Coast LLC
Toll CO, L.P.	Toll Southwest LLC
Toll CO II, L.P.	Toll Southwest LLC
Toll CO III, L.P.	Toll Southwest LLC
Toll CT Limited Partnership	Toll Northeast LP Company, Inc.
Toll CT II Limited Partnership	Toll Northeast LP Company, Inc.
Toll CT III Limited Partnership	Toll Northeast LP Company, Inc.
Toll CT IV Limited Partnership	Toll Northeast LP Company, Inc.
Toll DE LP	Toll Mid-Atlantic LP Company, Inc.
Toll DE II LP	Toll Mid-Atlantic LP Company, Inc.
Toll Estero Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL II Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL III Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL IV Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL V Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL VI Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL VII Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL VIII Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL X Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL XII Limited Partnership	Toll Southeast LP Company, Inc.
Toll FL XIII Limited Partnership	Toll Southeast LP Company, Inc.
Toll GA LP	Toll Southeast LP Company, Inc.
Toll IL, L.P.	Toll Northeast V Corp.
Toll IL II, L.P.	Toll Northeast V Corp.
Toll IL III, L.P.	Toll Northeast V Corp.
Toll IL IV, L.P.	Toll Northeast V Corp.
Toll IL HWCC, L.P.	Toll Northeast V Corp.
Toll IL WSB, L.P.	Toll Northeast V Corp.
Toll Jacksonville Limited Partnership	Toll Southeast LP Company, Inc.
Toll Land V Limited Partnership	Toll Northeast LP Company, Inc.
Toll Land VI Limited Partnership	Toll Northeast LP Company, Inc.
Toll Land X Limited Partnership	Toll VA GP Corp.
Toll Land XV Limited Partnership	Toll VA GP Corp.
Toll Land XVIII Limited Partnership	Toll Northeast LP Company, Inc.
Toll Land XIX Limited Partnership	Toll West Coast LLC
Toll Land XX Limited Partnership	Toll West Coast LLC
Toll Land XXII Limited Partnership	Toll West Coast LLC
Toll Land XXIII Limited Partnership	Toll West Coast LLC

PARTNERSHIP	GENERAL PARTNER(S)
Toll MA Land Limited Partnership	Toll Northeast LP Company, Inc.
Toll MA Land III Limited Partnership	Toll Northeast LP Company, Inc.
Toll MD AF Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD III Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD IV Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD V Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD VI Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD VII Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD VIII Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD X Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MD XI Limited Partnership	Toll Mid-Atlantic LP Company, Inc.
Toll MI Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI II Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI III Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI IV Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI V Limited Partnership	Toll Northeast LP Company, Inc.
Toll MI VI Limited Partnership	Toll Northeast LP Company, Inc.
Toll MN, L.P.	Toll Northeast LP Company, Inc.
Toll MN II, L.P.	Toll Northeast LP Company, Inc.
Toll Naval Associates	Toll Bros. Inc.
Toll NC, L.P.	Toll Southeast LP Company, Inc.
Toll NC II LP	Toll Southeast LP Company, Inc.
Toll NC III LP	Toll Southeast LP Company, Inc.
Toll NV Limited Partnership	Toll NV GP I LLC
Toll NY LP	Toll Northeast LP Company, Inc.
Toll NY III L.P.	Toll Northeast LP Company, Inc.
Toll NY IV L.P.	Toll Northeast LP Company, Inc.
Toll NY V L.P.	Toll Northeast LP Company, Inc.
Toll Orlando Limited Partnership	Toll Southeast LP Company, Inc.
Toll PA, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA II, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA III, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA IV, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA VI, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA VIII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA IX, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA X, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XI, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XIII, L.P.	Toll Mid-Atlantic LP Company, Inc.

PARTNERSHIP	GENERAL PARTNER(S)
Toll PA XIV, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XV, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XVI, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XVII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XVIII, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA XIX, L.P.	Toll Mid-Atlantic LP Company, Inc.
Toll PA Development LP	Toll Mid-Atlantic LP Company, Inc.
Toll PA Management LP	Toll Mid-Atlantic LP Company, Inc.
Toll Realty Holdings LP	Toll Realty Holdings Corp. I
Toll RI, L.P.	Toll Northeast LP Company, Inc.
Toll RI II, L.P.	Toll Northeast LP Company, Inc.
Toll SC, L.P.	Toll Southeast LP Company, Inc.
Toll SC II, L.P.	Toll Southeast LP Company, Inc.
Toll SC III, L.P.	Toll Southeast LP Company, Inc.
Toll SC IV, L.P.	Toll Southeast LP Company, Inc.
Toll Stonebrae LP	Toll West Coast LLC
Toll VA, L.P.	Toll VA GP Corp.
Toll VA II, L.P.	Toll VA GP Corp.
Toll VA III, L.P.	Toll VA III, L.L.C.
Toll VA IV, L.P.	Toll VA GP Corp.
Toll VA V, L.P.	Toll VA GP Corp.
Toll VA VI, L.P.	Toll VA GP Corp.
Toll VA VII, L.P.	Toll VA GP Corp.
Toll VA VIII, L.P.	Toll VA GP Corp.
Toll WV LP	Toll WV GP Corp.
Toll YL II, L.P.	Toll West Coast LLC
Toll-Dublin, L.P.	Toll West Coast LLC

LIMITED LIABILITY COMPANIES
89 Park Avenue LLC
Arbor Hills Development LLC
Arbors Porter Ranch, LLC
Belmont Country Club I LLC
Belmont Country Club II LLC
Block 268 LLC
Brier Creek Country Club I LLC
Brier Creek Country Club II LLC
Byers Commercial LLC
Component Systems I LLC
Component Systems II LLC
Dominion Valley Country Club I LLC
Dominion Valley Country Club II LLC
Frenchman’s Reserve Realty LLC
Goshen Road Land Company LLC
Hatboro Road Associates LLC
Hoboken Land I LLC
Jacksonville TBI Realty LLC
Liseter Land Company LLC
Liseter, LLC
LL Parcel E, LLC
Long Meadows TBI, LLC
Mizner Realty L.L.C.
Naples TBI Realty LLC
Orlando TBI Realty LLC
Placentia Development Company, LLC
Plum Canyon Master LLC
PRD Investors, LLC
Rancho Costera LLC
Regency at Dominion Valley LLC
The Regency Golf Club I LLC
The Regency Golf Club II LLC
Shapell Hold Properties No. 1, LLC
Shapell Land Company, LLC SRLP II LLC
Tampa TBI Realty LLC
TB Kent Partners LLC
TB Realty Idaho LLC
TB Realty Utah LLC
Toll Aster CA LLC
Toll Austin TX LLC
Toll Austin TX II LLC
Toll Austin TX III LLC

LIMITED LIABILITY COMPANIES (CONT’D)
Toll BBC LLC
Toll BBC II LLC
Toll CA I LLC
Toll CA III LLC
Toll CA Note II LLC
Toll CO I LLC
Toll Corners LLC
Toll Dallas TX LLC
Toll-Dublin, LLC
Toll Equipment, L.L.C.
Toll FL I, LLC
Toll FL IV LLC
Toll FL V LLC
Toll Glastonbury LLC
Toll Henderson LLC
Toll Houston Land LLC
Toll Houston TX LLC
Toll ID I LLC
Toll IN LLC
Toll Jupiter LLC
Toll Land VII LLC
Toll Lexington LLC
Toll MA I LLC
Toll MA II LLC
Toll MA III LLC
Toll MA IV LLC
Toll MA Development LLC
Toll MA Holdings LLC
Toll MA Land II GP LLC
Toll MA Management LLC
Toll MD I, L.L.C.
Toll MD II LLC
Toll MD III LLC
Toll MD IV LLC
Toll Mid-Atlantic II LLC
Toll Midwest LLC
Toll NC I LLC
Toll NC IV LLC
Toll NC Note LLC
Toll NC Note II LLC
Toll Northeast II LLC
Toll Northeast VIII LLC
Toll North LV LLC

Toll North Reno LLC
LIMITED LIABILITY COMPANIES
Toll NV GP I LLC
Toll NV Holdings LLC
Toll NY II LLC
Toll PA Twin Lakes LLC
Toll Prasada LLC
Toll San Antonio TX LLC
Toll Southeast II LLC
Toll South LV LLC
Toll South Reno LLC
Toll Southwest LLC
Toll Southwest II LLC
Toll Sparks LLC
Toll SW Holding LLC
Toll TX Note LLC
Toll VA III L.L.C.
Toll Van Wyck, LLC
Toll Vanderbilt II LLC
Toll West Coast LLC
Toll West Coast II LLC
Upper K Investors, LLC
Upper-K Shapell, LLC
Vanderbilt Capital LLC

EXHIBIT C
PARTNERSHIPS

PARTNERSHIP	GENERAL PARTNER
Estates at Princeton Junction, L.P.	Toll NJ I, L.L.C.
Hoboken Land LP	Toll NJ I, L.L.C.
Laurel Creek, L.P.	Toll NJ I, L.L.C.
Toll at Westlake, L.P.	Toll NJ I, L.L.C.
Toll Grove LP	Toll NJ I, L.L.C.
Toll Hudson LP	Toll NJ I, L.L.C.
Toll Land IV Limited Partnership	Toll NJ I, L.L.C.
Toll Land XI Limited Partnership	Toll NJ I, L.L.C.
Toll Land XVI Limited Partnership	Toll NJ I, L.L.C.
Toll Land XXV Limited Partnership	Toll NJ I, L.L.C.
Toll NJ, L.P.	Toll NJ I, L.L.C.
Toll NJ II, L.P.	Toll NJ I, L.L.C.
Toll NJ III, L.P.	Toll NJ I, L.L.C.
Toll NJ IV, L.P.	Toll NJ I, L.L.C.
Toll NJ VI, L.P.	Toll NJ I, L.L.C.
Toll NJ VII, L.P.	Toll NJ I, L.L.C.
Toll NJ VIII, L.P.	Toll NJ I, L.L.C.
Toll NJ XI, L.P.	Toll NJ I, L.L.C.
Toll NJ XII LP	Toll NJ I, L.L.C.

LIMITED LIABILITY COMPANIES
126-142 Morgan Street Urban Renewal LLC 352 Marin LLC
700 Grove Street Urban Renewal LLC
1400 Hudson LLC
1451 Hudson LLC
1450 Washington LLC
1500 Garden St. LLC
Block 255 LLC
CWG Construction Company LLC
Enclave at Long Valley I LLC
Enclave at Long Valley II LLC
Hoboken Cove LLC
Morgan Street JV LLC
PT Maxwell Holdings, LLC
PT Maxwell, L.L.C.
Regency at Denville LLC
Regency at Washington I LLC

Regency at Washington II LLC
Toll EB LLC
LIMITED LIABILITY COMPANIES (CONT’D)
Toll Hamilton LLC
Toll Hoboken LLC
Toll Morgan Street LLC
Toll NJ I, L.L.C.
Toll NJ II, L.L.C.
Toll NJ III LLC
Toll NJ IV LLC

EXHIBIT A
CREDIT AGREEMENT
by and among
FIRST HUNTINGDON FINANCE CORP.,
TOLL BROTHERS, INC.,
and
THE LENDERS PARTY HERETO
and
MIZUHO BANK, LTD.,
as Administrative Agent
and
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
BANK OF AMERICA, N.A.,
BMO BANK N.A.,
GOLDMAN SACHS BANK USA,
ING CAPITAL LLC,
MIZUHO BANK, LTD.,
PNC BANK, NATIONAL ASSOCIATION,
TRUIST BANK,
U.S. BANK NATIONAL ASSOCIATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agents
and
CITIZENS BANK, N.A.,
and

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as Documentation Agents
_________________________
Dated as of February 14, 2023
As Amended by Amendment No. 1, dated as of February 5, 2026
_________________________
MIZUHO BANK, LTD.,
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
BOFA SECURITIES, INC.,
BMO BANK N.A.,
GOLDMAN SACHS BANK USA,
ING CAPITAL LLC,
PNC CAPITAL MARKETS LLC,
TRUIST SECURITIES INC.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO SECURITIES LLC
Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
1.1    Definitions    1
1.2    Other Definitional Provisions, etc.    36
1.3    Interest Rates    36
ARTICLE II
THE CREDITS
2.1     The Revolving Credit Facility    37
2.2    Revolving Credit Ratable Advances    38
2.3    [Reserved]    39
2.4    Undrawn Fee; Reductions in Aggregate Revolving Credit Commitment    40
2.5    Minimum Amount of Each Revolving Credit Advance; Maximum Number of Revolving Credit Advances    40
2.6    Optional Principal Payments    40
2.7    Funding    41
2.8    Changes in Interest Rate, Etc.    41
2.9    Rates Applicable After Default, Past Due Amounts    41
2.10    Method and Allocation of Payments    42
2.11    Noteless Agreement; Evidence of Indebtedness    42
2.12    [Reserved]    43
2.13    Interest Payment Dates: Interest and Fee Basis    43
2.14    Notification of Revolving Credit Advances, Interest Rates, Prepayments and Revolving Credit Commitment Reductions    43
2.15    Lending Installations    44
2.16    Non-Receipt of Funds by the Administrative Agent    44
2.17    Extension of Revolving Credit Facility Termination Dates    44
2.18    Facility Increase    45
2.19    Inability to Determine Rates    47
2.20    Replacement of a Lender    48
2.21    Termination of Revolving Credit Commitment of Revolving Credit Declining Lender or Non-Consenting Lender    49
2.22    Defaulting Lenders    50
2.23    Benchmark Replacement Setting    52
ARTICLE III
INCREASED COSTS; TAXES
3.1     Increased Costs    54
3.2    Capital Adequacy    55
3.3    [Reserved]    55
3.4    Funding Indemnification    55
3.5    Taxes    55
3.6    Lender Statements: Survival of Indemnity    59
ARTICLE IV
THE LETTER OF CREDIT FACILITY
4.1     Facility Letters of Credit    59
    i

4.2    Limitations    59
4.3    Conditions    60
4.4    Procedure for Issuance of Facility Letters of Credit    61
4.5    Duties of Issuing Bank    62
4.6    Participation    62
4.7    Compensation for Facility Letters of Credit    65
4.8    Issuing Bank Reporting Requirements    66
4.9    Indemnification; Nature of Issuing Bank’s Duties    66
4.10    Cash Collateralization    67
4.11    No Obligation    68
4.12    Alternative Letters of Credit    68
4.13    Governing Rules    68
ARTICLE V
CONDITIONS PRECEDENT
5.1     Closing Date Conditions    69
5.2    Each Revolving Credit Advance, Issuance, Amendment or Extension of a Facility Letter of Credit    71
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
6.1     Existence and Standing    71
6.2    Authorization and Validity    72
6.3    No Conflict; Consent    72
6.4    Financial Statements    72
6.5    Material Adverse Change    73
6.6    Taxes    73
6.7    Litigation and Contingent Obligations    73
6.8    Subsidiaries    73
6.9    Accuracy of Information    73
6.10    Regulation U    74
6.11    Material Agreements    74
6.12    Compliance with Laws    74
6.13    Ownership of Properties    74
6.14    ERISA    74
6.15    Investment Company Act    75
6.16    Intentionally Omitted    75
6.17    Employment Matters    75
6.18    Environmental Matters    76
6.19    Senior Debt Status    77
6.20    Designated Guarantors    77
6.21    Anti-Corruption Laws and Sanctions    77
6.22    EEA Financial Institution    78
ARTICLE VII
COVENANTS
7.1     Financial Reporting    78
7.2    Use of Proceeds    81

7.3    Notice of Default    81
7.4    Conduct of Business    81
7.5    Taxes    82
7.6    Insurance    82
7.7    Compliance with Laws    82
7.8    Maintenance of Properties    82
7.9    Inspection    82
7.10    Mergers; Consolidations; Dissolutions    82
7.11    Distributions of Securities    83
7.12    Disposition of Assets    83
7.13    Borrower a Wholly-Owned Subsidiary    83
7.14    Investments and Acquisitions    83
7.15    Liens    84
7.16    Additional Designated Guarantors    84
7.17    Subordinated Indebtedness    84
7.18    Intercompany Loans, Loans from Non-Loan Parties    84
7.19    Appraisals    85
7.20    Mortgage Subsidiaries    86
7.21    [Reserved]    86
7.22    [Reserved]    87
7.23    Plans and Benefit Arrangements    87
7.24    Employment Matters    87
7.25    Environmental Matters    88
7.26    Environmental Certificates    89
7.27    Senior Debt Status    89
7.28    Financial Covenants    90
7.29    Financial Contracts    91
ARTICLE VIII
DEFAULTS
ARTICLE IX
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
9.1     Acceleration    94
9.2    Amendments    94
9.3    Preservation of Rights    95
ARTICLE X
GENERAL PROVISIONS
10.1     Survival of Representations    96
10.2    Governmental Regulation    96
10.3    Headings    96
10.4    Entire Agreement    96
10.5    Several Obligations Benefits of This Agreement    96
10.6    Expenses; Indemnification    96
10.7    Numbers of Documents    97
10.8    Accounting    97
10.9    Severability of Provisions    98

10.10    Nonliability of Lenders    98
10.11    Confidentiality    99
10.12    Nonreliance    100
10.13    Conversion and Non-Designation of Designated Guarantors    100
10.14    USA PATRIOT ACT    102
10.15    Acknowledgement and Consent to Bail-in of Affected Financial Institutions    102
10.16    Acknowledgement Regarding any Supported QFCs    103
ARTICLE XI
THE ADMINISTRATIVE AGENT
11.1     Appointment and Authority    104
11.2    Administrative Agent Individually    104
11.3    Exculpatory Provisions    105
11.4    Reliance by Administrative Agent    106
11.5    Delegation of Duties    107
11.6    Resignation of Successor Administrative Agent    107
11.7    Non-Reliance on Administrative Agent and Other Lenders    108
11.8    No Other Duties, Etc.    109
11.9    Appointment of Supplemental Administrative Agents    109
11.10    Administrative Agent’s Reimbursement and Indemnification    109
11.11    Notice of Default    110
11.12    Administrative Agent’s Fee    110
11.13    Delegation to Affiliates    110
11.14    Agent’s Responsibilities and Duties    110
11.15    Withholding Taxes    110
11.16    Certain ERISA Matters    111
11.17    Erroneous Payments    112
ARTICLE XII
SETOFF; RATABLE PAYMENTS
12.1     Setoff    115
12.2    Ratable Payments    116
ARTICLE XIII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
13.1     Successors and Assigns    116
13.2    Participations    117
13.3    Assignments    118
13.4    Dissemination of Information    119
13.5    Defaulting Lenders    120
ARTICLE XIV
NOTICES
14.1     Notices    120
14.2    Change of Address    122
ARTICLE XV
COUNTERPARTS
15.1     Counterparts; Effectiveness    122

15.2    Electronic Execution of Loan Documents or any Assignments    122
ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
16.1     CHOICE OF LAW    122
16.2    CONSENT TO JURISDICTION    123
16.3    WAIVER OF JURY TRIAL    123

    v

EXHIBITS AND SCHEDULES
Pricing Schedule
Exhibit A    Form of Revolving Credit Note
Exhibit B    Form of Commitment and Acceptance
Exhibit C    [Reserved]
Exhibit D    [Reserved]
Exhibit E    Form of Guaranty
Exhibit F    Form of Compliance Certificate
Exhibit G    Form of Environmental Certificate
Exhibit H    Form of Assignment and Assumption
Exhibit I-1    Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2    Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3    Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4    Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Schedule 1    Lenders and Commitments
Schedule 2    Existing Letters of Credit
Schedule 3    Permitted Liens
Schedule 4    Existing Subordinated Indebtedness
Schedule 5    Intentionally Omitted
Schedule 6    Litigation and Contingent Obligations
Schedule 7    Subsidiaries
Schedule 8    Other Liens
Schedule 9    ERISA Matters
Schedule 10    Environmental Matters

CREDIT AGREEMENT
This Credit Agreement, dated as of February 14, 2023, is among First Huntingdon Finance Corp. (the “Borrower”), Toll Brothers, Inc. (the “Company”), the Lenders party hereto and Mizuho Bank, Ltd., as Administrative Agent (the “Administrative Agent”).
AGREEMENT
NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree, as follows:
•
DEFINITIONS
•Definitions. As used in this Agreement:
“ABR Advance” means a Revolving Credit Advance that bears interest at the Alternate Base Rate.
“ABR Loan” means a Loan that bears interest at the Alternate Base Rate.
“Additional Borrowing Base Selected Assets” is defined in Section 7.19.2.
“Additional Lender” means a Qualified Bank (approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) or an existing Lender that elects, upon request by the Borrower, to issue a Revolving Credit Commitment, or to increase its existing Revolving Credit Commitment, pursuant to Section 2.18.
“Administrative Agent” means Mizuho Bank, Ltd., in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 2.20.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agents” means any Lender under this Agreement designated, and in its capacity, as a co-agent, documentation agent, managing agent or syndication agent (but not the Administrative Agent).

“Aggregate Available Revolving Credit” means at any time the amount by which (a) the Aggregate Revolving Credit Commitment exceeds (b) the sum of (i) the principal amount of all outstanding Revolving Credit Advances, plus (ii) the Facility Letter of Credit Obligations.
“Aggregate Revolving Credit Commitment” means the aggregate of the Revolving Credit Commitments of all the Revolving Credit Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the First Amendment Effective Date, the Aggregate Revolving Credit Commitment is $2,375,000,000.
“Aggregate Revolving Credit Facility Limit” means $3,000,000,000.
“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.
“Agreement of Sale” means a fully-executed written agreement (substantially in a form approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) between a Loan Party and a purchaser that is not an Affiliate of the Company or any other member of Toll Group, providing for the sale of a residential unit to such purchaser, which agreement (i) shall include no contingency for the purchaser selling another residence or any such contingency shall have expired or otherwise been terminated, (ii) be accompanied by a non-refundable (except on terms set forth in such agreement or as may be prevented by applicable Law) deposit at least equal to the lesser of (x) ten percent (10%) of the purchase price of the unit sold (at least one-half of which deposit shall have been paid in cash), (y) the difference between the purchase price set forth in such agreement and the amount of the mortgage contingency set forth in such agreement (at least one-half of which deposit shall have been paid in cash) and (z) the maximum amount of deposit which applicable Law permits the seller of such unit to retain as liquidated damages if the closing of the sale of such unit does not occur, and (iii) shall provide that the purchase price shall be paid in cash or by title company check or by attorney check or by certified or bank check at or before the closing of the sale (such cash or check may be obtained by the purchaser from a loan provided by the seller or an Affiliate of the seller). For the purpose of clause (z) above, applicable Law shall be deemed to prohibit the seller from retaining a deposit if it creates a presumption that the amount of such deposit is unreasonable and as such may not be retained by the seller.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% per annum and (iii) the Term SOFR applicable for an interest period of one month, plus 1.00%; provided that if the Alternate Base Rate is less than the Floor, such rate shall be deemed to be the Floor.
“Alternative Letter of Credit” means any Facility Letter of Credit that is cash collateralized in accordance with Section 4.12.
“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of February 5, 2026, among the Borrower, the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Lead Arrangers” means the Amendment No. 1 Lead Arrangers as defined in Amendment No. 1.
“Anti-Corruption Laws” means, at any time, all laws, rules, and regulations of any governmental authority to whose jurisdiction a Loan Party is subject at such time concerning or relating to bribery or corruption.
“Applicable Base Rate Margin” means with respect to an ABR Advance under the Revolving Credit Facility, the percentage rate per annum applicable to such Revolving Credit Advance, as determined with respect to the Revolving Credit Facility pursuant to the Pricing Schedule.
“Applicable Fee Rate” means, at any time the percentage rate per annum at which Undrawn Fees are accruing at such time as determined pursuant to the Pricing Schedule.
“Applicable Letter of Credit Rate” means, at any time, the percentage rate per annum at which Facility Letter of Credit Fees are accruing on outstanding Facility Letters of Credit, which percentage rate shall be a rate per annum equal to (i) with respect to Standard Letters of Credit, the Applicable Ratable Advance Margin under the Revolving Credit Facility at such time as determined pursuant to the Pricing Schedule and (ii) with respect to Alternative Letters of Credit, 0.25% per annum.
“Applicable Margins” means with respect to the Revolving Credit Facility, the Applicable Ratable Advance Margin for the Revolving Credit Facility, the Applicable Base Rate Margin for the Revolving Credit Facility and the Applicable Fee Rate, as applicable.
“Applicable Ratable Advance Margin” means, with respect to a Term SOFR Ratable Advance or a Daily Simple SOFR Advance under the Revolving Credit Facility, the percentage rate per annum applicable to such Revolving Credit Advance, as determined with respect to the Revolving Credit Facility pursuant to the Pricing Schedule.
“Application” means, with respect to a Facility Letter of Credit, such form of application therefor and other documents related thereto (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and the Administrative Agent) to the interests of the Revolving Credit Lenders; provided, however, in the event of any conflict between the terms of any Application and this Agreement, the terms of this Agreement shall control.
“Arrangers” means Mizuho Bank, Ltd., Citibank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities LLC and their respective successors and as of the Amendment No. 1 Effective Date, the Amendment No. 1 Lead Arrangers.

“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment and Assumption” is defined in Section 13.3.1.
“Assumed Purchase Money Loans” means at any time (a) the outstanding principal amount of all loans secured by assets (i) purchased by the Designated Guarantors and assumed or entered into by the applicable Designated Guarantor on or within 180 days after the date of purchase or (ii) owned by a Person whose capital stock or assets are purchased by a Designated Guarantor and such assets were purchased by such Person and assumed or entered into by such Person on or within 180 days after the date of purchase of such assets by such Person, provided that (x) the principal amount of any such loan does not exceed the purchase price of the applicable asset and (y) such loan may only be secured by a security interest or other lien on such asset and improvements and construction thereon and other assets related to such purchased assets which are customarily subject to liens and security interests in connection with transactions of this nature in the normal course of the Designated Guarantors’ business and (b) any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended, or refinanced (i) the aggregate amount thereof shall not exceed the purchase price of the applicable asset and (ii) such loans and refinancings shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Designated Guarantor and improvements and construction thereon and other assets related to such purchased assets which are customarily subject to liens and security interests in connection with transactions of this nature in the normal course of the Loan Parties’ homebuilding business.
“Authorized Officers” means those Persons designated by written notice to the Administrative Agent from the applicable Loan Party, authorized to execute notices, reports and other documents required hereunder. The Loan Parties may amend such list of Persons from time to time by giving written notice of such amendment to the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member

Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, with respect to any (i) Daily Simple SOFR Ratable Loan, the Daily Simple SOFR or (ii) Term SOFR Ratable Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) solely in the case of a replacement of the Term SOFR Reference Rate, the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Arrangement” means at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means The Board of Governors of the Federal Reserve System of the United States of America (or any successor).
“Borrower” means First Huntingdon Finance Corp., a Delaware corporation, and its successors and assigns.
“Borrowing Base” means at any time the sum (without duplication) of (i) 100% of unrestricted cash, Cash Equivalents or Marketable Securities of the Loan Parties (excluding cash, Cash Equivalents and Marketable Securities that cash collateralize Alternative Letters of Credit and other outstanding letters of credit or similar arrangements) in excess of $10,000,000; (ii) 90% of Category 1 Borrowing Base Assets (except as otherwise hereinafter provided); (iii) 80%

of Category 2 Borrowing Base Assets (except as otherwise hereinafter provided); (iv) 65% of Category 3 Borrowing Base Assets; and (v) 50% of Category 4 Borrowing Base Assets. Notwithstanding the foregoing, the Borrower may elect to combine the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets into one category, in which event, in place of items (ii) and (iii) above, 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets shall be included in the Borrowing Base, provided that the Borrower shall represent and warrant in the applicable Borrowing Base Certificate that (A) 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets is less than (B) the sum (without duplication) of items (ii) and (iii) above. All Borrowing Base Assets must be assets owned by the Loan Parties subject only to Permitted Liens (other than clauses (vi), (xii)(A), (xxvi) and (xxvii) of such definition) and (except as otherwise provided in Section 7.19) shall be valued at book value, reduced (without duplication) by the Remediation Adjustment (if any) applicable to such Borrowing Base Assets. Notwithstanding anything to the contrary herein, assets owned by a Loan Party which secure Permitted Purchase Money Loans, Permitted Nonrecourse Indebtedness or Permitted Recourse Indebtedness (and thus constitute Excluded Assets) shall not be included in the Borrowing Base.
“Borrowing Base Assets” means the Category 1 Borrowing Base Assets, Category 2 Borrowing Base Assets, Category 3 Borrowing Base Assets and Category 4 Borrowing Base Assets.
“Borrowing Base Certificate” means a certificate, in a form satisfactory to the Administrative Agent, calculating the Borrowing Base as of the last day of a fiscal quarter, and delivered pursuant to Section 7.1(viii).
“Borrowing Base Selected Assets” is defined in Section 7.19.2.
“Borrowing Date” means a date on which a Revolving Credit Advance is made hereunder.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Captive Insurance Company” means a Subsidiary of the Company that is subject to regulation as an insurance company.

“cash collateralize” is defined in Section 4.10.
“Cash Equivalents” means (i) securities with maturities of 180 days or less issued or fully guaranteed or insured by the United States or any agency or instrumentality thereof, (ii) dollar denominated time and demand deposits and certificates of deposit with maturities of 180 days or less and overnight bank deposits of any commercial bank having capital, surplus and undivided profits aggregating at least $500,000,000, (iii) repurchase obligations of any bank satisfying the requirements of clause (ii) of this definition, (iv) commercial paper and variable or fixed rate notes of a domestic issuer rated at least A-2 or better by S&P or P-2 or better by Moody’s and in either case maturing within 180 days, (v) securities with maturities of 180 days or less issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state, commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least A by S&P or A by Moody’s, (vi) securities with maturities of 180 days or less backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, or (vii) shares of “money market funds” that comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, as amended.
“Category 1 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction subject to an Agreement of Sale; (2) completed residential units and buildings subject to an Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in items (1), (2) and (3).
“Category 2 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction not under Agreement of Sale; (2) completed residential units and buildings not under Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in items (1), (2) and (3).
“Category 3 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) site improvements on land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in item (1).
“Category 4 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) acquisition and development costs (excluding site improvement costs) of land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under GAAP) related to the assets described in item (1).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any one or more of the following events:
(a)    The acquisition by any Person, or two or more Persons acting in concert (in each case, other than the Company or any other Loan Party), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of a Loan Party; or
(b)    There shall be consummated any consolidation or merger to which the Company is a party except a merger or consolidation where the holders of voting stock of the Company prior to such merger or consolidation own more than 50% of the voting stock of the continuing or surviving corporation outstanding after such merger or consolidation (whether or not the Company is such continuing or surviving corporation).
“Closing Date” means February 14, 2023.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment and Acceptance” is defined in Section 2.18(b).
“Communications” is defined in Section 14.1(b).
“Company” means Toll Brothers, Inc., a Delaware corporation.
“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit F or such other form as the Borrower and the Administrative Agent may agree.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.
“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person guarantees or in effect guarantees any Indebtedness of any other Person in any manner, whether directly or indirectly.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion” is defined in Section 10.13.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 10.16.
“Customary Recourse Exceptions” means exclusions from the exculpation provisions for fraud, waste, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, bankruptcy and insolvency events, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate and other matters customarily covered by a “carve out” guaranty in respect of transactions of the nature contemplated by Permitted Nonrecourse Indebtedness.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published on the Federal Reserve Bank of New York’s website (or any successor source); provided that, if SOFR is not published prior to 11:00 a.m. New York time on such determination date, then SOFR for such determination date shall be SOFR as published on the first (1st) U.S. Government Securities Business Day immediately prior thereto; provided that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Notwithstanding anything herein to the contrary, if Daily Simple SOFR as so determined by this definition shall ever be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. Any change in Daily Simple SOFR shall be effective from and including the date of such change without any further notice.
“Daily Simple SOFR Advance” means a Revolving Credit Advance which bears interest at Daily Simple SOFR requested by the Borrower pursuant to Section 2.2.
“Daily Simple SOFR Ratable Loan” means a Loan which bears interest at Daily Simple SOFR requested by the Borrower pursuant to Section 2.2.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means an event described in Article VIII.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means at any time, as reasonably determined by the Administrative Agent, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender and/or its Parent Company has failed for two or more Business Days to comply with its obligations under this Agreement to make a loan and/or make a payment to an Issuing Bank in respect of a Facility Letter of Credit (each a “Lender Funding Obligation”) (unless, in the case of any Loan, such Lender notifies the Borrower and the Administrative Agent in writing that such failure to make a Loan is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), (ii) such Lender and/or its Parent Company has notified the Administrative Agent, or has stated publicly, that it will not comply with any such Lender Funding Obligation hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan under the Credit Agreement and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or has defaulted on its Lender Funding Obligations generally under other loan agreements or credit agreements or other similar agreements (unless the subject of a good faith dispute), (iii) such Lender and/or its Parent Company has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, an Issuing Bank or the Borrower, as the case may be, in response to a written request of the Administrative Agent, an Issuing Bank or the Borrower, as the case may be, that it will comply with its Lender Funding Obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent, such Issuing Bank or the Borrower, as the case may be), (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender and/or its Parent Company or (v) such Lender and/or its Parent Company becomes the subject of a Bail-In Action (provided that neither the reallocation of Lender Funding Obligations as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated Lender Funding Obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.
“Designated Guarantors” means any Subsidiary of the Company that at any time has executed and delivered a Guaranty Agreement (or a Supplemental Guaranty) and that has not been released from liability in accordance with the provisions of Section 10.13.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” is defined in Section 13.1.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Certificate” is defined in Section 7.26.
“Environmental Complaint” means any written complaint setting forth a cause of action for personal or property damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.
“Environmental Conditions” means any conditions of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, Release or threatened Release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.
“Environmental Laws” means any Laws relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or Releases of Regulated Substances into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Regulated Substances or the clean-up or other remediation thereof.
“Environmentally Approved Land” means land owned by a Loan Party as to which there has been delivered to such Loan Party and, to the extent required under Section 7.26, the Administrative Agent an Environmental Certificate that either (a) contains no exceptions on Exhibit A thereto except for Permitted Environmental Exceptions, or (b) if it contains any exceptions other than Permitted Environmental Exceptions, such exceptions shall have been (i) approved by the Administrative Agent, which approval has not been reversed by the Required Lenders under Section 7.26, which approval shall not be unreasonably withheld or delayed or (ii) approved by the Required Lenders if the Administrative Agent initially does not approve such exceptions, which approval shall not be unreasonably withheld or delayed.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“Erroneous Payment” has the meaning assigned to it in Section 11.17(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.17(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.17(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.17(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.17(e).

“Escrow Agreement” means an agreement or other similar arrangement with a municipality or any other Official Body, including without limitation any utility, water or sewer authority, or other similar entity, for the purpose of assuring such municipality or other Official Body that the Company or an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality or other Official Body, under the terms of which a bank (including a Lender hereunder) or other Person agrees to set aside or otherwise make available a specified amount of funds which will be paid to such municipality or other Official Body upon request by such municipality or other Official Body in accordance with the terms of such agreement in the event the Company or such Affiliate fails to perform such work.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Excess Investments” means at any time the amount (if any) by which Special Investments exceeds 50% of Consolidated Net Worth.
“Excluded Assets” means at any time any of the following assets of the Loan Parties: (1) assets subject to any Lien securing Indebtedness (including, for the avoidance of doubt, Permitted Purchase Money Loans, Permitted Nonrecourse Indebtedness and Permitted Recourse Indebtedness); (2) land, site improvements, development costs and units or buildings constructed or under construction on such land if the applicable Loan Party has not received Preliminary Approval with respect to such land or if such land is not Environmentally Approved Land; and (3) payments for options.
“Excluded Taxes” means, in the case of each Lender and any Agent, (i) Taxes imposed on or measured by its overall net income, branch profits or franchise Taxes (imposed in lieu of net income Taxes) to the extent any such Tax is imposed as a result of (a) such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) a present or former connection between such Lender or Agent (as the case may be) and the taxing jurisdiction (other than as a result of this Agreement or any transaction pursuant to this Agreement), (ii) in the case of a Lender, any U.S. federal withholding Taxes to the extent imposed pursuant to a law in effect on the date such Lender becomes a party to this Agreement (other than by assignment pursuant to a request by the Administrative Agent or the Borrower under Section 2.20) (or designates a new Lending Installation), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of the designation of a new Lending Installation (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 3.5, (iii) withholding Taxes attributable to a Lender’s failure to comply with Section 3.5(d), and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 31, 2019, among the Borrower, the Company, the lenders party thereto and Citibank, N.A., as Administrative Agent, as amended, amended and restated, supplemented or waived from time to time prior to the Closing Date.
“Existing Letters of Credit” means those Letters of Credit identified in Schedule 2 hereto heretofore issued, pursuant to the Existing Credit Agreement, by the Revolving Credit Lenders identified in Schedule 2 and outstanding as of the Closing Date.
“Existing Revolving Credit Loans” means all Revolving Credit Loans outstanding under the Existing Credit Agreement immediately prior to the Closing Date.
“Existing Revolving Credit Lender” is defined in Section 4.6(g).
“Extension Date” is defined in Section 2.17.
“Extension Effective Date” is defined in Section 2.17.
“Extension Period” is defined in Section 2.17.
“Extension Request” is defined in Section 2.17.
“Facility Increase” is defined in Section 2.18.
“Facility Letter of Credit” means (i) any Existing Letter of Credit and (ii) any Letter of Credit (which, in the case of a Performance Letter of Credit, may be an Escrow Agreement) hereafter issued by an Issuing Bank for the account of the Borrower or another Loan Party in accordance with Article IV. Each Facility Letter of Credit shall be either a Standard Letter of Credit or an Alternative Letter of Credit.
“Facility Letter of Credit Exposure” means, with respect to a Revolving Credit Lender, the Revolving Credit Ratable Share of such Revolving Credit Lender of all outstanding Facility Letter of Credit Obligations.
“Facility Letter of Credit Fee” means, for any period, a fee, payable with respect to each Facility Letter of Credit issued by an Issuing Bank outstanding in such period, in an amount per annum equal to the product of (i) the daily average Applicable Letter of Credit Rate during such period and (ii) the daily average undrawn face amount of such Facility Letter of Credit, computed on the basis of the actual number of days such Facility Letter of Credit is outstanding in such period. Notwithstanding the preceding sentence, if any Letter of Credit is an Alternative Letter of Credit for any portion of such period, the Applicable Letter of Credit Rate for such Alternative Letter of Credit shall apply for the portion of such period during which such Letter of Credit is an Alternative Letter of Credit.
“Facility Letter of Credit Notice” is defined in Section 4.4(b).

“Facility Letter of Credit Obligations” means at any time the sum of (i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, and (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by the Borrower or the Revolving Credit Lenders under Section 4.6.
“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (ii) any current or future regulations or other official interpretations thereof, (iii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above) and (iv) any intergovernmental agreement, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than the Floor, such rate shall be deemed to be the Floor.
“Fee Letters” means (i) that certain letter agreement, dated January 19, 2023, among the Borrower, the Company and Mizuho, as the same may be modified or amended from time to time, and (ii) that certain letter agreement, dated February 14, 2023, among the Borrower, the Company and the Arrangers (other than Mizuho), as the same may be modified or amended from time to time.
“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.
“Financial Letter of Credit” means any Letter of Credit issued on behalf of a Loan Party that is not a Performance Letter of Credit and that is issued to a Person to ensure payment by a Loan Party or other Affiliate of the Company of a financial obligation or satisfaction by a Loan Party or other Affiliate of any other obligation of a Loan Party or other Affiliate.
“First Amendment Effective Date” means the effective date of Amendment No. 1, which date is February 5, 2026.
“Fitch” means Fitch, Inc. or any successor thereto.
“Floating Rate” means the Alternate Base Rate or Daily Simple SOFR.

“Floating Rate Advance” means a Revolving Credit Advance that bears interest at a Floating Rate.
“Floor” means a rate of interest equal to 0.00%.
“GAAP” is defined in Section 10.8.
“Guarantors” means the Company and the Designated Guarantors.
“Guaranty Agreement” means the guaranty agreement of even date herewith, executed and delivered by the Company and the Designated Guarantors to the Administrative Agent for the benefit of the Lenders, as such guaranty agreement may be amended or modified (including, without limitation, by delivery of a Supplemental Guaranty) and in effect from time to time.
“ICC” is defined in Section 4.13.
“Increase Date” is defined in Section 2.18(c).
“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services which would appear as a liability on the consolidated balance sheet of such Person (other than accounts payable arising in the ordinary course of such Person’s business and any obligation to pay a contingent purchase price as long as such obligation remains contingent or is paid within 10 days after it becomes due and payable), (iii) Indebtedness of other Persons, whether or not assumed, secured by Liens on any property or asset of such Person (but only to the extent of the value of such Property or asset if such obligations have not been assumed by such Person), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) the amount of Facility Letter of Credit Obligations in respect of Financial Letters of Credit, (ix) unpaid reimbursement obligations (i.e., drawn but not reimbursed) under Performance Letters of Credit, and (x) any other obligation for borrowed money which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person. In no event shall Indebtedness include (a) Indebtedness owed by one Loan Party to another Loan Party or to a Captive Insurance Company that is wholly-owned, directly or indirectly, by the Company or (b) any obligation of a Loan Party to reimburse the issuer of a performance bond issued in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Intercompany Agreement” is defined in Section 7.18.
“Intercompany Loans” means the loans from the Borrower to the applicable Loan Party using the proceeds of Loans hereunder.

“Intercompany Notes” is defined in Section 7.18.
“Interest Period” means, with respect to a Term SOFR Ratable Advance, a period of one, three or six months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“Investment Grade Rating” means a rating of (i) BBB- or higher by S&P, (ii) Baa3 or higher by Moody’s or (iii) BBB- or higher by Fitch.
“Investments in Mortgage Subsidiaries” means, without duplication, at any time the sum of the following: (i) all Investments by any Loan Party directly or indirectly in the capital stock of or other payments (except in connection with transactions for fair value in the ordinary course of business) to any of the Mortgage Subsidiaries, (ii) all loans by any Loan Party directly or indirectly to any of the Mortgage Subsidiaries, (iii) all Contingent Obligations of any Loan Party directly or indirectly in respect of the obligations of any of the Mortgage Subsidiaries, and (iv) all other obligations, contingent or otherwise, of the Loan Parties to or for the benefit of any of the Mortgage Subsidiaries; provided that, Investments in Mortgage Subsidiaries shall not include any amounts that a Mortgage Subsidiary owes to a Loan Party to reimburse such Loan Party for any taxes paid or payable by such Loan Party on account of such Mortgage Subsidiary.
“IRS” means the U.S. Internal Revenue Service.
“Issuance Date” means the date on which a Facility Letter of Credit is issued, amended or extended (as applicable).
“Issuing Bank” means each Revolving Credit Lender that has issued an Existing Letter of Credit or may from time to time issue a Facility Letter of Credit in accordance with the provisions of Article IV; provided that, for the avoidance of doubt, each Revolving Credit Lender shall be an Issuing Bank.

“Issuing Bank’s L/C Limit” means, with respect to a Revolving Credit Lender at any time, an amount equal to fifty percent (50%) of its Revolving Credit Commitment at such time, or such higher or lower amount as shall be agreed by such Revolving Credit Lender at the request of the Borrower. Such Revolving Credit Lender or the Borrower shall notify the Administrative Agent of any such change in the Revolving Credit Lender’s Issuing Bank’s L/C Limit.
“Labor Contracts” means all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts to which any Loan Party is a party.
“Law” means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses and other governmental restrictions, in each case of any Official Body.
“Lender” means a Revolving Credit Lender.
“Lender Funding Obligation” shall have the meaning ascribed to such term in the definition of “Defaulting Lender.”
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding or a takeover by a regulatory authority, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in any Lender or its Parent Company by a governmental authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.15.
“Letter of Credit” of a Person means a letter of credit or similar instrument (such as an Escrow Agreement) which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means at any time the ratio of (a) Total Indebtedness (including Permitted Recourse Indebtedness, Permitted Nonrecourse Indebtedness and Permitted Purchase Money Loans but excluding Alternative Letters of Credit and outstanding Letters of Credit or similar arrangements included in Total Indebtedness and not issued under this Agreement to the extent collateralized by cash, Marketable Securities or Cash Equivalents), less the sum of (i) up to $1,000,000,000 of Permitted Nonrecourse Indebtedness and (ii) unrestricted cash, Cash Equivalents and Marketable Securities (excluding cash, Cash Equivalents and Marketable Securities that cash collateralize Alternative Letters of Credit and other outstanding letters of credit or similar arrangements) in excess of $10,000,000 in the aggregate held by the Toll Group; provided that, no more than $500,000,000 of unrestricted cash, Cash Equivalents and Marketable Securities (excluding cash, Cash Equivalents and Marketable Securities that cash collateralize Alternative Letters of Credit and other outstanding letters of credit or similar arrangements) held by entities that are not Loan Parties may be netted from Total Indebtedness pursuant to this clause (a), to (b) the sum of (i) Tangible Net Worth and (ii) fifty percent (50%) of Subordinated Indebtedness that has a maturity that is more than 90 days after the Revolving Credit Facility Termination Date (provided that the amount in this clause (b)(ii) shall not exceed 66-2/3% of Consolidated Net Worth).
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means, with respect to a Lender, a Revolving Credit Loan made by such Lender (or any conversion or continuation thereof).
“Loan Documents” means this Agreement (including as amended by Amendment No. 1), the Guaranty Agreements and any Notes issued pursuant to Section 2.11.
“Loan Parties” means the Company, the Borrower and (subject to the provisions of Section 10.13) the Designated Guarantors.
“Losses” is defined in Section 10.6(b).
“Marketable Securities” means (i) securities with maturities of two years or less issued or fully guaranteed or insured by the United States or any agency or instrumentality thereof, (ii) dollar denominated time and demand deposits and certificates of deposit with maturities of two years or less and overnight bank deposits of any commercial bank having either capital, surplus and undivided profits aggregating at least $500,000,000, total Tier 1 capital as most recently reported by Bloomberg L.P. of at least $500,000,000 or long-term debt or deposit ratings of at least A- by S&P or A3 by Moody’s, (iii) repurchase obligations of any bank satisfying the requirements of clause (ii) of this definition, (iv) commercial paper and variable or fixed rate notes of a domestic issuer rated at least A-2 or better by S&P or P2 or better by Moody’s and in either case maturing within two years, (v) securities with maturities of two years or less issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, and such securities of such state, commonwealth, territory, political subdivision or taxing authority, as the case may be, are rated at least A- by S&P or A3 by Moody’s, (vi) securities with maturities of two years or less issued or fully guaranteed by any member country of the OECD that are rated at least A- by S&P or A3 by Moody’s, (vii) securities with maturities of two years or less backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, (viii) shares of “money market funds” that comply with the criteria set forth in Rule 2a-7 of the Investment Company Act of 1940, as amended, or (ix) bonds that mature within two years and that have an Investment Grade Rating.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties taken as a whole to perform their material obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents against any Loan Party or the rights or remedies of the Administrative Agent or the Lenders thereunder.
“Material Indebtedness” is defined in Section 8.4.
“Maximum Deductible Amount” is defined in Section 7.28.3.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage Banking Business” means the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans and other activities customarily associated with mortgage banking and related businesses.
“Mortgage Subsidiary” means any corporation, limited partnership, limited liability company or business trust that is (a) organized on or after the Closing Date as a Mortgage Subsidiary or designated by the Company as a Mortgage Subsidiary on or after the Closing Date, (b) a Subsidiary of the Company and (c) engaged in the Mortgage Banking Business.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
“New Revolving Credit Lender” means an Additional Lender or other Qualified Bank that, immediately prior to its purchase of the Revolving Credit Commitment of a Revolving Credit Lender pursuant to Section 2.20 or its issuance of a Revolving Credit Commitment pursuant to Section 2.18, was not a Revolving Credit Lender hereunder.

“Non-Cash Collateralized Letters of Credit” is defined in Section 4.10.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.2 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means at any time, a Lender that is not a Defaulting Lender.
“Non-Designation” is defined in Section 10.13(a).
“Non-Loan Parties” means members of the Toll Group or any Affiliate thereof, excluding the Company, the Borrower and the Designated Guarantors.
“Non-U.S. Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Notes” means the Revolving Credit Notes; and “Note” means any one of the Revolving Credit Notes.
“Notice” is defined in Section 14.1(c).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents, including without limitation, the Revolving Credit Obligations.
“OECD” means the Organisation for Economic Co-operation and Development.
“Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Other Taxes” is defined in Section 3.5(b).
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the economic or voting equity interests of such Lender.
“Participant” is defined in Section 13.2.1(a).
“Participant Register” is defined in Section 13.2.1(c).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).
“Payment Recipient” has the meaning assigned to it in Section 11.17(a).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Performance Letter of Credit” means (a) any Letter of Credit issued on behalf of a Loan Party in favor of a municipality or any other Official Body, including without limitation, any utility, water or sewer authority, or other similar entity for the purpose of assuring such municipality, other Official Body, utility, water or sewer authority or similar entity that the Company or an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality, other Official Body, utility, water or sewer authority or similar entity or (b) an Escrow Agreement.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Environmental Exception” means an exception set forth on an Environmental Certificate that a qualified independent environmental consultant certifies can, in the judgment of such consultant, be cured by corrective action that would reasonably be expected to cost less than $10,000,000 to complete and that the Borrower certifies to the Lenders that it or another Loan Party shall timely cure in accordance with applicable Environmental Laws. If the consultant cannot or does not determine and certify as to the cost of such corrective action, the exception shall not be a Permitted Environmental Exception.
“Permitted Investments” means Investments that are (i) cash or Cash Equivalents, Marketable Securities and similar Investments; (ii) accounts receivable and trade credit created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments in a Guarantor or in a Person that will become a Guarantor in connection with such Investment; (iv) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course, including the financing to purchasers of homes and other residential properties from a Loan Party; (v) Investments in Mortgage Subsidiaries; (vi) Investments in joint ventures (whether in partnership, corporate, limited liability company or other form); (vii) Investments in real estate and/or mortgages and/or receivables secured by real estate including stock or partnership or membership interests in real estate related companies; (viii) loans to employees for the purpose of acquiring the Company’s stock; (ix) Financial Contracts permitted hereunder; (x) Investments (including Special Investments) outstanding on the First Amendment Effective Date; (xi) other Investments in the ordinary course of business; and (xii) other Investments not included in clauses (i)-(xi) of this definition which do not, in the aggregate, exceed 30% of Tangible Net Worth.

“Permitted Liens” means
1.Liens for Taxes, assessments, or similar charges which are not yet due and payable or due but not yet delinquent and pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, pensions or other social security programs;
2.Statutory Liens, other Liens imposed by law (even if pursuant to additional notices or filings authorized by statute) and Liens of mechanics, materialmen, repairmen, workmen, warehousemen, carriers, landlords and contractors, provided that the Liens permitted by this subsection (ii) have not been filed or, if such Liens have been filed, either (A) a stay of enforcement thereof has been obtained within 60 days, (B) such Liens have been satisfied of record within 60 days after the date of filing thereof or (C) such Liens are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor in accordance with GAAP;
3.Liens granted or deposits made (A) by the Loan Parties in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of a like nature, or in conjunction with providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Loan Parties; (B) by the Loan Parties in connection with or to secure statutory obligations and surety, appeal, indemnity, return of money, performance, construction, completion, payment or other similar bonds and letters of credit or other similar instruments, or (C) by third parties in favor of the Loan Parties pursuant to Agreements of Sale;
4.Encumbrances consisting of zoning restrictions, development agreements, declarations, easements, rights of way, matters of plat, defects or irregularities in title, assessment district or similar Liens in connection with municipal financing or community development bonds or other restrictions, charges or encumbrances on the use of real property, none of which materially impairs the intended use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
5.Liens, security interests and mortgages, if any, in favor of the Administrative Agent for the benefit of (a) one or more Issuing Banks, as contemplated by this Agreement and (b) the Lenders and Liens on cash, Cash Equivalents, Marketable Securities, deposit accounts, warehouse receipts and related goods and documents granted to the Administrative Agent or a Lender as security for the obligations of the Loan Parties under Facility Letters of Credit;
6.Liens on cash, Cash Equivalents or Marketable Securities in favor of any Lender or other bank or financial institution (including as agent) as security for the obligations of any Loan Party under Letters of Credit or other similar arrangements issued other than under the Credit Agreement; provided that the sum of (i) availability under the Revolving Credit Facility and (ii) unrestricted cash, Cash Equivalents and Marketable Securities of the Loan Parties shall not be less than $50.0 million immediately after giving effect to the granting of such Lien;

7.Liens over a credit balance on a bank or deposit account or other funds maintained with a creditor depository institution arising under the general business conditions of the bank or financial institution at which the account is held, including in any event under any credit card, purchasing card or similar program;
8.Liens arising by virtue of any statutory, contractual or common law provisions relating to banker’s liens, rights of setoff or similar rights as to deposit or other accounts;
9.Any Lien existing on the Closing Date and described on Schedule 3 hereto and any Lien securing a refinancing of the Indebtedness secured by a Lien described on Schedule 3, provided that the principal amount secured thereby is not hereafter increased (other than by the amount of any premium and unpaid interest and reasonable fees and expenses relating to such renewal, refinancing or replacement financing) and no additional assets (except for improvements constructed on such assets in the normal course of the Loan Parties’ business and other assets related to such assets which are customarily subject to liens and security interests in connection with transactions of this nature) become subject to such Lien unless such change would be permitted under other provisions hereof;
10.The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as the property subject to any such Liens is not yet subject to foreclosure or sale or as to which levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged, stayed or bonded within thirty (30) days of entry:
(1)    Claims or Liens for taxes, assessments or charges due and payable including those subject to interest or penalty, provided that the Loan Parties maintain such reserves and other appropriate provisions as shall be required by GAAP and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or
(3)    Liens arising pursuant to vexatious, frivolous or meritless claims, suits, actions or filings, or other similar bad faith actions, taken by a Person not an Affiliate of the Borrower, provided that a Loan Party is disputing such Lien in good faith and by appropriate proceedings.
11.Purchase money security interests (including Capitalized Leases) in equipment acquired or deemed to be acquired;
12.Liens securing (A) Permitted Purchase Money Loans and (B) Permitted Nonrecourse Indebtedness, in each case, as described in the definitions of such terms;
13.Liens securing additional Senior Indebtedness, provided such liens are either pari passu or subordinated to Liens in favor of the Administrative Agent for the benefit of the Lenders;

14.Liens on assets of Non-Loan Parties;
15.Liens on Investments in Non-Loan Parties;
16.Liens on Investments in Mortgage Subsidiaries;
17.Liens of a Loan Party which existed prior to such entity becoming a Loan Party (and were not incurred in anticipation of becoming a Loan Party);
18.Liens to which assets were subject prior to the acquisition of such assets by a Loan Party (and were not incurred in anticipation of the acquisition of such assets);
19.Judgment liens that would not constitute a Default under Section 8.8 and Liens securing return obligations in respect of earnest money deposits relating to contracts of sale in the ordinary course of business;
20.Liens securing (including for payments required to be made by Loan Parties with respect to) community development district bonds, municipal utility district bonds or similar bonds issued by any governmental authority to accomplish similar purposes and Liens incurred in connection with pollution control, industrial revenue, water, sewage or other public improvement bonds or similar bonds or tax increment financing, in each case incurred in the ordinary course of business of the Loan Parties;
21.Liens securing a Loan Party’s obligations (not constituting Indebtedness) to third parties, in connection with (A) joint development agreements with such third parties, to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting the Loan Parties’ property and property belonging to such third parties, in each case incurred in the ordinary course of business of the Loan Parties; (B) Profit and Participation Agreements, and (C) any option or right of first refusal to purchase real property or marketing deed of trust granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by such Loan Party or relates to the coordinated marketing and promotion by the master developer, in each case incurred in the ordinary course of business of the Loan Parties.
22.Leases or subleases granted to others not materially interfering with the ordinary business of the Loan Parties taken as whole;
23.Liens on unearned insurance premiums in connection with insurance premium financing in the ordinary course of business;
24.Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to any proposed acquisition by a Loan Party;
25.Liens securing Indebtedness incurred to renew, refinance or replace any Indebtedness secured by a Lien referred to in clauses (ix), (xi), (xvii) or (xviii); provided the amount of Indebtedness secured thereby is not increased (other than by the amount of any premium and unpaid interest and reasonable fees and expenses relating to such renewal, refinancing or replacement financing) and the Liens do not attach to any additional assets;
26.Liens securing Permitted Recourse Indebtedness described in the definition of such term; and

27.other Liens securing Indebtedness or obligations in an amount not in excess of $50,000,000 individually or $100,000,000 in the aggregate.
“Permitted Nonrecourse Indebtedness” means Indebtedness for money borrowed that is incurred by a Loan Party in a transaction for purposes of acquiring or improving or financing construction on real estate (or refinancings of such indebtedness) and that is secured solely by such real estate (including improvements thereon and other assets related to such real estate which are customarily subject to liens and security interests in connection with transactions of this nature), provided that (a) (x) the aggregate principal amount of such Permitted Nonrecourse Indebtedness does not exceed $500,000,000 per parcel of real estate subject to such acquisition, improvement, construction and/or refinancing, and (y) the aggregate principal amount of all such Permitted Nonrecourse Indebtedness outstanding at any time, together with the aggregate principal amount of all Permitted Recourse Indebtedness outstanding at such time, does not exceed an amount equal to 35% of Consolidated Net Worth and (b) the liability of the Loan Parties for such Permitted Nonrecourse Indebtedness is limited solely to the assets of the Loan Parties that secure such Permitted Nonrecourse Indebtedness (other than Customary Recourse Exceptions, performance guaranties, completion guaranties, carry guaranties, debt service and operating deficit guaranties and similar obligations or guaranties).
“Permitted Purchase Money Loans” means, collectively, Seller Purchase Money Loans and Assumed Purchase Money Loans.
“Permitted Recourse Indebtedness” means Indebtedness for money borrowed that is incurred by a Loan Party in a transaction for purposes of acquiring or improving or financing construction on real estate (or refinancings of such indebtedness) and that is secured solely by such real estate (including improvements thereon and other assets related to such real estate which are customarily subject to liens and security interests in connection with transactions of this nature), provided that (a) the aggregate principal amount of such Permitted Recourse Indebtedness does not exceed $500,000,000 per parcel of real estate subject to such acquisition, improvement, construction and/or refinancing and (b) the aggregate principal amount of all such Permitted Recourse Indebtedness outstanding at any time, together with the aggregate principal amount of all Permitted Nonrecourse Indebtedness outstanding at such time, does not exceed an amount equal to 35% of Consolidated Net Worth.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.
“Platform” is defined in Section 14.1(b).
“Preliminary Approval” means preliminary approval of a Loan Party’s land development plan, as and to the extent such approval is required to be obtained, from required state and local governmental authorities and agencies having jurisdiction over the subject land and development in accordance with provisions of the Pennsylvania Municipalities Planning Code or its equivalent in any other applicable jurisdiction in which such Loan Party is doing business such that in each instance there is vested in such Loan Party the right to commence development of such real estate for residential or other purposes in accordance with any such preliminary approval and substantially in accordance with the intentions of such Loan Party, subject only to obtaining such additional approvals as may be required which do not impose on such Loan Party any material burdens that are not usual and customary for a development of such type and with respect to which the applicable Loan Party reasonably expects final approval to be obtained.
“Pricing Schedule” means the Schedule attached hereto identified as such.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime” rate in effect at its principal office, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Profit and Participation Agreement” means an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.
“Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which neither a statutory exemption, an individual exemption nor a class exemption has been issued by the United States Department of Labor.
“Property” means any and all property, whether real, personal, tangible, intangible, or mixed, of a Loan Party, or other assets owned, leased or operated by a Loan Party.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchaser” is defined in Section 13.3.1.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 10.16.
“Qualified Bank” means (a) any Lender or any Affiliate of a Lender, (b) a bank that has, or is a wholly-owned subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB+ from S&P or Baa1 from Moody’s (or not less than BBB+ from S&P and Baa1 from Moody’s if both agencies issue ratings of its unsecured long-term debt) and (ii) if its unsecured short-term debt is rated, an unsecured short-term debt rating of not less than A2 from S&P or P2 from Moody’s (or not less than A2 from S&P and P2 from Moody’s if both agencies issue ratings of its unsecured short-term debt) or (c) in connection with the initial syndication of the Revolving Credit Facility or any Facility Increase, any other bank approved by the Borrower and the Administrative Agent, such approval not to be unreasonably withheld or delayed. For the avoidance of doubt, none of the Borrower, the Company or any of their respective Affiliates or Subsidiaries may be a Qualified Bank for purposes of this Agreement.
“Quarterly Payment Date” is defined in Section 4.7(a).
“Ratable Borrowing Notice” is defined in Section 2.2.3.
“Rate Option” means the Alternate Base Rate, Term SOFR or Daily Simple SOFR.
“Rate Option Notice” is defined in Section 2.2.4.
“Rating Agencies” means S&P, Moody’s and Fitch; each a “Rating Agency.”
“Register” is defined in Section 13.3.2.
“Regulated Substances” means any pollutant, contaminant, waste, chemical or substance, including without limitation, Solid Waste, asbestos, asbestos containing material, mold and radon gas, the generation, manufacture, processing, distribution, treatment, storage, Release or threat of Release, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Related Parties” means, with respect to any Person, such Person’s Affiliate and the partners, directors, officers, employees, agents, representatives and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injecting or leaching into the Environment, or into, from or through any structure or facility.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remediation Adjustment” means, with respect to any Environmentally Approved Land that is subject to a Permitted Environmental Exception, an amount equal to 150% of the estimated remaining costs to complete remediation necessary to cure such exception.
“Replacement Lender” means a Qualified Bank (approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) or an existing Lender that elects, upon request by the Borrower, to purchase the Revolving Credit Commitment of another Lender pursuant to Section 2.20.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.
“Required Lenders” means (i) subject to the provisions of Section 2.18(d), if there exists no Default or if a Default exists and is continuing but there are no Loans or Facility Letters of Credit outstanding, Non-Defaulting Lenders whose Revolving Credit Commitments (in the aggregate) equal or exceed a majority of the Revolving Credit Commitments (in the aggregate) of all of the Non-Defaulting Lenders, or (ii) if a Default exists and is continuing and there are Loans or Facility Letters of Credit outstanding, Non-Defaulting Lenders whose Total Revolving Credit Exposure (in the aggregate) equals or exceeds a majority of the Total Revolving Credit Exposure (in the aggregate) of all of the Non-Defaulting Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Credit Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Revolving Credit Lenders (as applicable) to the Borrower of the same Type and, in the case of Term SOFR Ratable Advances, for the same Interest Period.
“Revolving Credit Commitment” means, for each Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Ratable Loans and to participate in Facility Letters of Credit, not exceeding the amount set forth opposite its name in Schedule 1, as such amount may be (a) reduced or increased from time to time pursuant to any Assignment and Assumption that has become effective pursuant to Section 13.3.2 or (b) increased pursuant to any Commitment and Acceptance with respect to the Revolving Credit Facility that has become effective pursuant to Section 2.18, as such amount may be modified from time to time pursuant to the terms hereof.
“Revolving Credit Declining Lender” is defined in Section 2.17.
“Revolving Credit Declining Lender’s Termination Date” is defined in Section 2.17.

“Revolving Credit Exposure” means, with respect to a Revolving Credit Lender, the sum of (i) the outstanding principal amount of the Revolving Credit Ratable Loans made by such Revolving Credit Lender and (ii) the Facility Letter of Credit Exposure of such Revolving Credit Lender.
“Revolving Credit Facility” is defined in Section 2.1.1(a).
“Revolving Credit Facility Termination Date” means February 5, 2031 or any later date as may be specified as the Revolving Credit Facility Termination Date in accordance with Section 2.17 or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“Revolving Credit Lenders” means the lending institutions identified on Schedule 1 hereto as having a Revolving Credit Commitment and, from and after the effective date of their respective Commitments and Acceptances or Assignment and Assumption, any New Revolving Credit Lenders, and the respective successors and permitted assigns of any of the foregoing.
“Revolving Credit Loan” means a Loan made by a Revolving Credit Lender under the Revolving Credit Facility.
“Revolving Credit Note” means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to a Revolving Credit Lender (or its registered assigns) in the amount of its Revolving Credit Commitment, including any amendment, modification, renewal or replacement of such promissory note.
“Revolving Credit Obligations” means all unpaid principal of and accrued and unpaid interest on the Revolving Credit Loans, the Facility Letter of Credit Obligations and all accrued and unpaid fees and expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Revolving Credit Lenders or to any Revolving Credit Lender or to the Administrative Agent or any indemnified party, in each case arising under the Loan Documents in respect of the Revolving Credit Facility.
“Revolving Credit Ratable Advance” means a borrowing hereunder consisting of the aggregate amount of the several Revolving Credit Ratable Loans made by the Revolving Credit Lenders to the Borrower at the same time, and at the same Rate Option, and (in the case of a Term SOFR Ratable Loans) for the same Interest Period.
“Revolving Credit Ratable Loan” means a Revolving Credit Loan made by a Revolving Credit Lender pursuant to Section 2.2 hereof.
“Revolving Credit Ratable Share” means, with respect to any Revolving Credit Lender on any date, (i) the ratio of (a) the amount of its Revolving Credit Commitment to (b) the amount of the Aggregate Revolving Credit Commitment or (ii) if the Aggregate Revolving Credit Commitment has been terminated, the ratio of (a) its Total Revolving Credit Exposure to (b) the aggregate Total Revolving Credit Exposure of all Revolving Credit Lenders.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of the Closing Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimean, Zaporizhzhia and Kherson regions of the Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any publicly-available Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United States government, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“SEC” means the Securities and Exchange Commission.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Seller Purchase Money Loans” means at any time outstanding, either (a) purchase money loans made to a Loan Party by the seller of improved or unimproved real estate in a single or separate transactions for the exclusive purpose of acquiring, improving and/or construction on such real estate and secured by a mortgage or deed of trust Lien on such real estate or (b) any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended or refinanced (i) the aggregate principal amount thereof shall not exceed the purchase price of the real estate purchased, and (ii) such loans and refinancing shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Loan Party and improvements and construction thereon and other assets related to such real estate which are customarily subject to liens and security interests in connection with transactions of this nature in the normal course of the Loan Parties’ homebuilding business.
“Senior Executive” means the Chairman of the Board, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer or General Counsel of any Loan Party.

“Senior Indebtedness” means at any time, on a consolidated basis for the Loan Parties, Total Indebtedness, less Subordinated Indebtedness.
“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group and no other employer.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a (x) Daily Simple SOFR Ratable Loan or (y) Term SOFR Ratable Loan.
“Solid Waste” means any garbage, refuse or sludge from any waste treatment plant, water supply plant or air pollution control facility generated by activities on the Property, and any unpermitted Release into the environment or the work place of any material as a result of activities on the Property, including without limitation, scrap and used Regulated Substances.
“Special Investments” means, at any time (but without duplication) all Investments by Loan Parties in Non-Loan Parties (other than Mortgage Subsidiaries), including, after its Conversion, any Non-Loan Party that was a Designated Guarantor prior to its Conversion. The amount of such Investments shall include, without limitation, the book value of stocks, partnership interests, notes or other securities, and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital. For the sake of clarity, any Investment by a Loan Party in a Non-Loan Party that subsequently becomes a Designated Guarantor shall cease to be considered a Special Investment upon such designation, subject to the provisions in the first sentence of this definition relating to the conversion of a Designated Guarantor to a Non-Loan Party.
“Standard Letter of Credit” means any Facility Letter of Credit that is not an Alternative Letter of Credit.
“Subordinated Indebtedness” means, with respect to the Loan Parties, the existing subordinated Indebtedness described on Schedule 4 and any other unsecured Indebtedness subordinated under terms as favorable to the Lenders as the terms of the subordination governing the Indebtedness described on Schedule 4 or otherwise on market terms reasonably acceptable to the Administrative Agent; provided that the Administrative Agent shall have received an officer’s certificate to such effect by a responsible officer of the Company.
“Subordinated Loan Documents” means at any time the agreements and other documents then governing the Subordinated Indebtedness.

“Subsidiary” with respect to a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.
“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the period of four consecutive fiscal quarters ending with the fiscal quarter in which such determination is made.
“Supplemental Guaranty” means a “Supplemental Guaranty” in the form provided for and as defined in the Guaranty Agreement.
“Supported QFC” is defined in Section 10.16.
“Tangible Net Worth” means at any time Consolidated Net Worth less the sum of (a) intangible assets (as determined in accordance with GAAP), (b) Excess Investments and (c) Investments in Mortgage Subsidiaries. The amount of Investments in Mortgage Subsidiaries shall include, without limitation, the book value of stocks, partnership interests, notes or other securities and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholdings), assessments, fees or other charges imposed by any governmental authority, and any and all liabilities with respect to the foregoing, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Ratable Advance and Term SOFR Ratable Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business

Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Advance and ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.
Notwithstanding anything herein to the contrary, if Term SOFR as so determined by this definition shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Ratable Advance” means a Revolving Credit Advance which bears interest at Term SOFR requested by the Borrower pursuant to Section 2.2.
“Term SOFR Ratable Loan” means a Loan which bears interest at Term SOFR requested by the Borrower pursuant to Section 2.2.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Toll Group” means the Company, the Borrower and all other Subsidiaries of the Company.
“Total Indebtedness” means at any time all Indebtedness of the Loan Parties on a consolidated basis.
“Total Revolving Credit Exposure” means, at any time with respect to any Revolving Credit Lender, the sum of (a) its outstanding Revolving Credit Loans and (b) its Revolving Credit Ratable Share of the outstanding Facility Letter of Credit Obligations.
“Transferee” is defined in Section 13.4.
“Type” means, with respect to any Revolving Credit Ratable Advance under the Revolving Credit Facility, its nature as an ABR Advance, Term SOFR Ratable Advance or Daily Simple SOFR Advance.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” is defined in Section 10.16.
“U.S. Tax Compliance Certificate” is defined in Section 3.5(d)(2)(B)(iii).
“Undrawn Fee” is defined in Section 2.4(a).
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.
“Unmatured Default” means an event that but for the lapse of time or the giving of notice, or both, would constitute a Default.
“unreallocated portion” is defined in Section 2.22(a)(ii).
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the

Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
•Other Definitional Provisions, etc. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
•For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
•Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
•
THE CREDITS
•The Revolving Credit Facility.
•Revolving Credit Facility.
•The Revolving Credit Lenders grant to the Borrower a revolving credit facility (the “Revolving Credit Facility”) pursuant to which, and upon the terms and subject to the conditions herein set forth, each Revolving Credit Lender severally agrees to make Revolving Credit Ratable Loans to the Borrower in accordance with Section 2.2.
•The Revolving Credit Facility shall be subject to the following limitation: in no event shall the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Advances (including Revolving Credit Ratable Advances) plus (ii) the Facility Letter of Credit Obligations exceed the Aggregate Revolving Credit Commitment.
•Subject to the terms hereof, the Revolving Credit Facility is available from the Closing Date to the Revolving Credit Facility Termination Date and, upon the Revolving Credit Facility Termination Date, the Revolving Credit Commitments to lend hereunder shall expire. The Revolving Credit Commitment of a Revolving Credit Declining Lender shall expire on its Revolving Credit Declining Lender’s Termination Date unless prior thereto such Revolving Credit Declining Lender elects, with the approval of the Borrower and the Administrative Agent, to extend its Revolving Credit Commitment to the Revolving Credit Facility Termination Date, which election and approval shall be evidenced by a written instrument in a form reasonably acceptable to and executed by such Revolving Credit Declining Lender, the Borrower, the Company and the Administrative Agent. Upon the execution and delivery of such written instrument, such Revolving Credit Lender shall cease to be a Revolving Credit Declining Lender.
•Any outstanding Revolving Credit Advances and all other unpaid Revolving Credit Obligations shall be paid in full by the Borrower on the Revolving Credit Facility Termination Date (except to the extent that, pursuant to Article IV, Facility Letters of Credit are permitted to have an expiration date later than the Revolving Credit Facility Termination Date). All outstanding Revolving Credit Loans held by, and all other unpaid Revolving Credit Obligations payable to, a Revolving Credit Declining Lender shall be paid in full by the Borrower on its Revolving Credit Declining Lender’s Termination Date.
•[Reserved].
•Payment. At any time that there exists a breach of the covenant set forth in Section 7.28.2, the Borrower shall immediately pay to the Administrative Agent, as a payment of the Revolving Credit Advances, such amount (not to exceed the sum of the outstanding Revolving Credit Advances) necessary to cure such breach, which shall be applied against such Revolving Credit Advances as the Borrower may elect.
•Revolving Credit Ratable Advances.
•Revolving Credit Ratable Advances. Each Revolving Credit Ratable Advance hereunder shall consist of borrowings made from the several Lenders under the Revolving Credit Facility in their respective Revolving Credit Ratable Shares thereof.
•Ratable Advance Rate Options. The Revolving Credit Ratable Advances may be ABR Advances, Term SOFR Ratable Advances or Daily Simple SOFR Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3. No Revolving Credit Ratable Advance may mature after the Revolving Credit Facility Termination Date.
•Method of Selecting Rate Options and Interest Periods for Revolving Credit Ratable Advances. The Borrower shall select the Rate Option and, in the case of each Term SOFR Ratable Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Ratable Borrowing Notice”) not later than 11:00 a.m. (New York time), (x) on the Borrowing Date of each Floating Rate Advance and (y) at least two Business Days prior to the Borrowing Date of each Term SOFR Ratable Advance. The Administrative Agent shall give prompt notice of each Ratable Borrowing Notice to each Lender. A Ratable Borrowing Notice shall specify:

•the Borrowing Date, which shall be a Business Day, of such Revolving Credit Ratable Advance;
•the aggregate amount of such Revolving Credit Ratable Advance;
•the Rate Option selected for such Revolving Credit Ratable Advance; and
•in the case of each Term SOFR Ratable Advance, the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).
•Conversion and Continuation of Outstanding Revolving Credit Ratable Advances. Each Floating Rate Advance under the Revolving Credit Facility shall continue as a Floating Rate Advance of that Type unless and until such Floating Rate Advance is either converted into the other Type of Floating Rate Advance or a Term SOFR Ratable Advance in accordance with this Section 2.2.4 or is prepaid in accordance with Section 2.6. Each Term SOFR Ratable Advance under the Revolving Credit Facility shall continue as a Term SOFR Ratable Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Term SOFR Ratable Advance shall be automatically converted into a Daily Simple SOFR Advance under the Revolving Credit Facility unless such Term SOFR Ratable Advance shall have been either (a) prepaid in accordance with Section 2.6, (b) continued as a Term SOFR Ratable Advance of the same or a different Type for the same or another Interest Period in accordance with this Section 2.2.4 or (c) converted into an ABR Advance in accordance with this Section 2.2.4. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert and/or continue the Rate Option applicable to all or any part of a Revolving Credit Ratable Advance under the Revolving Credit Facility into another Rate Option; provided, that any conversion or continuation of any Term SOFR Ratable Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a “Rate Option Notice”) of each conversion of a Floating Rate Advance under the Revolving Credit Facility into the other Type of Floating Rate Advance or into a Term SOFR Ratable Advance, or continuation of a Term SOFR Ratable Advance or the conversion of a Term SOFR Ratable Advance into a Floating Rate Advance, not later than 11:00 a.m. (New York time) (x) on the Business Day of the conversion of a Floating Rate Advance into the other Type of Floating Rate Advance or the conversion of a Term SOFR Ratable Advance into a Floating Rate Advance or (y) at least two Business Days prior to the date of the requested conversion or continuation of a Revolving Credit Ratable Advance into a Term SOFR Ratable Advance, specifying:
•the requested date, which shall be a Business Day, of such conversion or continuation;
•the aggregate amount and Rate Option applicable to the Revolving Credit Ratable Advance which is to be converted or continued; and
•the amount and Rate Option(s) of Revolving Credit Ratable Advance(s) into which such Revolving Credit Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Term SOFR Ratable Advance, the duration of the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).
•Limitations. Revolving Credit Ratable Advances under the Revolving Credit Facility shall be subject to the applicable limitations set forth in Section 2.5.
•Interest Period. The Interest Period of a Term SOFR Ratable Advance may not end later than the Revolving Credit Facility Termination Date nor later than the Revolving Credit Declining Lender’s Termination Date of any Revolving Credit Declining Lender.

•[Reserved].
•Undrawn Fee; Reductions in Aggregate Revolving Credit Commitment.
•The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Revolving Credit Ratable Share an undrawn commitment fee (“Undrawn Fee”) equal to the Applicable Fee Rate multiplied by the average daily Aggregate Available Revolving Credit from the Closing Date to and including the Revolving Credit Facility Termination Date, payable in arrears on the first day of each calendar quarter hereafter and on the Revolving Credit Facility Termination Date (or such earlier date as the Revolving Credit Obligations may be accelerated or become due).
•The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Revolving Credit Lenders (in their respective Revolving Credit Ratable Shares) in integral multiples of $10,000,000, upon at least five Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the sum of (i) aggregate principal amount of the outstanding Revolving Credit Advances and (ii) the Facility Letter of Credit Obligations.
•All accrued Undrawn Fees shall be payable on the effective date of any termination of the obligations of the Revolving Credit Lenders to make Revolving Credit Loans hereunder.
•Minimum Amount of Each Revolving Credit Advance; Maximum Number of Revolving Credit Advances. Each Term SOFR Ratable Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance under the Revolving Credit Facility may be in the amount of the Aggregate Available Revolving Credit. There shall be no more than ten (10) Term SOFR Ratable Advances outstanding under the Revolving Credit Facility (in the aggregate) at any time. All Daily Simple SOFR Advances outstanding under the Revolving Credit Facility (in the aggregate) at any time shall constitute one (1) tranche.
•Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances under the Revolving Credit Facility, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances under the Revolving Credit Facility upon same day notice (provided that such day shall be a Business Day) to the Administrative Agent. The Borrower may from time to time pay, upon two Business Days’ prior notice to the Administrative Agent, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, (i) all of a Term SOFR Ratable Advance under the Revolving Credit Facility, or (ii) in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (and provided such payment would not reduce the outstanding principal amount of such Term SOFR Ratable Advance under the Revolving Credit Facility to less than $5,000,000) any portion of a Term SOFR Ratable Advance under the Revolving Credit Facility.
•Funding. Not later than 2:00 p.m. (New York time) on the Closing Date, each Lender shall make available its Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIV. Not later than 1:00 p.m. (New York time) on any other Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will make the funds so received from the applicable Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
•Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such

Revolving Credit Advance is made or is automatically converted from a Term SOFR Ratable Advance into a Floating Rate Advance pursuant to Section 2.2.4, to but excluding the date it is paid or is converted into a Term SOFR Ratable Advance pursuant to Section 2.2.4 or to a Floating Rate Advance of the other Type, at a rate per annum equal to (i) the Alternate Base Rate for such day (in the case of ABR Advances) plus the Applicable Base Rate Margin or (ii) Daily Simple SOFR for such day (in the case of Daily Simple SOFR Advances) plus the Applicable Ratable Advance Margin. Changes in the rate of interest on that portion of any Revolving Credit Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the applicable Floating Rate. Each Term SOFR Ratable Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Ratable Advance Margin. No Interest Period may end after the Revolving Credit Facility Termination Date or after the Revolving Credit Declining Lender’s Termination Date of any Revolving Credit Declining Lender.
•Rates Applicable After Default, Past Due Amounts. Notwithstanding anything to the contrary contained in Section 2.2, during the continuance of a Default or Unmatured Default (except for (a) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of a Revolving Credit Advance that the Borrower has requested hereunder or by the issuance, amendment or extension of a Facility Letter of Credit that the Borrower has requested hereunder or (b) Unmatured Defaults (other than the failure to pay any Obligation hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders under the Revolving Credit Facility to changes in interest rates under the Revolving Credit Facility), declare that no Revolving Credit Advance may be made as, converted into or continued (after the then applicable Interest Period therefor) as a Term SOFR Ratable Advance.
If any principal of or interest on any Revolving Credit Advance or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, until such amount shall have been paid in full (including default interest under this Section 2.9) at a rate per annum equal to (i) in the case of overdue principal or interest of any Revolving Credit Advance, 2% plus the rate otherwise applicable to such Revolving Credit Advance as provided herein or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Advances.
•Method and Allocation of Payments.
•All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Mizuho for each payment of principal, interest and fees as it becomes due hereunder.

•Payments of principal and interest on Revolving Credit Ratable Advances received by the Administrative Agent shall be allocated among the Lenders under the Revolving Credit Facility based on their pro rata shares of such Revolving Credit Ratable Advances. Payments made by the Borrower shall be applied to the Revolving Credit Advances or interest thereon (or both, as applicable) designated by the Borrower.
•[Reserved].
•[Reserved].
•If the Administrative Agent receives payments on any Business Day of any amounts payable to any Lender hereunder and fails to pay such amount to such Lender (i) on or before the close of business on such day if such payment was received by 1:00 p.m. (New York time) on such day or (ii) on or before the next succeeding Business Day if such payment was received after 1:00 p.m. (New York time) on such day of receipt, the Administrative Agent shall pay to such Lender interest on such unpaid amount at the Federal Funds Effective Rate until such amount is so paid to such Lender.
•Noteless Agreement; Evidence of Indebtedness.
•Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
•The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Rate Option and Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
•The entries maintained in the accounts maintained pursuant to Sections 2.11(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
•Any Lender may request that its Revolving Credit Ratable Loans be evidenced by a Revolving Credit Note. In such event, the Borrower shall prepare, execute and deliver to such Lender the applicable Note or Notes payable to such Lender (or its registered assigns) in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.11(a) and (b) above.
•[Reserved].
•Interest Payment Dates: Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on the first date of each calendar month, commencing with the first such date to occur after the Closing Date. Interest accrued on each Term SOFR Ratable Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Term SOFR Ratable Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Term SOFR Ratable Advance having an Interest Period longer than three months shall also be payable on the first day of each calendar quarter during such Interest Period. Interest and fees under this Agreement shall be calculated for actual days elapsed on the basis of a 360-day year except that interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year. Interest shall be payable for the day a Revolving Credit Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Revolving Credit Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
•Notification of Revolving Credit Advances, Interest Rates, Prepayments and Revolving Credit Commitment Reductions. Promptly after receipt thereof, (a) the Administrative Agent will notify each Revolving Credit Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, and (b) the Administrative Agent shall notify each Revolving Credit Lender of each Ratable Borrowing Notice, Rate Option Notice and repayment notice received by the Administrative Agent with respect to the Revolving Credit Facility. The Administrative Agent will notify each Lender under the Revolving Credit Facility of the interest rate applicable to each Term SOFR Ratable Advance under the Revolving Credit Facility promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
•Lending Installations. Each Lender may book its Loans under the Revolving Credit Facility at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the applicable Loans and Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans under the Revolving Credit Facility will be made by it and for whose account Loan payments under the Revolving Credit Facility are to be made.
•Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date, or time of day in the case of same-day borrowings, on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
•Extension of Revolving Credit Facility Termination Dates. Notwithstanding anything to the contrary in this Agreement, the Borrower may request, but not more than once in each fiscal year of the Borrower, an extension of the Revolving Credit Facility Termination Date by submitting a request for an extension to the Administrative Agent (an “Extension Request”). The Extension Request must specify the new Revolving Credit Facility Termination Date requested by the Borrower with respect thereto (“Extension Date”), which shall be not more than five years after the effective date of the amendment to this Agreement establishing such Extension Date (the “Extension Effective Date”). The Extension Request shall be accompanied by a certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the Borrower, stating that on the date of the Extension Request, no Default or

Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). On the Extension Effective Date, the Borrower shall deliver a certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the Borrower, stating that on the Extension Effective Date, no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender under the Revolving Credit Facility of the contents thereof and shall request that each Lender under the Revolving Credit Facility approve the Extension Request (which approval may be given or withheld by each Lender in its sole discretion). If an Extension Request requests an extension of the Revolving Credit Facility Termination Date, a Lender may, at its election, approve or deny an extension of the Revolving Credit Facility Termination Date (it being understood that no Lender shall be under any obligation to approve an extension of the Revolving Credit Facility Termination Date). Each Lender approving an Extension Request shall deliver its written approval no later than 25 days following such Extension Request (or such longer or shorter period as shall be agreed by the Borrower and the Administrative Agent (such period, the “Extension Period”)). If written approval of the Required Lenders is not received by the Administrative Agent within such Extension Period, the Extension Request shall be denied. If such written approval of the Required Lenders under the Revolving Credit Facility is received by the Administrative Agent within such Extension Period, the Revolving Credit Facility Termination Date shall be extended to the Extension Date but only with respect to the Revolving Credit Commitments of the Lenders under the Revolving Credit Facility that have given such written approval. Except to the extent that a Lender that did not give its written approval to such Extension Request under the Revolving Credit Facility (each a “Revolving Credit Declining Lender”) is replaced prior to its Revolving Credit Declining Lender’s Termination Date as provided in Section 2.20 or such Revolving Credit Declining Lender subsequently elects to extend its Revolving Credit Commitment in accordance with Section 2.1.1(c), (a) the Aggregate Revolving Credit Commitment shall be decreased by the Revolving Credit Commitment of each such Revolving Credit Declining Lender, which Revolving Credit Declining Lender’s Revolving Credit Commitment shall terminate on (and the Aggregate Revolving Credit Commitment shall decrease effective as of) the Revolving Credit Facility Termination Date, as determined prior to such Extension Request (the “Revolving Credit Declining Lender’s Termination Date”), or the date that the Revolving Credit Commitment of such Revolving Credit Declining Lender is terminated in accordance with Section 2.21, as the case may be and (b) the Loans and all interest, fees and other amounts owed to such Revolving Credit Declining Lender under the Revolving Credit Facility with respect to which it is a Revolving Credit Declining Lender shall be paid in full on such Revolving Credit Declining Lender’s Termination Date or as otherwise provided in Section 2.21.
•Facility Increase.
•The Borrower may, at any time and from time to time after the Closing Date, by notice to the Administrative Agent, request an increase (“Facility Increase”) in the Aggregate Revolving Credit Commitment (within the limitations herein provided), which notice shall set forth the amount of such requested Facility Increase. The Aggregate Revolving Credit Commitment may be so increased either by having one or more New Revolving Credit Lenders become Lenders under the Revolving Credit Facility and/or by having any one or more of the then existing Lenders under the Revolving Credit Facility (at their respective election in their sole discretion) that have been approved by the Borrower, the Administrative Agent and the Company (such approval by the Administrative Agent not to be unreasonably withheld or delayed), increase the amount of their Revolving Credit Commitments, provided that (i) each Facility Increase shall be in an amount not less than $5,000,000, (ii) after giving effect to the Facility Increase, the Aggregate Revolving Credit Commitment shall not exceed the Aggregate Revolving Credit Facility Limit, (iii) no Unmatured Default or Default exists or would exist after giving effect to the Facility Increase, (iv) all financial covenants set forth in Section 7.28 would be satisfied on a pro forma basis for the most recent determination period, after giving effect to such Facility Increase as if it occurred on the last day of such determination period (and assuming such Facility Increase is fully borrowed) and (v) any Facility Increase shall be on the terms and pursuant to the documentation applicable to the Revolving Credit Facility.
•As a condition to a Facility Increase, (i) the Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit B hereto and the Administrative Agent shall have accepted and executed the same (such acceptance and execution by the Administrative Agent not to be unreasonably withheld or delayed); (ii) if requested by an Additional Lender, the Borrower shall have executed and delivered to the Administrative Agent the applicable Note payable to such Additional Lender (or its registered assigns); (iii) the Guarantors shall have consented in writing to the Facility Increase and shall have agreed that their Guaranty Agreements continue in full force and effect; (iv) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Facility Increase; and (v) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.1(viii), modified to apply to the Facility Increase and to each Note, Commitment and Acceptance, and other documents executed and delivered in connection with such Facility Increase). The form and substance of the documents required under clauses (i) through (v) above shall be acceptable to the Administrative Agent in its reasonable discretion. The Administrative Agent shall promptly provide written notice to all of the Lenders hereunder of the Facility Increase.
•Upon the effective date of any Facility Increase pursuant to the provisions hereof (the “Increase Date”), which Increase Date shall be mutually agreed upon by the Borrower, each applicable Additional Lender and the Administrative Agent, then: (A) such Additional Lender under the Revolving Credit Facility shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Revolving Credit Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Revolving Credit Lender (including each Additional Lender under the Revolving Credit Facility) holds a participation interest in each such Facility Letter of Credit in the amount of its then Revolving Credit Ratable Share thereof; (B) on such Increase Date, the Borrower shall repay all outstanding Floating Rate Advances under the Revolving Credit Facility and reborrow a Floating Rate Advance in a like amount from the Revolving Credit Lenders (including each Additional Lender under the Revolving Credit Facility); (C) except as provided in clause (D), such Additional Lender under the Revolving Credit Facility shall not participate in any then outstanding Term SOFR Ratable Advances under the Revolving Credit Facility; (D) if the Borrower shall at any time on or after such Increase Date convert or continue any Term SOFR Ratable Advance that was outstanding under the Revolving Credit Facility on such Increase Date, the Borrower shall be deemed to repay such Term SOFR Ratable Advance on the date of the conversion or continuation thereof and then to reborrow as a Revolving Credit Ratable Advance a like amount on such date so that the Additional Lender under the Revolving Credit Facility shall make a Revolving Credit Ratable Loan on such date; and (E) such Additional Lender under the Revolving Credit Facility shall make its Revolving Credit Ratable Share of all Revolving Credit Ratable Advances made on or after such Increase Date (including those referred to in clauses (B) and (D) above) and shall otherwise have all of the rights and obligations of a Revolving Credit Lender hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which such Additional Lender is holding Term SOFR Ratable Loans under the Revolving Credit Facility equal to its Revolving Credit Ratable Share of all Term SOFR Ratable Advances under the Revolving Credit Facility, such Additional Lender shall, upon notice from the Administrative Agent, on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Administrative Agent (for the account of the other Revolving Credit Lenders, to which the Administrative Agent shall pay their Revolving Credit Ratable Shares thereof upon receipt) a sum equal to such Additional Lender’s Revolving Credit Ratable Share of each Term SOFR Ratable Advance then outstanding under the Revolving Credit Facility with respect to which such Additional Lender does not then hold a Term SOFR Ratable Loan equal to its Revolving Credit Ratable Share thereof; such payment by such Additional Lender shall constitute an ABR Loan hereunder.
•Solely for purposes of clause (i) of the definition of “Required Lenders,” until such time as an Additional Lender under the Revolving Credit Facility holds Revolving Credit Ratable Loans equaling its Revolving Credit Ratable Share of all outstanding Revolving Credit Ratable Advances, the amount of such Additional Lender’s new Revolving Credit Commitment or the increased amount of its Revolving Credit Commitment (as applicable) shall be excluded from the amount of the Revolving Credit Commitments and there shall be included in lieu thereof at any time an amount equal to the sum of the outstanding Revolving Credit Ratable Loans and the participation interests in Facility Letters of Credit held by such Additional Lender with respect to its new Revolving Credit Commitment or the increased amount of its Revolving Credit Commitment.
•For the avoidance of doubt, any Facility Increase pursuant to the provisions of this Section 2.18 shall not require the consent of any Lender other than the applicable Additional Lenders. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Revolving Credit Commitment hereunder at any time or a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase its Revolving Credit Commitment hereunder at any time.
•Inability to Determine Rates. Subject to Section 2.23, if, on or prior to the first day of any Interest Period for any SOFR Loan:
• the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) that “Term SOFR” cannot be determined pursuant to the definition thereof or (B) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof, or
•the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that (A) Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Ratable Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan or (B) at any time, Daily Simple SOFR will not adequately or fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR

Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.4. Subject to Section 2.23, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.
•Replacement of a Lender. If a Lender (“Affected Lender”) (a) sustains or incurs a loss or expense or reduction of income and requests reimbursement therefor from the Borrower pursuant to Section 3.1, 3.2, 3.4 or 3.5, (b) determines that maintenance of any of its SOFR Loans at a suitable Lending Installation would violate any applicable Law or it is otherwise impossible for such Lender (or its Lending Installation) to make, maintain or fund its SOFR Loans and so notifies the Administrative Agent, (c) is a Revolving Credit Declining Lender or a Non-Consenting Lender or (d) is a Defaulting Lender, the Borrower may on or after the date on which the Borrower receives such request (in the case of clause (a) above) or after the date on which the Administrative Agent gives the Borrower notice of the Administrative Agent’s receipt of the notice from such Lender (in the case of clause (b) above) or at any time prior to such Revolving Credit Declining Lender’s Termination Date (in the case of clause (c) above) or at any time after the date that it is determined that such Lender is a Non-Consenting Lender (in the case of clause (c) above) or after it is reasonably determined by the Administrative Agent (or the Borrower), and the Administrative Agent has notified the Borrower (or the Borrower has notified the Administrative Agent), that such Lender is a Defaulting Lender (in the case of clause (d) above) (and such Lender has not ceased to be a Defaulting Lender) notify the Administrative Agent and such Affected Lender that a Replacement Lender designated by the Borrower in the notice has agreed to replace such Lender with respect to its Revolving Credit Commitment and Revolving Credit Loans, provided that (i) any Replacement Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed); (ii) any Replacement Lender shall not constitute a Defaulting Lender at the time of such replacement; (iii) any assignment to a Replacement Lender shall be subject to Section 13.3; and (iv) the Borrower shall have paid any amounts due pursuant to Section 3.1, 3.2, 3.4 or 3.5 to the Affected Lender to be replaced on or before such replacement. The Affected Lender to be replaced shall assign, as applicable, its Revolving Credit Commitment, Loans and interests in outstanding Facility Letters of Credit hereunder to the Replacement Lender pursuant to the procedures for assignments contained in Section 13.3 (except as to any minimum amount requirements set forth therein) and shall receive, concurrently with such assignments, payment from such Replacement Lender of an amount equal to all outstanding amounts payable to such Affected Lender with respect to the Revolving Credit Facility, including without limitation the aggregate outstanding principal amount of the Loans held by such Affected Lender, all interest thereon to the date of the assignment, all accrued fees to the date of such assignment and any amounts payable under Section 3.4 with respect to any payment of any Term SOFR Ratable Loan resulting from such assignment. Such Affected Lender shall not be responsible for the payment to the Administrative Agent of the fee provided for in Section 13.3.2, which fee shall be paid by such Replacement Lender. In the case of an assignment by (i) a Revolving Credit

Declining Lender under this Section 2.20, the Replacement Lender that is the assignee of the Revolving Credit Declining Lender shall agree at the time of such assignment to the extension to the Extension Date of the Revolving Credit Facility Termination Date with respect to the Revolving Credit Facility, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and (in its reasonable discretion) the Administrative Agent or (ii) a Non-Consenting Lender under this Section 2.20, the Replacement Lender that is the assignee of the Non-Consenting Lender shall agree at the time of such assignment to the amendment, consent or waiver which such Non-Consenting Lender has not consented to, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and (in its reasonable discretion) the Administrative Agent.
•Termination of Revolving Credit Commitment of Revolving Credit Declining Lender or Non-Consenting Lender. At any time prior to the replacement of a Revolving Credit Declining Lender or Non-Consenting Lender pursuant to Section 2.20, the Borrower may, upon not less than 15 days’ prior notice to the Administrative Agent (or such shorter period as shall be agreed by the Administrative Agent) and such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, terminate the Revolving Credit Commitment of such Revolving Credit Declining Lender or Non-Consenting Lender, as of a Business Day (in the case of the termination of the Revolving Credit Commitments of a Revolving Credit Declining Lender, prior to the Revolving Credit Declining Lender’s Termination Date) set forth in such notice; provided, however, that if such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, is an Issuing Bank with one or more outstanding Facility Letters of Credit, the termination of its Revolving Credit Commitment shall be permitted only upon satisfaction of the requirements set forth in Section 4.10. In the event of such termination of the Revolving Credit Commitment of a Revolving Credit Declining Lender or a Non-Consenting Lender, as the case may be, the Borrower shall pay to the Administrative Agent on the date of termination of such Revolving Credit Commitment, for the account of such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, all Loans and other sums payable to such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, hereunder under the Revolving Credit Facility and all amounts (if any) payable to such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, under Section 3.4 under the Revolving Credit Facility by reason of such payment. Such Revolving Credit Declining Lender or Non-Consenting Lender, as the case may be, shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 4.6, 4.9 and 10.6(b) to the extent such Revolving Credit Declining Lender’s or Non-Consenting Lender’s, as the case may be, entitlement to such benefit arose out of its position as a Lender under the Revolving Credit Facility prior to the termination of its Revolving Credit Commitment.
•Defaulting Lenders.
•Reallocation of Defaulting Lender Commitment, Etc. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Facility Letter of Credit Exposure:
•the Facility Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided that (a) after giving effect to such reallocation, the sum of each Non-Defaulting Lender’s total of the Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) subject to Section 10.15, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and

•to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Facility Letter of Credit Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of any Issuing Bank), cash collateralize the obligations of the Borrower to such Issuing Bank in respect of such Facility Letter of Credit Exposure (other than Facility Letter of Credit Exposure with respect to Alternative Letters of Credit) of such Defaulting Lender, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such Facility Letter of Credit Exposure (other than Facility Letter of Credit Exposure with respect to Alternative Letters of Credit).
Notwithstanding the foregoing, if a Default has occurred and is continuing, then prior to any reallocation pursuant to Section 2.22(a)(i) above, the Borrower shall be required to cash collateralize the Facility Letter of Credit Exposure (other than Facility Letter of Credit Exposure with respect to Alternative Letters of Credit) of such Defaulting Lender and such reallocation shall only occur if the Borrower fails to cash collateralize the Facility Letter of Credit Exposure (other than Facility Letter of Credit Exposure with respect to Alternative Letters of Credit) of such Defaulting Lender within five Business Days after written demand to do so by the Administrative Agent (at the direction of any Issuing Bank).
•Fees.
•Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any Undrawn Fee accruing during such period pursuant to Section 2.4 and the Borrower shall no longer be required to pay the portion of the Undrawn Fee accruing during such period that would have been payable to such Defaulting Lender.
•Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any Facility Letter of Credit Fees accruing during such period pursuant to Section 4.7(a) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees to the extent provided herein); provided that (x) to the extent that all or a portion of the Facility Letter of Credit Exposure of a Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.22(a)(i), such fees that would have accrued for the benefit of such Defaulting Lender on the portion so reallocated will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Credit Commitments, and (y) to the extent any portion of such Facility Letter of Credit Exposure cannot be so reallocated, such Facility Letter of Credit Fees will instead accrue for the benefit of and be payable to the Issuing Banks based on their pro rata share of the undrawn face amount of Facility Letters of Credit outstanding; provided that if at any time and so long as the Borrower shall have cash collateralized the Facility Letter of Credit Exposure of a Defaulting Lender as required pursuant to Section 2.22(a)(ii), then the Borrower shall no longer be required to pay Facility Letter of Credit Fees in respect of such cash collateralized amounts in respect of the Facility Letter of Credit Exposure of such Defaulting Lender.
•Termination of Defaulting Lender Commitment. So long as no Default or Unmatured Default has occurred and is continuing, the Borrower may terminate the unused amount of the Revolving Credit Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof); provided that (i) prior to any such termination, the Borrower shall have repaid in full all outstanding Revolving Credit Advances (without any reduction of the Revolving Credit

Commitments) and all accrued but unpaid interest and fees hereunder owing to such Defaulting Lender and (ii) such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any Lender may have against such Defaulting Lender; provided further that in the case of the termination of a Defaulting Lender’s Revolving Credit Commitment, if such Defaulting Lender is an Issuing Bank with one or more outstanding Facility Letters of Credit (other than any Alternative Letters of Credit), then the Borrower shall either (A) be required to fully cash collateralize such Facility Letters of Credit in accordance with the requirements set forth in Section 4.10 or (B) if acceptable to such Defaulting Lender, provide other alternatives acceptable to such Defaulting Lender in its sole discretion.
•Reallocation of Payments. If a Lender becomes, and during the period it remains, a Defaulting Lender, except in connection with a termination of such Defaulting Lender’s Revolving Credit Commitments pursuant to Section 2.22(c) above, any amount paid by the Borrower for the account of such Defaulting Lender (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest-bearing account until (subject to Section 2.22(e)) the earlier of (x) termination of the Revolving Credit Commitments and payment in full of all obligations of the Borrower hereunder and (y) the Revolving Credit Facility Termination Date applicable to such Defaulting Lender and payment in full of all obligations of the Borrower hereunder to all Lenders owing on such Revolving Credit Facility Termination Date and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks (pro rata as to the respective amounts owing to each of them) under this Agreement, and third after the earlier of (x) termination of the Revolving Credit Commitments and payment in full of all obligations of the Borrower hereunder and (y) the Revolving Credit Facility Termination Date applicable to such Defaulting Lender and payment in full of all obligations of the Borrower hereunder to all Lenders owing on such Revolving Credit Facility Termination Date, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. For the sake of clarity, it is understood and agreed that any payment by the Borrower on account of the obligations of a Defaulting Lender shall be and be deemed to be a payment by the Borrower to such Defaulting Lender (and no interest will thereafter accrue on such amount) whether or not such payment is paid to such Defaulting Lender or deposited in the above-referenced non-interest bearing account.
•Cure. If the Borrower, the Administrative Agent and the Issuing Banks agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.22(d)), such Lender will, to the extent applicable, purchase such portion of the outstanding Revolving Credit Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total Revolving Credit Commitments, Revolving Credit Advances and Facility Letter of Credit participation obligations pursuant to Section 4.6 of the Lenders to be on a pro rata basis in accordance with their respective Revolving Credit Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

•Benchmark Replacement Setting.
•Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
•Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
•Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.23(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.23.
•Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
•Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term SOFR Ratable Advance or Daily Simple SOFR Advance of, conversion to or continuation of Term SOFR Ratable Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
•
INCREASED COSTS; TAXES
•Increased Costs. If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Installation) or Issuing Bank, shall impose on any Lender (or its Lending Installation), Issuing Bank or the Administrative Agent any other condition (other than Taxes) affecting its Term SOFR Ratable Advances or its obligation to make Term SOFR Ratable Advances, or shall subject such Lender or Issuing Bank to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Installation) or Issuing Bank of making or maintaining any Term SOFR Ratable Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Installation), Issuing Bank or the Administrative Agent under this Agreement or under its Note with respect thereto by an amount deemed by such Lender, Issuing Bank or the Administrative Agent to be material, then, within 30 days after demand by such Lender or Issuing Bank, the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such increased cost or reduction; provided, however, that at such time such Lender or Issuing Bank shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Agreement.
For the avoidance of doubt, this Section 3.1 shall not apply to Indemnified Taxes or Excluded Taxes.
•Capital Adequacy. If any Lender or Issuing Bank shall have determined that any Change in Law affecting such Lender or Issuing Bank or any Lending Installation of such Lender or Issuing Bank regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies with respect to capital adequacy or liquidity, as applicable) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time, within 30 days after demand by such Lender or Issuing Bank, the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such reduction; provided, however, that at such time such Lender or Issuing Bank shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Section. Notwithstanding anything to the contrary, this Section 3.2 shall not apply to Taxes, which shall be governed exclusively by Section 3.1 and Section 3.5.
•[Reserved].
•Funding Indemnification. If (a) (i) any payment of a Term SOFR Ratable Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or (ii) a Term SOFR Ratable Advance is not made on the date specified by the Borrower, or (iii) any Revolving Credit Advance is not continued as or converted into a Term SOFR Ratable Advance, on the date specified by the Borrower, in each case, for any reason other than default by the Lenders or (b) the assignment of any Term SOFR Ratable Loan occurs on a date which is not the last day of the applicable Interest Period as a result of a request by the Borrower pursuant to Section 2.20, then the Borrower will indemnify each applicable Lender for any loss or cost (including any reasonable internal administrative costs but excluding any loss of margin, any lost profits and any loss, cost or expense resulting from the failure of such Lender to make a Loan as a result of a default by such Lender) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Term SOFR Ratable Advance. Determination of amounts payable under this Section 3.4 in connection with a Term SOFR Ratable Loan shall be calculated as though each Lender funded its Term SOFR Ratable Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not.
•Taxes.
•Unless otherwise required by applicable law, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct any Taxes from such payments, then (i) to the extent such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 3.5) have been made, the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant governmental authority in accordance with applicable law. As soon as practicable after any payment of Taxes by a Loan Party to a governmental authority pursuant to this Section 3.5, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
•The Borrower hereby agrees to pay any present or future stamp, court or documentary Taxes and any other intangible, recording, filing or any similar excise or property Taxes, charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (“Other Taxes”).
•The Borrower agrees unconditionally to indemnify and save the Administrative Agent and the Lenders harmless from and against any or all Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5), including any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant governmental authority. Such indemnification payments by the Borrower shall be made within 20 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.
•(i) Any Lender that is eligible for an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate or withholding. In addition, any Lender, at the time or times reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.5(d)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(d)(2)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding any other provision of this Section 3.5, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
•Without limiting the generality of the foregoing:
•Each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
•Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement) (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
•two properly completed and duly executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code;
•two properly completed and duly signed originals of IRS Form W-8ECI (or any successor forms);
•in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit I-1 (a “U.S. Tax Compliance

Certificate”) and (y) two properly completed and duly signed originals of IRS Form W-8BEN or W-8BEN-E; or
•to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
•any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
•if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
•Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.5(d).
•If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 3.5(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
•Lender Statements: Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its applicable SOFR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2, 3.4 and 3.5 or to avoid the unavailability of the applicable SOFR Loans, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount (which calculations shall be made in good faith) and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a SOFR Loan shall be calculated as though each Lender funded its SOFR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 30 days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender pursuant to Section 3.1, 3.2 or 3.4 relating to any period of time which is greater than 90 days prior to such Person’s request for additional payment except for retroactive application of any law, rule or regulation, in which case (a) the Borrower is required to make such payments so long as such Person makes a request therefor within 90 days after the public announcement of such retroactive application and (b) the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
•
THE LETTER OF CREDIT FACILITY
•Facility Letters of Credit. At the request of the Borrower, each Issuing Bank shall, within the limits of its Issuing Bank’s L/C Limit and on the terms and conditions set forth in this Agreement, issue from time to time for the account of the Borrower, through such offices or branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit (which, in the case of a Performance Letter of Credit, may be an Escrow Agreement) in accordance with this Article IV, during the period commencing on the Closing Date and ending on the Business Day prior to the Revolving Credit Facility Termination Date.
•Limitations. No Issuing Bank shall issue, renew, amend or extend, at any time, any Facility Letter of Credit (except, solely in the case of clause (vii), extend, renew or amend an Alternative Letter of Credit):
•if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, (A) the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank shall exceed any limit imposed by Law upon such Issuing Bank or (B) the outstanding undrawn face amount of all Facility Letters of Credit issued by such Issuing Bank shall exceed such Issuing Bank’s L/C Limit;
•if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the sum of (i) the aggregate principal amount of all outstanding

Revolving Credit Advances (including Revolving Credit Ratable Advances) plus (ii) the Facility Letter of Credit Obligations exceeds the Aggregate Revolving Credit Commitment;
•[Reserved];
•if such Issuing Bank receives written notice from the Administrative Agent on the proposed Issuance Date of such Facility Letter of Credit that the conditions precedent contained in (A) if the Issuance Date is on the Closing Date, Sections 5.1 or 5.2, as applicable, and (B) if the Issuance Date is after the Closing Date, Section 5.2, would not on such Issuance Date be satisfied unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Administrative Agent;
•that is in a currency other than U.S. Dollars;
•that has a stated maturity date later than the earlier of (A) five years after the Issuance Date and (B) one year after the Revolving Credit Facility Termination Date; provided, however, that, no Revolving Credit Declining Lender that is an Issuing Bank shall issue or extend a Facility Letter of Credit that has a stated maturity date that is later than its Revolving Credit Declining Lender’s Termination Date. For purposes of this clause (vi), the “stated maturity date” is the expiration date of the Facility Letter of Credit, giving effect to any future extension thereof under an automatic renewal provision, unless such automatic renewal provision permits the Issuing Bank to elect not to extend by giving written notice of cancellation to the beneficiary of such Facility Letter of Credit; provided further that notwithstanding the foregoing, only Facility Letters of Credit of up to $500,000,000 in the aggregate at any time outstanding shall be permitted to have actual stated maturities (after giving effect to all automatic renewal provisions actually extended) beyond the Revolving Credit Facility Termination Date; or
•if any Lender is a Defaulting Lender and after giving effect to the issuance of such Facility Letters of Credit or amendment, renewal or extension thereof, the sum of Revolving Credit Exposures of the Non-Defaulting Lenders would exceed the sum of the Revolving Credit Commitments of the Non-Defaulting Lenders, unless such excess amount in respect of any such Facility Letter of Credit (other than an Alternative Letter of Credit) and any other outstanding Facility Letters of Credit (other than Alternative Letters of Credit) is cash collateralized by the Borrower in accordance with Section 4.10.
•Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable (it being understood and agreed that the satisfaction of the conditions contained in Section 5.1 shall only be applicable on the Closing Date), the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:
•the Borrower shall have delivered to such Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents (including, if requested, an Application) and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and
•as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no Law applicable to such Issuing Bank and no directive from any Official Body with jurisdiction over such Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter of Credit.

•Procedure for Issuance of Facility Letters of Credit.
•The Borrower shall give such Issuing Bank and the Administrative Agent not less than five (5) Business Days’ (or such shorter period as such Issuing Bank, the Borrower and the Administrative Agent shall agree) prior notice (in writing) of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Facility Letter of Credit is to be issued, (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued, and (vi) whether such Facility Letter of Credit is a Performance Letter of Credit (and, if so, whether it is an Escrow Agreement) or a Financial Letter of Credit. At the time such request is made, the Borrower shall also provide such Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued.
•As soon as practicable and in no event later than one Business Day prior to the issuance of a Facility Letter of Credit, the Borrower shall confirm by notice (“Facility Letter of Credit Notice”) in writing to the Administrative Agent and to such Issuing Bank the intended Issuance Date and amount of such Facility Letter of Credit. Not later than 11:00 a.m. (New York time) on the Business Day following its receipt of a Facility Letter of Credit Notice, the Administrative Agent shall determine and shall notify the Issuing Bank and the Borrower (in writing ) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii) and (vii) and the second proviso to Section 4.2(vi). If the Administrative Agent notifies such Issuing Bank and the Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this Article IV, and provided that the applicable conditions set forth in Sections 5.1 (but only if the Issuance Date is the Closing Date) and 5.2 have been satisfied, such Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices. Such Issuing Bank shall give the Administrative Agent written notice of the issuance of a Facility Letter of Credit.
•An Issuing Bank shall not extend (other than by operation of an automatic renewal provision) or amend any Facility Letter of Credit unless the requirements of this Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued.
•Any Lender may, but shall not be obligated to, issue to the Company or any Subsidiary Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.
•Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable judgment, shall not put such Issuing Bank under any resulting liability to any Revolving Credit Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 4.4 in all material respects, relieve any Revolving Credit Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, an Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance with the requirements of such Facility Letter of Credit.
•Participation.
•Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with Section 4.4 (and, in the case of the Existing Letters of Credit, on the Closing Date), each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in the amount of its Revolving Credit Ratable Share of, such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 3.2 or 4.7(b)).
•Upon receipt from the beneficiary of any Facility Letter of Credit of any notice of a drawing under such Facility Letter of Credit, the applicable Issuing Bank shall exercise commercially reasonable efforts to promptly notify the Borrower and the Administrative Agent thereof and the date required for payment of such drawing under such Facility Letter of Credit. In the event that an Issuing Bank makes any payment under any Facility Letter of Credit, the Borrower shall unconditionally upon notice thereof reimburse the Issuing Bank therefor, whether through a Revolving Credit Advance hereunder or otherwise, such reimbursement by the Borrower to be made (i) on the same Business Day as payment by such Issuing Bank if notice thereof has been received by the Borrower on or before 11:00 a.m. (New York time) on such day or (ii) if notice thereof is received by the Borrower after 11:00 a.m. (New York time) on the date of payment, on the next Business Day after payment by such Issuing Bank. If the Borrower shall not have repaid such amount to such Issuing Bank on or before the date due as provided above, such Issuing Bank shall promptly so notify the Administrative Agent, which shall promptly so notify each Revolving Credit Lender. Upon receipt of such notice, each Revolving Credit Lender severally agrees that it shall promptly and unconditionally pay to the Administrative Agent (in same day funds) for the account of such Issuing Bank the amount of such Revolving Credit Lender’s Revolving Credit Ratable Share of the payments so made by such Issuing Bank, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank’s account pursuant to this Section 4.6(b), to such Issuing Bank. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuing Bank such Revolving Credit Lender’s Revolving Credit Ratable Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Revolving Credit Lender shall not have so made its Revolving Credit Ratable Share of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Revolving Credit Lender to make available to the Administrative Agent for the account of such Issuing Bank such Revolving Credit Lender’s Revolving Credit Ratable Share of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Revolving Credit Ratable Share of any payment on the date such payment is to be made.
•The payments made by the Revolving Credit Lenders to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and the Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Revolving Credit Advances hereunder and such payments shall for all purposes be treated as Revolving Credit Advances (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.5). Such Revolving Credit Advances shall be ABR Advances, subject to the Borrower’s rights under Article II hereof.
•Upon the request of the Administrative Agent or any Revolving Credit Lender, an Issuing Bank shall furnish to the requesting Administrative Agent or Revolving Credit Lender copies of any Facility Letter of Credit or Application to which such Issuing Bank is party.
•The obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Facility Letter of

Credit and the Borrower’s reimbursement obligations in respect of Facility Letters of Credit hereunder shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, the following:
•any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
•the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, the Administrative Agent, any Revolving Credit Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Loan Party and the beneficiary named in any Facility Letter of Credit);
•any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
•the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
•any failure by the Administrative Agent or an Issuing Bank to make any reports required pursuant to Section 4.8; or
•the occurrence of any Default or Unmatured Default.
•The Borrower’s reimbursement obligations in respect of Facility Letters of Credit hereunder shall continue until all Facility Letters of Credit of such Issuing Bank have expired (regardless of whether (i) such Facility Letter of Credit has been cash collateralized in accordance with Section 4.10 or (ii) the Revolving Credit Facility Termination Date has occurred).
•Each Revolving Credit Lender’s obligations under clause (a) above to purchase an undivided interest and participation in any Facility Letter of Credit, and its reimbursement obligations in respect of any Facility Letter of Credit under clause (b) above, shall in each case terminate (i) if an Unmatured Default or Default resulting from the Borrower’s failure to provide cash collateralization (or to provide other alternatives to cash collateralization acceptable to the applicable Issuing Bank) in accordance with Section 4.10 hereof shall have occurred and be continuing, upon the stated maturity date of such Facility Letter of Credit or (ii) so long as no Unmatured Default or Default resulting from the Borrower’s failure to provide cash collateralization (or to provide other alternatives to cash collateralization acceptable to the applicable Issuing Bank) in accordance with Section 4.10 hereof shall have occurred and be continuing, upon the earlier of (w) the stated maturity date of such Facility Letter of Credit, (x) the Revolving Credit Facility Termination Date, (y) in the case of a Facility Letter of Credit that is issued by an Issuing Bank that is a Revolving Credit Declining Lender, a Defaulting Lender, a Non-Consenting Lender or an Affected Lender, the replacement or termination, as applicable, of such Issuing Bank’s Revolving Credit Commitment pursuant to Sections 2.20, 2.21 or 2.22 hereof, as applicable and (z) prior to the Revolving Credit Facility Termination Date, the replacement or termination of a Revolving Credit Lender’s Revolving Credit Commitment pursuant to the terms hereof; provided that, in the case of this clause (z), immediately upon the termination of the Revolving Credit Commitment of such Revolving Credit Lender (such

Revolving Credit Lender, an “Exiting Revolving Credit Lender”), each other Revolving Credit Lender (including any Additional Lender or Replacement Lender) shall be deemed to have irrevocably and unconditionally purchased and received from such Exiting Revolving Credit Lender, without recourse or warranty, a portion of each such Exiting Revolving Credit Lender’s undivided interest and participation in all outstanding Facility Letters of Credit (in the proportion of the Revolving Credit Ratable Shares of such purchasing Lenders determined immediately following the termination of the Revolving Credit Commitment of such Exiting Revolving Credit Lender) such that, upon such purchase, each Revolving Credit Lender holds an undivided interest and participation in all outstanding Facility Letters of Credit in the amount of its then Revolving Credit Ratable Share thereof.
•Compensation for Facility Letters of Credit.
•The Borrower agrees to pay to the Administrative Agent (except to the extent that the Borrower shall be required to pay directly to the Revolving Credit Lenders as provided in Section 4.7(c)), in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit Fee therefor, payable quarterly in arrears as hereinafter provided on the daily average face amount (net of permanent reductions) of each Facility Letter of Credit outstanding at any time during the preceding calendar quarter (but excluding any period prior to the Closing Date during which an Existing Letter of Credit was outstanding, with respect to which period fees shall be payable as provided in the Existing Credit Agreement and pursuant to Section 5.1(xiv)). The Facility Letter of Credit Fees shall be due and payable quarterly in arrears (A) not later than five (5) Business Days following the Administrative Agent’s delivery to Borrower of the quarterly statement of Facility Letter of Credit Fees, (B) on the Revolving Credit Facility Termination Date and (C) if any Facility Letter of Credit remains outstanding after the Revolving Credit Facility Termination Date on the first day of each calendar quarter thereafter until the first day of the calendar quarter after the date on which the last outstanding Facility Letter of Credit ceases to be outstanding (each such date specified in clause (A), (B) or (C), a “Quarterly Payment Date”). The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when received by it, to the Revolving Credit Lenders in their Revolving Credit Ratable Shares thereof.
•The Borrower agrees to pay to each Issuing Bank for its own account (x) for the period from and after the Closing Date, an issuance fee of 0.10% per annum payable quarterly in arrears on each Quarterly Payment Date (including, if any Facility Letter of Credit remains outstanding after the Revolving Credit Facility Termination Date, each Quarterly Payment Date thereafter until the first Quarterly Payment Date after the date on which the last outstanding Facility Letter of Credit ceases to be outstanding) on the daily average face amount (net of permanent reductions) of each Facility Letter of Credit issued by such Issuing Bank that was outstanding at any time during the preceding calendar quarter and (y) without duplication of any issuance fees payable under clause (x) immediately above, any accrued and unpaid issuance fees under Section 4.7(b) of the Existing Credit Agreement due to any Issuing Bank in respect of any Existing Letter of Credit for the period January 1, 2023 through the day immediately preceding the Closing Date payable on the first Quarterly Payment Date after the Closing Date.
•After the Revolving Credit Facility Termination Date and the payment in full of all other Obligations, the Borrower shall make on each Quarterly Payment Date (i) payments of Facility Letter of Credit Fees under Section 4.7(a) directly to the Lenders in the amounts of their respective Revolving Credit Ratable Shares thereof and (ii) payments of issuance fees under Section 4.7(b) directly to each Issuing Bank that issued a Facility Letter of Credit that was outstanding at any time during the prior calendar quarter.
•Facility Letter of Credit Fees and issuance fees payable to the Issuing Bank shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days elapsed during such period, on the basis of a 360-day year.

•Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder or any other permanent reductions thereof, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and whether such Facility Letter of Credit is a Performance Letter of Credit or Financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuing Bank during the month pursuant to Section 3.2 and which Facility Letters of Credit are Standard Letters of Credit or Alternative Letters of Credit. Copies of such reports shall be provided promptly to each Revolving Credit Lender and the Borrower by the Administrative Agent.
•Indemnification; Nature of Issuing Bank’s Duties.
•In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent and each Revolving Credit Lender and Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) arising from the claims of third parties against the Administrative Agent, any Issuing Bank or any Revolving Credit Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence as determined by a final and non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of an Issuing Bank to honor a drawing under a Facility Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.
•As among the Borrower, the Revolving Credit Lenders, the Administrative Agent and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative Agent nor any Revolving Credit Lender nor (subject to the provisions of Section 4.9(d)) an Issuing Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, such Issuing Bank and the Revolving Credit Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of an Issuing Bank’s rights or powers under this Section 4.9.
•In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, the Administrative Agent or any Revolving Credit Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.
•Notwithstanding anything to the contrary contained in this Section 4.9, the Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction in a final and non-appealable judgment, or out of the wrongful dishonor by an Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of the Borrower.
•Cash Collateralization. If the expiration date of any Facility Letter of Credit is (i) later than the Revolving Credit Facility Termination Date, (ii) in the case of a Facility Letter of Credit issued by a Revolving Credit Declining Lender, later than its Revolving Credit Declining Lender’s Termination Date or such date on which such Revolving Credit Declining Lender’s Revolving Credit Commitment is replaced pursuant to Section 2.20 or is terminated pursuant to Section 2.21, (iii) in the case of a Facility Letter of Credit issued by a Defaulting Lender or Non-Consenting Lender, which Defaulting Lender or Non-Consenting Lender, as the case may be, is either replaced pursuant to Section 2.20 or whose Revolving Credit Commitment is terminated pursuant to Section 2.22(c), or (iv) in the case of a Facility Letter of Credit otherwise issued by an Affected Lender that is replaced pursuant to Section 2.20, later than the date of such replacement, the Borrower shall, or shall cause one or more of the other Loan Parties to, (x) in the case of clause (i) above, either, (A) cash collateralize such Facility Letter of Credit not less than thirty (30) days prior to the Revolving Credit Facility Termination Date or (B) if acceptable to the applicable Issuing Bank in its sole discretion, provide collateral or other alternatives acceptable to such Issuing Bank in its sole discretion (in the case of clause (B), “Non-Cash Collateralized Letters of Credit”) (provided that the obligation of the Borrower to pay Facility Letter of Credit Fees and the fees required under Section 4.7(b) hereof in respect of Non-Cash Collateralized Letters of Credit shall terminate on the Revolving Credit Facility Termination Date and the Non-Cash Collateralized Letters of Credit shall cease to be Facility Letters of Credit hereunder) or (y) in the case of clause (ii) above, either (A) cash collateralize such Facility Letter of Credit no later than the date of replacement of such Revolving Credit Declining Lender or termination of the Revolving Credit Commitment of such Revolving Credit Declining Lender or, if not so replaced or terminated, cash collateralize such Facility Letter of Credit no later than 30 days prior to such Revolving Credit Declining Lender’s Termination Date or (B) if acceptable to the applicable Revolving Credit Declining Lender in its sole discretion, provide other alternatives acceptable to such Revolving Credit Declining Lender or (z) in the case of clause (iii) or (iv) above, either (A) cash collateralize such Facility Letter of Credit no later than the date of replacement of a Defaulting Lender, Affected Lender or Non-Consenting Lender pursuant to Section 2.21 or the date of termination of the Revolving Credit Commitment of a Defaulting Lender or Non-Consenting Lender pursuant to Section 2.22 or (B) if acceptable to the applicable Defaulting Lender, Affected Lender or Non-Consenting Lender in its sole discretion, provide other alternatives acceptable to such Defaulting Lender, Affected Lender or Non-Consenting Lender. In addition, the Borrower shall cash collateralize Facility Letters of Credit when required by and in accordance with Section 2.22(a), Section 2.22(c) and Section 4.2(vii). For purposes of this Agreement, “cash collateralize” means, with respect to any Facility Letter of Credit, that the Borrower or another Loan Party shall provide, to the Administrative Agent for the benefit of the Revolving Credit Lenders, cash in U.S. dollars in an amount equal to the undrawn face amount of such Facility Letter of Credit and “cash collateral” means the cash so provided and shall include the proceeds of such cash, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and, if applicable, the applicable Issuing Bank (and “cash collateralization” shall have a corresponding meaning).

•No Obligation. No Lender shall have any obligation hereunder to accept or approve any request for, or to issue, amend or extend, any Facility Letter of Credit hereunder except for the obligations of the Revolving Credit Lenders under this Article IV.
•Alternative Letters of Credit. So long as no Default or Unmatured Default shall have occurred and is continuing, the Borrower shall have the right to cash collateralize any Facility Letter of Credit Obligation with respect to any Facility Letter of Credit in accordance with this Section 4.12. In order to designate a Facility Letter of Credit as an Alternative Letter of Credit, the Borrower shall give the Administrative Agent and the applicable Issuing Bank at least five Business Days’ (or such shorter period as shall be acceptable to the Administrative Agent and such Issuing Bank in their sole discretion) prior written notice of its election to so designate and deposit cash collateral in a deposit account with or designate account balances at the Administrative Agent or the applicable Issuing Bank as collateral in an aggregate amount equal to the undrawn face amount of such Facility Letter of Credit. So long as such cash collateral remains in place in an amount at least equal to the undrawn face amount of such Facility Letter of Credit at such time, such Facility Letter of Credit shall be an “Alternative Letter of Credit” hereunder; provided that, at the Borrower’s election, upon at least five Business Days’ prior written notice to the Administrative Agent (or such shorter period as shall be acceptable to the Administrative Agent and, if applicable, such Issuing Bank in their sole discretion), the cash collateral for such Alternative Letter of Credit shall be released and, together with any interest accrued thereon, remitted back to the Borrower, at which time such Facility Letter of Credit shall cease to be “Alternative Letter of Credit” hereunder. For the avoidance of doubt, the Borrower may cause a Facility Letter of Credit that is fully cash collateralized pursuant to Section 4.10 to be designated an Alternative Letter of Credit in accordance with this Section 4.12. Any interest on any such accounts collateralizing an Alternative Letter of Credit shall be for the account of the Borrower.
•Governing Rules. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Facility Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Facility Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Facility Letter of Credit.
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CONDITIONS PRECEDENT
•Closing Date Conditions. This Agreement shall not be effective unless the Borrower has paid to the Administrative Agent the fees provided for in the Fee Letters and has furnished to the Administrative Agent:
•Copies of the articles or certificate of incorporation of each of the Borrower and the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
•Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Company, of the by-laws and Board of Directors’ resolutions and resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or the Company (as applicable) is a party.
•An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or the Company (as applicable) authorized to sign the Loan Documents to which the Borrower or the Company (as applicable) is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Company (as applicable).
•To the extent requested by the Administrative Agent, copies of the articles or certificate of incorporation, partnership agreement or limited liability company operating agreement of each other Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
•To the extent requested by the Administrative Agent, copies, certified by the Secretary or Assistant Secretary of each other Loan Party, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.
•An incumbency certificate, executed by the Secretary or Assistant Secretary of each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party.
•A certificate, signed by the chief financial officer, controller, chief accounting officer or treasurer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all of the representations and warranties in Article VI are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.
•A solvency certificate signed by the chief financial officer or treasurer of the Company, confirming the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to any Revolving Credit Advance or issuance of a Facility Letter of Credit on the Closing Date.
•Written opinions of the Company’s and Borrower’s counsel, addressed to the Lenders in form and substance reasonably acceptable to the Administrative Agent.
•Any Notes requested by a Lender pursuant to Section 2.11 payable to each such requesting Lender (or its registered assigns).
•The Guaranty Agreement duly executed by each of the Guarantors in substantially the form of Exhibit E hereto.
•Evidence satisfactory to the Administrative Agent of the repayment and termination of commitments under the Existing Credit Agreement (provided that letters of credit issued under the Existing Credit Agreement that do not become Existing Letters of Credit may remain outstanding (i) to the extent provided under the Existing Credit Agreement so long as fully cash collateralized or backstopped with a Facility Letter of Credit or (ii) to the extent such Letters of Credit are Non-Cash Collateralized Letters of Credit).
•The Borrower shall have (i) repaid (or caused to be repaid) all Existing Revolving Credit Loans and (ii) paid to all lenders (A) holding Existing Revolving Credit Loans all accrued and unpaid interest on their Existing Revolving Credit Loans and (B) all accrued and unpaid

Undrawn Fees contemplated by Section 2.4(a) of the Existing Credit Agreement, in each case to, but not including, the Closing Date;
•Citibank, N.A. as administrative agent under the Existing Credit Agreement shall have received from the Borrower, for the account of each lender holding commitments under the Existing Credit Agreement immediately prior to the Closing Date, all accrued and unpaid Facility Letter of Credit Fees required by Section 4.7(a) of the Existing Credit Agreement to, but not including, the Closing Date;
•Payment of all fees and expenses due to the Arrangers, the Administrative Agent and the Lenders (including without limitation, expenses of counsel to the Administrative Agent) required to be paid on the Closing Date.
•The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act, including, to the extent the Borrower or the Company constitute a legal entity customer under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, that has been requested prior to the Closing Date.
•Such other documents as any Lender or its counsel may have reasonably requested.
•Each Revolving Credit Advance, Issuance, Amendment or Extension of a Facility Letter of Credit. The Lenders shall not be required to make any Revolving Credit Advance and no Issuing Bank shall be required to issue, amend or extend a Facility Letter of Credit unless on the applicable Borrowing Date or Issuance Date:
•There exists no Default or Unmatured Default, except for Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of such Revolving Credit Advance or the issuance, amendment or extension of such Facility Letter of Credit.
•The representations and warranties contained in Article VI are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.
Each Ratable Borrowing Notice with respect to each Revolving Credit Advance, and each Facility Letter of Credit Notice with respect to the issuance, amendment or extension of each such Facility Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. Notwithstanding the foregoing, any outstanding Revolving Credit Loans may be continued as SOFR Loans or converted to SOFR Loans notwithstanding the existence of a Default or Unmatured Default subject to the provisions of Section 2.9.
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REPRESENTATIONS AND WARRANTIES
The Borrower and the Company each represent and warrant to the Lenders that:

•Existence and Standing. Each of the Borrower and the Company is (i) a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except with respect to clause (ii) as could not reasonably be expected to have a Material Adverse Effect. Each of the other Loan Parties is a corporation, partnership, limited liability company or trust duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case to the extent it is material to the operation of the businesses of the Loan Parties taken as a whole.
•Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or law); and except, in each case in the case of any Designated Guarantor that, upon request by the Borrower in accordance with Section 10.13 would be converted to a Non-Loan Party, any violation of the foregoing that does not have a material adverse effect on the ability of the Lenders or the Administrative Agent to substantially realize the benefits afforded under the Loan Documents (it being agreed that the parties will work together diligently to remedy promptly any such violation).
•No Conflict; Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law binding on any of the Loan Parties or their respective Property or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement other than any such violation, conflict, default or Lien which, in the case of each of clauses (i) and (iii) above, would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings and the issuance of Facility Letters of Credit under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
•Financial Statements. The October 31, 2022 consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
•Material Adverse Change. As of the Closing Date, since October 31, 2022 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.
•Taxes. Except in each case for violations or failures that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Loan Parties (i) have timely filed all U.S. federal tax returns and all other tax returns which are required to be filed and (ii) have paid all Taxes due pursuant to said returns and all other Taxes imposed on them or any of their Property, assets, income, businesses and franchises by any taxing authority, except such Taxes, if any, as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP. Except in each case for violations or failures that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (i) there are no current, proposed, or pending Tax assessments, deficiencies or audits against any Loan Party or any of their respective Subsidiaries, and no Tax Liens have been filed against any Loan Party or any of its Property, assets, income, businesses or franchises, except with respect to such Taxes, if any, as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP and (ii) the charges, accruals and reserves on the books of the Loan Parties in respect of any Taxes are adequate in all material respects.
•Litigation and Contingent Obligations. Except as set forth on Schedule 6 there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any of the Loan Parties that (a) could reasonably be expected to have a Material Adverse Effect or (b) seeks to prevent, enjoin or delay the making of any Loans except (but only in the case of any litigation, arbitration, governmental investigation, proceeding or inquiry described in this clause (b) arising after the Closing Date) to the extent that the Borrower has disclosed the same to the Administrative Agent and has concluded, on the basis of advice of independent counsel and to the satisfaction of the Administrative Agent, that the same is not reasonably likely to result in the prevention, injunction or delay in the making of the Loans and that the pendency of such litigation, arbitration, governmental investigation, proceeding or inquiry does not have a Material Adverse Effect. Other than (A) any Contingent Obligation or (B) any liability incident to any litigation, arbitration or proceeding that (in the case of either (A) or (B)) (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 6, as of the Closing Date, the Loan Parties have no Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.4.
•Subsidiaries. Schedule 7 contains an accurate list of all Subsidiaries of the Company as of the date set forth in such Schedule, setting forth their respective jurisdictions of organization. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
•Accuracy of Information. No information, exhibit or report furnished by any of the Loan Parties to the Administrative Agent or to any Lender on or before the Closing Date in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made and taken as a whole, not materially misleading.
•Regulation U. None of the Loan Parties holds or intends to hold margin stock (as defined in Regulation U) in amounts such that more than 25% of the value of the assets of any Loan Party are represented by margin stock.
•Material Agreements. None of the Loan Parties is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

•Compliance with Laws. The Loan Parties have complied with all Laws applicable to the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply that could not reasonably be expected to have a Material Adverse Effect.
•Ownership of Properties. Except as set forth on Schedule 8, on the Closing Date, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Loan Parties, except (i) for transfers of such Property and assets permitted under the terms of the Existing Credit Agreement or (ii) where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.
•ERISA.
•Plan Assets; Prohibited Transactions. None of the Loan Parties is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans nor the issuance of Facility Letters of Credit hereunder gives rise to a Prohibited Transaction.
•Liabilities. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $35,000,000. Neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans or Multiple Employer Plans that individually or in the aggregate with all such withdrawal liabilities exceeds $35,000,000.
•Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect:
•The Company and each member of the Controlled Group is in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has not been any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Company, with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group have made any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan, the Company and each member of the Controlled Group (i) have fulfilled their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
•To the best of the Company’s knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.
•Neither the Company nor any other member of the Controlled Group has instituted proceedings to terminate any Plan.
•No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan.
•The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time to and as of the date of the actuarial reports for such Plan does not exceed the aggregate fair market value of the assets of such Plan.

•Neither the Company nor any other member of the Controlled Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Company, no Multiemployer Plan or Multiple Employer Plan is or shall be reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.
•To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group have made all contributions required to be paid for all prior periods.
•Investment Company Act. None of the Loan Parties is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
•Intentionally Omitted.
•Employment Matters. The Loan Parties are in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except in each case for failures to comply that would not individually or in the aggregate have a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Company or any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.
•Environmental Matters. Except as disclosed on Schedule 10:
•In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws, and, on the basis of this consideration, the Company has concluded that compliance with Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.
•Except for violations or failures that individually and in the aggregate are not reasonably likely to result in a Material Adverse Effect, (A) none of the Loan Parties has received any Environmental Complaint from any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received and (B) there are no pending or, to the Company’s knowledge, threatened Environmental Complaints relating to any Loan Party or, to the Company’s knowledge, any prior or subsequent owner of the Property.
•Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and (B) there are no past or present Environmental Conditions at, on or under the Property or, to the Company’s knowledge, at, on or under adjacent property, that could reasonably be expected to result in liability of any Loan Party under any Environmental Law.

•Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under the Property, or, to the Company’s knowledge, at, on or under adjacent property, that result in the Release or threatened Release of Regulated Substances onto the Property, except to the extent that such Releases or threatened Releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect.
•Except for violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) there are no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place and are not in compliance with all Environmental Laws, and (B) there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws.
•Except for violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) each Loan Party has all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties have submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.
•Except for violations which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, all past and present on-site generation, storage, processing, treatment, recycling, reclamation or disposal of Regulated Substances at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Regulated Substances have been done in accordance with the Environmental Laws.
•There are no violations of the type described in the foregoing clauses (i) through (vii), without giving effect to any materiality qualifiers therein, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
•Senior Debt Status. The Obligations rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties except Indebtedness secured by Permitted Liens and (b) prior in right of payment over the Subordinated Indebtedness.
•Designated Guarantors. All Subsidiaries of the Company that are integral to the homebuilding business of the Toll Group are Designated Guarantors.
•Anti-Corruption Laws and Sanctions. The Borrower and the Company have implemented and maintain in effect policies and procedures designed to promote compliance by the Borrower, the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Senior Executives of the Company and the Borrower, their respective directors, officers, agents and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, the Company or any of its Subsidiaries or (b) to the knowledge of the Senior Executives of the Company and the Borrower, any of their respective directors, officers, or employees or any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. Neither the making of any Loan or issuance of any Facility Letter of Credit to or for the account of the Borrower or any other Loan Party nor the use of the proceeds of any Loan or any Facility Letter of Credit by the Borrower or any Loan Party will violate Anti-Corruption Laws or applicable Sanctions.
•EEA Financial Institution. None of the Loan Parties is an EEA Financial Institution.
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COVENANTS
Until payment in full of all obligations hereunder (other than in respect of contingent indemnification claims not yet asserted), termination of all Revolving Credit Commitments under this Agreement and the expiration of all Facility Letters of Credit (or, with respect to the Facility Letters of Credit, such Facility Letters of Credit are converted into or otherwise constitute Alternative Letters of Credit or are cash collateralized in accordance with the provisions of Section 4.10 or other alternatives acceptable to the applicable Issuing Bank are provided to such Issuing Bank) unless the Required Lenders shall otherwise consent in writing, the Borrower and the Company will perform and observe, and (as and where applicable) will cause the other Loan Parties to perform and observe, the following covenants:
•Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders (or the Administrative Agent, on behalf of the Lenders), which may be by electronic transmission:
•Audited Financial Statements. Within 95 days after the close of each of its fiscal years, an audit report, which report shall not be subject to any “going concern” qualification or qualification as to the scope of the audit, certified by independent certified public accountants of national recognition or otherwise reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP on a consolidated basis for the Company and its Subsidiaries, including balance sheets as of the end of such period, a related consolidated profit and loss statement, and a consolidated statement of cash flows, accompanied by any management letter prepared by said accountants. Filing of such financial statements with the SEC shall be deemed delivery of such financial statements to the Lenders.
•Quarterly Financial Statements. Within 50 days after the close of the first three quarterly periods of each fiscal year of the Company, for the Company and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and a related consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, certified by the Company’s chief financial officer, chief accounting officer, controller or treasurer (which certificate shall be satisfactory in form to the Administrative Agent). Filing of such financial statements with the SEC shall be deemed delivery of such financial statements to the Lenders.
•Annual Plan and Forecast. As soon as available, but in any event within 120 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for such fiscal year.
•Compliance Certificate. Within five (5) days after each of the dates on which financial statements are required to be delivered under Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit F signed by the chief financial officer, chief accounting officer, controller or treasurer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
•Annual ERISA Statement. If applicable, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.
•Reportable Event. As soon as possible and in any event within 10 days after any Loan Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, chief accounting office, controller or treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.
•Environmental Notices. As soon as possible and in any event within 10 days after a Senior Executive of a Loan Party receives the same, a copy of (a) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the Release by any Loan Party or any other Person of any Regulated Substances that could reasonably be expected to have a Material Adverse Effect, and (b) any notice alleging any violation of any Environmental Law by any Loan Party that could reasonably be expected to have a Material Adverse Effect.
•Borrowing Base Certificate. At any time that the Leverage Ratio equals or exceeds 1.50 to 1.00 and the Company does not have an Investment Grade Rating from at least two (2) Rating Agencies (in each case as determined as of the last day of a fiscal quarter), simultaneous with the delivery of the Compliance Certificate required to be delivered with respect to such fiscal quarter pursuant to Section 7.1(iv), a Borrowing Base Certificate.
•Notices Regarding Plans and Benefit Arrangements.
•Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of: (1) any Prohibited Transaction that could subject the Company or any member of the Controlled Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder that in either case would reasonably be expected to result in a liability in excess of $10,000,000; (2) any assertion of material withdrawal liability with respect to any Multiemployer Plan or Multiple Employer Plan; (3) any partial or complete withdrawal from a Multiemployer Plan, by the Company or any member of the Controlled Group under Title IV of ERISA (or assertion thereof), which such withdrawal is likely to result in a material liability; (4) any withdrawal by the Company or any member of the Controlled Group from a Multiple Employer Plan; (5) any failure by the Company or any member of the Controlled Group to make a payment to a Plan required to avoid imposition of a lien under Section 303(k) of ERISA; or (6) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase the unfunded benefit liability or to materially reduce the liability to make periodic contributions.
•Promptly after receipt thereof, copies of (a) all notices received by the Company or any member of the Controlled Group of the PBGC’s intent to terminate any Plan administered or maintained by the Company or any member of the Controlled Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or any member of the Controlled Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or any member of the Controlled Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any member of the Controlled Group with the Internal Revenue Service with respect to each such Plan.
•Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the IRS in connection with the termination of any Plan.
•Project Reports. Within thirty (30) days after the end of each fiscal quarter of the Borrower and, from and after delivery of a Compliance Certificate evidencing that the Leverage Ratio exceeds 1.50 to 1.00 and provided that the Company does not have an Investment Grade Rating from at least two (2) Rating Agencies (in each case as of the last day of a fiscal quarter) and until the earlier of the delivery of a Compliance Certificate for a subsequent fiscal quarter evidencing that the Leverage Ratio does not exceed 1.50 to 1.00 as of the last day of such fiscal quarter and the date that the Company obtains an Investment Grade Rating from at least two (2) Rating Agencies, each calendar month, statements accompanied by a certificate of the chief financial officer, chief accounting officer, controller or treasurer of Company, actually setting forth for the last week of the prior calendar quarter or month (as applicable) sales reports showing unit sales and unsold inventory completed or under construction by the Loan Parties in connection with each of their projects.
•Subordinated Loan Documents. Prior to any Loan Party’s entering into or amending any Subordinated Loan Documents, copies thereof and a description of any material differences between the subordination provisions of such Subordinated Loan Documents and, if applicable, the subordination provisions of the Subordinated Loan Documents identified in Schedule 4 or most recently approved hereunder.
•Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which would be required to be reported by the Company (regardless of whether the Company is no longer required to file such reports with the SEC by reason of the Company ceasing to be a reporting company) on Forms 10-Q, 10-K or 8-K filed with the SEC. Filing such information with the SEC shall be deemed delivery to the Lenders.
•Shareholder Reports. Promptly upon the furnishing thereof to the shareholders of the Company, complete and accurate copies of all financial statements, reports and proxy statements so furnished. Filing such information with the SEC shall be deemed delivery to the Lenders.
•Beneficial Ownership. Promptly after the Borrower constituting a “legal entity customer” (as defined in the Beneficial Ownership Regulation), a Beneficial Ownership Certification and, promptly after a Senior Executive obtaining knowledge of any change in the information provided in a prior Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, an updated Beneficial Ownership Certification.
•Other Information. Such (a) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws and (b) any other information (including non-financial information) as the Administrative Agent may from time to time reasonably request, including, without limitation, pursuant to any reasonable request by any Lender.

•Use of Proceeds. The Borrower and each other Loan Party will use the proceeds of the Revolving Credit Advances for lawful, general business purposes. No Loan Party is engaged or will engage, principally, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used for any purpose that violates the provisions of Regulation U. The Borrower will not request any Loan or Facility Letter of Credit, and the Company and the Borrower shall not use, and shall procure that their respective Subsidiaries shall not use, the proceeds of any Loan or Facility Letter of Credit in any manner which would result in any violation of Anti-Corruption Laws or applicable Sanctions.
•Notice of Default. The Borrower will give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect, promptly upon any Senior Executive of the Company or the Borrower becoming aware thereof.
•Conduct of Business. The Loan Parties will carry on and conduct their businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted (and fields reasonably related, ancillary or complimentary thereto) and, in the case of the Borrower and the Company, will do (and in the case of any other Loan Party, to the extent that its failure to do so could reasonably be expected to have a Material Adverse Effect, will do) all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership, trust or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
•Taxes. Except for violations or failures that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Loan Party will (i) file in a timely manner complete and correct U.S. federal and all applicable foreign, state and local tax returns required by law and (ii) pay when due all Taxes upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP.
•Insurance. Each Loan Party will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried (for the avoidance of doubt, after giving effect to such self-insurance as is reasonable and customary for similarly-situated Persons engaging in the same or similar businesses).
•Compliance with Laws. Each Loan Party will comply with all Laws (excluding Environmental Laws, compliance with which is governed by Section 7.25) to which it may be subject, to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect. The Company and the Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, the Company, its Subsidiaries and their respective officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
•Maintenance of Properties. Each Loan Party will maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
•Inspection. Each Loan Party will permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Loan Parties, examine and make excerpts of the books of accounts and other financial records of the Loan Parties, and to discuss the affairs, finances and accounts of the Loan Parties with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably designate.
•Mergers; Consolidations; Dissolutions. No Loan Party shall merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) there is no Change of Control of the Loan Party; (ii) the character of the business of the Toll Group on a consolidated basis will not be materially changed by such occurrence; (iii) such occurrence shall not constitute or give rise to a Default or Unmatured Default; and (iv) if, in the case of the Borrower or the Company, it is not the surviving entity of such merger or consolidation, such surviving entity shall promptly execute and deliver to the Administrative Agent (A) an assumption of the Borrower’s or the Company’s (as applicable) obligations under the Loan Documents to which the Borrower or the Company (as applicable) is party and (B) such certified resolutions, opinions of counsel and other supporting documentation as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Neither the Toll Group nor any portion thereof the dissolution, liquidation or winding up of which could reasonably be expected to have a Material Adverse Effect shall dissolve, liquidate, or wind up its business by operation of law or otherwise.
•Distributions of Securities. The Company shall not distribute to its shareholders any securities of any Subsidiary unless (a) such Subsidiary is a Non-Loan Party; (b) such distribution does not constitute or give rise to a Default or Unmatured Default; (c) such distribution does not result in a Change of Control of a Loan Party; and (d) such distribution does not materially change the operations of the Toll Group.
•Disposition of Assets. None of the Loan Parties will sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its Property (including, but not limited to, sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock (other than capital stock of the Company), shares of beneficial interest or partnership interests of another Loan Party or an Affiliate of a Loan Party), except:
•transactions involving the sale of inventory in the ordinary course of business;
•any sale, transfer or lease of assets which are no longer necessary or required in the conduct of the business of the Loan Parties (taken as a whole);
•any sale, transfer or lease of assets to any other Loan Party;
•any sale, transfer or lease of assets which are replaced by substitute assets acquired or leased;
•any sale, transfer or lease of assets of, or interests in, a Non-Loan Party or any other Affiliate of the Company that is not a Loan Party; and
•mergers or consolidations permitted in this Agreement.
•Borrower a Wholly-Owned Subsidiary. The Borrower will at all times be a Wholly-Owned Subsidiary of the Company or of a successor to the Company (but only if the ownership by such successor does not constitute or result in a Change of Control).
•Investments and Acquisitions. None of the Loan Parties will make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or will create any Subsidiary or will become or remain a partner in any partnership or joint venture, except Permitted Investments.
•Liens. None of the Loan Parties will create, incur, or suffer to exist any Lien in, of or on any Property whether now owned or hereafter acquired, except Permitted Liens.
•Additional Designated Guarantors. The Borrower may at any time designate (in the manner hereinafter provided) any Wholly-Owned Subsidiary of the Company as a

Designated Guarantor, and shall designate (in the manner hereinafter provided) each newly-formed or newly-acquired Wholly-Owned Subsidiary of the Company (other than a Mortgage Subsidiary) as a Designated Guarantor on a quarterly basis simultaneously with its delivery of the next Compliance Certificate pursuant to Section 7.1(iv) (unless, on or prior to the time of such delivery, the Borrower satisfies the requirements of Non-Designation of such Wholly-Owned Subsidiary in accordance with Section 10.13) in accordance with the provisions of this Section 7.16. Such designation of a Wholly-Owned Subsidiary of the Company as a Designated Guarantor shall be effected by the delivery by the Borrower to the Administrative Agent of each of the following:
•Notice by the Borrower and the Company identifying such Designated Guarantor, the state of its formation, and the ownership of the capital stock or other ownership interests in such Designated Guarantor;
•A Supplemental Guaranty duly executed and delivered by such Designated Guarantor;
•Documents with respect to such Designated Guarantor addressing the requirements set forth in clauses (iv), (v) and (vi) of Section 5.1; and
•Such information relating to the organization, operations and finances of such Designated Guarantor as the Administrative Agent shall reasonably request.
Upon the Administrative Agent’s receipt of the foregoing, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, such Wholly-Owned Subsidiary of the Company shall be a Designated Guarantor and a Loan Party hereunder.
•Subordinated Indebtedness. Except as otherwise permitted in the last sentence of this Section 7.17, no Loan Party will make any amendment or modification to any Subordinated Loan Document, without providing at least thirty (30) days’ prior written notice thereof to the Administrative Agent (or such shorter period as the Administrative Agent shall agree), and obtaining the prior written consent of the Required Lenders thereto. The Loan Parties may amend or modify any Subordinated Loan Document without obtaining the consent of the Required Lenders if after giving effect to such amendment or modification (a) the subordination provisions therein would be permitted under this Agreement, and (b) the covenants governing such Subordinated Indebtedness affected by the amendment are no more onerous to the borrower of such Subordinated Indebtedness than those contained under this Agreement and the Administrative Agent shall have received an officer’s certificate to such effect by an Authorized Officer of the Company.
•Intercompany Loans, Loans from Non-Loan Parties. The Borrower may make Intercompany Loans available to the Guarantors using proceeds of the Loans. Each Intercompany Loan shall be evidenced either by a promissory note of the obligor under such Intercompany Loan (individually, an “Intercompany Note” and collectively, the “Intercompany Notes”), an intercompany account agreement between Borrower and the obligor under such Intercompany Loan (individually, an “Intercompany Agreement” and collectively, the “Intercompany Agreements”) or by an entry on the books and records of the Borrower and the obligor under such Intercompany Loan, and repayment of such Intercompany Loans shall be on such terms as the Borrower and the Guarantors agree. Each Intercompany Loan shall be subordinated to the Guarantors’ obligations under the Guaranty Agreements pursuant to the terms of the Guaranty Agreement and shall either be a demand loan or become due and payable upon the acceleration of the Loans pursuant to Section 9.1 after the occurrence of a Default hereunder. Any Intercompany Note, Intercompany Agreement or book-entry claim may in turn be assigned by the Borrower to another Guarantor or any other member of the Toll Group as a capital contribution. The Company shall establish and maintain such books and records relating to Intercompany Loans and other Investments in the Designated Guarantors as are required to enable it and the Administrative Agent to trace advances and repayments of principal of Intercompany Loans and other investments in the Guarantors.
•Appraisals.
•Procedures. The Loan Parties shall cooperate with the Lenders and the appraisers in making appraisals of the Borrowing Base Assets which the Administrative Agent, at the direction of the Required Lenders, may from time to time request. The Borrower may, within ten (10) days following any such request by the Administrative Agent, specify which other of the Borrowing Base Assets it requests to have similarly appraised. Following the first to occur of (A) completion of all appraisals requested at any one time by the Administrative Agent and the Borrower under this Section 7.19, and (B) a date specified by the Administrative Agent no earlier than 45 days after the last request for an appraisal has (or could have) been made by the Borrower in accordance with the immediately preceding sentence, the appraised values of all Borrowing Base Assets which have been appraised (rather than their book value) shall be used for purposes of applying the covenant contained in Section 7.28.2. The Required Lenders shall have the right to request appraisals pursuant to this Section 7.19 not more than two times in any period of twelve consecutive months, and shall specify in such request all of the Borrowing Base Assets for which the Lenders desire appraisals.
•Costs. Any appraisals by the Administrative Agent shall be at the Lenders’ expense (in the proportion of their respective Revolving Credit Ratable Shares), unless using such appraised values would result in the covenant contained in Section 7.28.2 being violated, in which event all such appraisals shall be at the Borrower’s expense; provided, that, in addition to the foregoing, if at any time that the Borrowing Base provisions set forth in Section 7.28.2 are in effect because both the Leverage Ratio is above the threshold set forth therein as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1(i) or (ii) and the Company does not have an Investment Grade Rating from at least two (2) Rating Agencies as of the end of such fiscal quarter, the amount of the Borrowing Base (determined as of the end of such fiscal quarter and set forth on the Borrowing Base Certificate required to be delivered pursuant to Section 7.1(viii)) is not greater than the aggregate principal amount of the Senior Indebtedness then outstanding (excluding outstanding Alternative Letters of Credit and other outstanding Letters of Credit or similar arrangements to the extent collateralized by cash, Marketable Securities or Cash Equivalents) by at least an amount equal to 10% of the aggregate principal amount of such Senior Indebtedness then outstanding (with Senior Indebtedness being calculated in accordance with Section 7.28.2), then the Administrative Agent, at the written request of the Required Lenders, shall have the right to request appraisals of a selection of Borrowing Base Assets that constitute (x) Borrowing Base Assets with the highest individual book values and (y) Borrowing Base Assets that in the aggregate constitute 50% of the aggregate book value of all Borrowing Base Assets (both (x) and (y) to be determined by the Company in good faith in consultation with the Administrative Agent) (such assets, the “Borrowing Base Selected Assets”) not more than once in any twelve consecutive months with all such appraisals conducted at the Borrower’s expense; provided, further, that if the aggregate appraised value of the Borrowing Base Selected Assets is less than the aggregate book value of the Borrowing Base Selected Assets as set forth in the above-referenced Borrowing Base Certificate, then the Administrative Agent shall have the right, at the written request of the Required Lenders (but only so long as the Borrowing Base provisions set forth in Section 7.28.2 are in effect as provided above) to request appraisals of additional Borrowing Base Assets on the same basis as provided in clauses (x) and (y) above that in the aggregate, together with the Borrowing Base Selected Assets, constitute 80% of the aggregate book value of all Borrowing Base Assets (such additional Borrowing Base Assets to be determined by the Company in good faith in consultation with the Administrative Agent as provided above and defined herein as the “Additional Borrowing Base Selected Assets”) not more than once in any twelve consecutive months with all such appraisals conducted at the Borrower’s expense; provided, further, that if the aggregate appraised value of the Borrowing

Base Selected Assets and the Additional Borrowing Base Selected Assets is less than ninety percent (90%) of the aggregate book value of such assets as set forth on the above-referenced Borrowing Base Certificate, then the Administrative Agent shall have the right, at the written request of the Required Lenders (but only so long as the Borrowing Base provisions set forth in Section 7.28.2 are in effect as provided above), to request appraisals of all remaining Borrowing Base Assets at the Borrower’s expense, but no more than once in any twelve consecutive months; provided, further, that, notwithstanding the foregoing, if a Default or Unmatured Default shall have occurred and be continuing as a result of a breach of Section 7.28.2, then all appraisals under this Section 7.19 shall be at the Borrower’s expense.
•Appraisers. Any appraisals requested at any one time pursuant to this Section 7.19 shall be made by one or more appraisers for all properties (there shall be no more than one appraiser for each property) located in each state selected by the Borrower from a list of at least three appraisers submitted by the Administrative Agent with respect to such state at the time it makes its request. All appraisers submitted by the Administrative Agent pursuant to this Section 7.19 shall be appraisers who have been approved by the Required Lenders and the Borrower (such approval not to be unreasonably withheld or delayed) and in either event have committed to prepare appraisals within 45 days following the date such appraisals are requested.
•Mortgage Subsidiaries. The Company shall notify the Administrative Agent of the creation of any Mortgage Subsidiary within seven (7) Business Days after such creation. Such notice shall include the name, state of formation and ownership of the capital stock or other ownership interests thereof. The Company shall cause the Mortgage Subsidiaries to engage exclusively in the Mortgage Banking Business. The Company shall deliver information relating to the organization, operations and finances of the Mortgage Subsidiaries as the Administrative Agent may reasonably request from time to time.
•[Reserved].
•[Reserved].
•Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate with all other such violations:
•The Company and each member of the Controlled Group shall comply with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. The Company shall not permit to occur any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group shall make all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each member of the Controlled Group (i) shall fulfill their obligations under the minimum funding standards of ERISA, (ii) shall not incur any liability to the PBGC and (iii) shall not have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
•Each Multiemployer Plan and Multiple Employer Plan shall be able to pay benefits thereunder when due.
•Neither the Company nor any other member of the Controlled Group shall institute proceedings to terminate any Plan.
•The Company shall not permit to occur any event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA with respect to any Plan.
•The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan shall not exceed the aggregate fair market value of the assets of such Plan.
•Neither the Company nor any other member of the Controlled Group shall incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the Controlled Group shall be notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan or Multiple Employer Plan shall be reorganized or terminated, within the meaning of Title IV of ERISA.
•To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group shall pay when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group shall make all contributions required to be paid for all prior periods.
•Employment Matters. The Loan Parties shall comply with the Labor Contracts and all applicable labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, in each case where the failure to comply would have a Material Adverse Effect either individually or in the aggregate with all other such failures. The Company and the Borrower shall not permit any grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or strikes or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.
•Environmental Matters. Except as disclosed on Schedule 10 hereto:
•Except for violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) no Environmental Complaint shall be issued by any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq. and (B) the Company and the Borrower shall not permit to occur any Environmental Complaint relating to any Loan Party or any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.
•Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, the Company and the Borrower shall not permit to occur (A) any circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws or (B) any past or present Environmental Conditions at, on or under the Property or at, on or under adjacent property, that prevent compliance with Environmental Laws at the Property.
•Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder shall contain or use Regulated Substances except in compliance with Environmental Laws. The Company and the Borrower shall not permit to occur any processes, facilities, operations, equipment or other activities at, on or under the Property, or at, on or under adjacent property that result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect either individually or in the aggregate.

•Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit any underground storage tanks, or underground piping associated with such tanks, to be used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place or are not in compliance with all Environmental Laws, and (B) the Company and the Borrower shall not permit the abandonment of any underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property, except those abandoned in place, or removed, in accordance with the Environmental Laws.
•Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) each Loan Party shall have all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties shall submit all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to operations on the Property.
•Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all on-site generation, storage, processing, treatment, recycling, reclamation of disposal of Solid waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Solid Waste shall be done in accordance with the Environmental Laws.
•Environmental Certificates. The Borrowing Base Assets shall not include any Property for which a Loan Party has not obtained a completed certificate (including an accompanying Phase I Environmental site assessment in conformity with industry standards) in respect of such Property in substantially the form of Exhibit G or otherwise in a form reasonably satisfactory to the Administrative Agent (an “Environmental Certificate”) from a qualified independent environmental consultant. The Borrower shall, at the request of the Administrative Agent, furnish to the Administrative Agent Environmental Certificates with respect to any Property requested by the Administrative Agent that the Borrower has included in the Borrowing Base, and may, in order to request approval of any exception on Exhibit A of an Environmental Certificate that is not a Permitted Environmental Exception so that the underlying assets may be included in the Borrowing Base, furnish a supplemental Environmental Certificate to the Administrative Agent from a qualified independent environmental consultant. The Administrative Agent shall with reasonable promptness notify the Borrower and the Lenders of the Administrative Agent’s approval or disapproval of any exception on Exhibit A of any such Environmental Certificate that is not a Permitted Environmental Exception (such approval not to be unreasonably withheld or delayed). The other Lenders shall have ten (10) Business Days to reverse such approval or disapproval by the vote of the Required Lenders, in the absence of which vote the Administrative Agent’s decision shall stand. The Borrower shall have the right from time to time to submit another Environmental Certificate in respect of Property that was not initially Environmentally Approved Land following substantial completion of corrective action in accordance with Environmental Laws applicable to exceptions to a prior Environmental Certificate in respect of such Property and provision of documentation of such corrective action reasonably acceptable to the Administrative Agent. Neither the Administrative Agent nor any other Lender shall be liable or otherwise have any responsibility or obligation to any Lender or to any Loan Party for any approval or disapproval of any exceptions in any Environmental Certificate made by it except as expressly provided above.
•Senior Debt Status. The Obligations will at all times rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties (except the Obligations may rank junior in priority with respect to the liens securing Indebtedness secured by Permitted Liens) and (b) prior in right of payment to all Subordinated Indebtedness.

•Financial Covenants.
•Leverage Ratio. As of the end of any fiscal quarter, the Company and the Borrower will not permit the Leverage Ratio to be greater than 1.75 to 1.00 (determined as of the end of such fiscal quarter and set forth on the compliance certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(iv)).
•Borrowing Base. At any time that the Leverage Ratio as of the end of a fiscal quarter equals or exceeds 1.50 to 1.00 and the Company does not have an Investment Grade Rating from at least two (2) Rating Agencies (in each case as determined as of the end of such fiscal quarter and set forth on the compliance certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(iv)), the Company and the Borrower will not permit the Borrowing Base (determined as of the end of such fiscal quarter and set forth on the Borrowing Base Certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(viii)) to be less than the aggregate principal amount of Senior Indebtedness then outstanding (excluding outstanding Alternative Letters of Credit and other Letters of Credit or similar arrangements included in Senior Indebtedness and not issued under this Agreement to the extent collateralized by cash, Marketable Securities or Cash Equivalents), it being understood that (i) if any Permitted Purchase Money Loans or Permitted Recourse Indebtedness are secured by assets which have a book value at the time of the calculation of the Leverage Ratio which is greater than or equal to the amount of Indebtedness outstanding in respect of such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, then the amount of such Indebtedness shall not be included in the foregoing calculation of Senior Indebtedness, (ii) if any Permitted Purchase Money Loans or Permitted Recourse Indebtedness are secured by assets which have a book value at the time of the calculation of the Leverage Ratio which is less than the amount of Indebtedness in respect of such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, and such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, are recourse to any Loan Party (on a secured or unsecured basis) then only the difference between the outstanding principal amount of Indebtedness in respect of such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, and the book value of such assets securing such Permitted Purchase Money Loans or Permitted Recourse Indebtedness, as applicable, shall be included in the foregoing calculation of Senior Indebtedness (but in no event in an amount greater than the amount of recourse to any Loan Party) and (iii) the amount of Indebtedness in respect of Permitted Nonrecourse Indebtedness shall not be included in the foregoing calculation of Senior Indebtedness.
•Tangible Net Worth. The Company will maintain at the end of each fiscal quarter a Tangible Net Worth of not less than the amount by which (i) the sum of (a) $4,000,000,000, (b) 50% of Consolidated Net Income after February 1, 2023 (provided that the amount in this clause (b) may not be less than zero), (c) 50% of the cash proceeds of capital stock of the Company sold by the Company after February 1, 2023 and (d) 50% of the aggregate increase in Tangible Net Worth after February 1, 2023 by reason of the issuance of capital stock of the Company upon conversion of Indebtedness of any member of the Toll Group into such capital stock exceeds (ii) the sum of the aggregate amount paid by the Company for the purchase or repurchase of its capital stock, and the aggregate amount of dividends and other distributions paid in cash by the Toll Group in respect of the Company’s capital stock, in each case at any time after February 1, 2023 (but only to the extent such purchases, repurchases, dividends and other distributions paid in cash do not, in the aggregate, exceed the Maximum Deductible Amount (as defined below)). As used herein, the term “Maximum Deductible Amount” shall mean an amount equal to (A) the sum of the cost of purchases and repurchases by the Toll Group of capital stock of the Company made, and the aggregate amount of dividends and other distributions paid in cash by the Toll Group in respect of the Company’s capital stock, in each case after February 1, 2023, not to exceed, in the aggregate during any one-year period (as measured from November 1 to October 31 of each year) fifteen percent (15%) of the Tangible Net Worth as of the end of the fiscal year of the Company preceding such one-year period, plus (B) in addition to the purchases and repurchases of capital stock, and dividends and distributions in respect of capital stock, in each case under clause (A), the sum of (1) the cost of other purchases and repurchases by the Toll Group of capital stock of the Company at any time and (2) the aggregate amount of dividends and other distributions in respect of the capital stock of the Company at any time, not to exceed $1,000,000,000 in the aggregate after February 1, 2023.
•Financial Contracts. No Loan Party will enter into or remain liable upon any Financial Contract, except for Financial Contracts entered into for the purpose of managing interest rate risks associated with Indebtedness of the Toll Group and other risks associated with the business of the Toll Group and not for speculative purposes.
•
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
b)    Any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.
c)    (i) Nonpayment of principal of any Loan when due or failure to cash collateralize Facility Letters of Credit when required under this Agreement, or (ii) nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after notice (which notice may include a billing statement therefor) that the same is due.
d)    The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any of the other Loan Documents which is not cured within thirty days after the earlier of notice thereof given by the Administrative Agent or the Required Lenders to the Borrower in accordance with Section 14.1 and the date on which any Senior Executive becomes aware of the occurrence thereof, whichever first occurs (such grace period to be applicable only in the event such breach can be cured by corrective action of the Loan Parties).
e)    Failure, after the lapse of any applicable grace periods, of any Loan Party to pay when due any Indebtedness (other than (i) Permitted Nonrecourse Indebtedness and (ii) guarantees of Indebtedness of Non-Loan Parties, to the extent and for so long as the payment obligation by a Loan Party under such guarantee is being contested in good faith by appropriate proceedings, and any judgment against any Loan Party is subject to an appeal and does not otherwise result in a Default under Section 8.5) aggregating in excess of $150,000,000 (“Material Indebtedness”); or the default by any Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement or agreements under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or in connection with a mandatory prepayment or offer with respect to the sale, casualty or condemnation of any Property secured by such Material Indebtedness) prior to the stated maturity thereof; or any Loan Party shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.
f)    Any Loan Party shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 8.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.6.
g)    Without the application, approval or consent of a Loan Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Loan Party or any Substantial Portion of the Property of the Loan Parties, or a proceeding described in Section 8.5(iv) shall be instituted against any Loan Party and such appointment continues undischarged, or such proceeding continues undismissed or unstayed, for a period of 60 consecutive days.
h)    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of the Loan Parties so condemned, seized, appropriated, or taken custody or control of, during the period of four consecutive fiscal quarters ending with the quarter in which any such action occurs, constitutes a Substantial Portion.
i)    The Loan Parties shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money (other than in respect of Permitted Nonrecourse Indebtedness) in excess of $150,000,000 in the aggregate (to the extent not covered by insurance provided by an independent solvent third-party insurer who has been notified of such judgment, order or decree and has not denied coverage), which are not stayed on appeal or otherwise being appropriately contested in good faith.
j)    The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $35,000,000 or any Reportable Event shall occur in connection with any Plan that results in a liability exceeding $35,000,000.
k)    The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that it has incurred withdrawal liability to such Multiemployer Plan or Multiple Employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans or Multiple Employer Plan by the Company or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $35,000,000 or requires payments exceeding $15,000,000 per annum.
l)    The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans and Multiple Employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans and Multiple Employer Plans for the respective plan years of each such Multiemployer Plan and Multiple Employer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $50,000,000.
m)    Any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release of any Regulated Substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii) or all such events in the aggregate, could reasonably be expected to have a Material Adverse Effect.
n)    Any Change of Control shall occur.
o)    Any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Guaranty Agreement, or any Guarantor shall deny that it has any further liability under any Guaranty Agreement to which it is a party, or shall give notice to such effect (in each case other than as expressly permitted in Section 10.13 with respect to the Conversion or Non-Designation of a Designated Guarantor).
p)    Any Loan Document shall fail to remain in full force and effect unless released by the Lenders.
q)    The representations and warranties set forth in Section 6.14.1 (“Plan Assets; Prohibited Transactions”) shall at any time not be true and correct.
The Borrower may cure any Default (other than any failure to pay the Obligations) that relates exclusively to a Designated Guarantor by Conversion of such Designated Guarantor to a Non-Loan Party, to the extent permitted by and subject to and in accordance with the provisions of Section 10.13, provided that such Conversion is completed (except as otherwise provided in Section 10.13(b)) not later than thirty (30) days after the first to occur of (a) such Default or (b) the day that a Senior Executive of the Company first learned of the Unmatured Default that, with the lapse of time or giving of notice, or both, has ripened or may ripen into such Default.
•
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
•Acceleration. If any Default described in Section 8.5 or 8.6 occurs and is continuing with respect to the Borrower or the Company, the obligations of the Lenders to make Loans hereunder and the obligations of the Lenders to issue, amend or extend any Facility Letter of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of any Lender to issue, amend or extend any Facility Letter of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.
If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Bank(s) to issue, amend or extend Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 8.5 or 8.6 with respect to the Borrower or the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
•Amendments. Subject to the provisions of this Article IX the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders), the Borrower and the Company may enter into agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such agreement or any waiver shall,
•without the consent of each Lender directly and adversely affected thereby:
•Extend the final maturity of any Loan under the Revolving Credit Facility (except as agreed to by such Lenders pursuant to Section 2.17) or forgive all or any portion of the principal amount thereof, or reduce the rate, whether by modification of the Pricing Schedule or otherwise (it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof or any waiver of any default rate of interest shall not constitute a reduction in the rate of interest for purposes of this clause), or extend the time for payment of or forgive interest or fees thereon; or
•Extend the Revolving Credit Facility Termination Date under the Revolving Credit Facility (except as agreed to by such Lender pursuant to the provisions of Section 2.17), or increase the amount of the Revolving Credit Commitment of any Lender under the Revolving Credit Facility (except as agreed by such Lender);
or (1) without the consent of all Lenders:
•Permit the Borrower to assign its rights under this Agreement; or
•[Reserved]; or
•Change, directly or indirectly, the percentage specified in the definition of “Required Lenders,” or change any provision that calls for consent, approval or other action by the Required Lenders, all Lenders or any particular affected Lender; or
•Amend Section 2.10(b), this Section 9.2 or Section 12.2; or
•Release any Guarantor (except for the release of a Designated Guarantor as provided in Section 10.13).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without its written consent, and no amendment of any provision of this Agreement relating to any outstanding Facility Letter of Credit issued by any Issuing Bank shall be effective without its written consent. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding the foregoing, (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Loan Documents or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement or any other Loan Document if such amendment, supplement or waiver is delivered in order to cause such Loan Documents or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) with respect to amendments under Section 9.2(a)(i) or requiring the approval of all of the Lenders under the Revolving Credit Facility directly and adversely affected thereby, if all such Lenders other than one or more Defaulting Lenders approve such amendment, the failure of such Defaulting Lenders to approve such amendment shall not prevent such amendment from becoming effective with respect to such Lenders approving such amendment (it being understood that such amendment will not be effective with respect to such Defaulting Lenders that do not approve such amendment).
•Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or the issuance, amendment or extension of such Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall, subject to the terms hereof, be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.
•
GENERAL PROVISIONS
•Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans and the issuance of the Facility Letters of Credit herein contemplated.
•Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

•Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
•Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Company, Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Company, the Administrative Agent and the Lenders relating to the subject matter thereof (other than the Fee Letters).
•Several Obligations Benefits of This Agreement. The respective obligations of the Lenders hereunder are several and not joint or joint and several and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that the Arrangers (and, in the case of the provisions of Section 10.6(b), any other Person indemnified by the Borrower thereunder) shall enjoy the benefits of the provisions of Sections 10.6(b) and 10.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its, his or her own behalf and in its, his or her own name to the same extent as if it, he or she were a party to this Agreement.
•Expenses; Indemnification.
•The Borrower shall reimburse the Administrative Agent for any reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses of attorneys for the Administrative Agent (other than internal counsel) and (but only with the Borrower’s prior approval, which shall not be unreasonably withheld or delayed) other advisors and professionals engaged by the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, amendment, modification, and administration of the Loan Documents. In addition, the Borrower also agrees to pay for all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender incurred in connection with the enforcement or preservation of rights under the Loan Documents (including but not limited to reasonable legal fees and expenses of counsel, provided that legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel plus, if necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction; provided, that, in the event of any actual or potential conflict of interest, the Borrower shall be liable for the fees and expenses of one additional counsel for each person or group of persons subject to such conflict).
•The Borrower hereby further agrees to indemnify the Administrative Agent, each Arranger, each Lender and their respective Related Parties (each an “Indemnitee”) against all losses, claims, obligations, damages, penalties, actions, judgments, suits, liabilities, costs, expenses and disbursements (including, without limitation, all reasonable fees and expenses of attorneys and other expenses of litigation or preparation therefor whether or not the Administrative Agent, any Arranger or any Lender is a party thereto, provided that legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel and one local counsel in each relevant jurisdiction for all such Indemnitees, taken as a whole; provided, that, in the event of any actual or potential conflict of interest, the Borrower shall be liable for the fees and expenses of one additional counsel for each person or group of persons subject to such conflict) (“Losses”) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Facility Letter of Credit hereunder including any Losses arising out of any actual or alleged presence or Release of Regulated Substances at, on, under or emanating from any Property, or any liability related to the Borrower or any of its Subsidiaries under any Environmental Laws except to the extent that they (i) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) arose from a material breach of the obligations of such Indemnitee’s or any of its Related Parties’ (except the Administrative Agent in its capacity as such) obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (iii) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, Arranger, the Administrative Agent or any Issuing Bank in its capacity as such). The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement. This Section 10.6(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
•Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall (if the Administrative Agent so requests) be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.
•Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles in the United States, as in effect from time to time (“GAAP”); provided, however, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document (including for pricing purposes), and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, any obligation of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect on December 31, 2018 shall not be treated as a capital lease solely as a result of the adoption of any changes in, or changes in the application of, GAAP after December 31, 2018 and, as a result, leases shall continue to be classified and accounted for on a basis consistent with their treatment on December 31, 2018, notwithstanding any change in GAAP relating thereto, unless the Company, the Borrower and the Required Lenders shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
•Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
•Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, Issuing Banks and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, any Arranger nor any Lender or any Issuing Bank shall have any fiduciary responsibilities to the Borrower, the Company or any other Loan Party. Neither the Administrative Agent, any Arranger nor any Lender or Issuing Bank undertakes any responsibility to the Borrower, the Company or any other Loan Party to review or inform the Borrower, the Company or any other Loan Party of any matter in connection with any phase of the Borrower’s, the Company’s or any other Loan Party’s business or operations. The Borrower and the Company agree that neither the Administrative Agent, any Arranger nor any Lender or Issuing Bank shall have liability to the Borrower, the Company or any other Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower, the Company or any other Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, any Arranger nor any Lender or Issuing Bank shall have any liability (whether sounding in tort, contract or otherwise) with respect to, and the Borrower, the Company and each other Loan Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower, the Company or any other Loan Party (or suffered by any of their respective officers, directors, employees, agents, advisors or representatives) in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
•Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel, consultants, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.11 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.11; (h) to any state, federal or foreign authority or examiner or self-regulatory body (including the National Association of Insurance Commissioners or any other similar organization) (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent lawfully permitted to do so); (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder to the extent reasonably necessary in connection with such enforcement or any such litigation or proceeding to which the Arrangers, the Administrative Agent or any Lender or Issuing Bank or any of its Affiliates may be a party to the extent reasonably necessary; or (k) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap derivative or other transaction under which payments are to be made by reference to the Borrower and its Obligations, this Agreement or payments hereunder or such contractual counterparty’s professional advisor (so long as such actual or prospective contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.11). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Revolving Credit Commitments and the Revolving Credit Advances. For the purposes of this Section 10.11, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or its or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by the Company or any of its Subsidiaries other than as a result of a breach of this Section 10.11. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
•Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.
•Conversion and Non-Designation of Designated Guarantors.
•The Borrower may, by written notice to the Administrative Agent, request that a Designated Guarantor be released from its Guaranty Agreement and thereby be converted to a Non-Loan Party (a “Conversion”) or that a Wholly-Owned Subsidiary of the Company not be required to be designated as a Designated Guarantor (a “Non-Designation”), on and subject to the following conditions:
•No Default or Unmatured Default shall exist (except any Default or Unmatured Default that will be cured as a result of such Conversion or Non-Designation) and no other Default or Unmatured Default will exist as a result of such Conversion or Non-Designation.
•In the case of a Conversion, the stockholders’ equity in such Designated Guarantor and in the case of a Non-Designation, the stockholders’ equity in such Wholly-Owned Subsidiary, shall not exceed five percent (5%) of the total consolidated stockholders’ equity in all Loan Parties before giving effect to such Conversion or Non-Designation. Determination of such percentages of stockholders’ equity shall be made as of the end of the most recent fiscal quarter of the Company for which the financial statements required under Sections 7.1(i) or (ii) (as applicable) are available at the time of such request for Conversion or Non-Designation.
•The stockholders’ equity in all Designated Guarantors that the Borrower requests to be converted into Non-Loan Parties in any period of four consecutive fiscal quarters and in all Wholly-Owned Subsidiaries of the Company that the Borrower requests not to be designated as Designated Guarantors during such four-quarter period shall not in the aggregate exceed ten percent (10%) (or twenty percent (20%) if and to the extent necessary to permit the Borrower to cure a Default by Conversion of a Designated Guarantor) of the lowest total consolidated stockholders’ equity in all Loan Parties at the end of any fiscal quarter during such four-quarter period. Determination of such aggregate amounts of stockholders’ equity of such applicable Designated Guarantors or Wholly-Owned Subsidiaries shall be made by adding the amounts of stockholders’ equity of each such applicable Designated Guarantor and Wholly-Owned Subsidiary (as determined at the time of request for Conversion of such Designated Guarantor or Non-Designation of such Wholly-Owned Subsidiary in accordance with clause (ii) above).
•The stockholders’ equity in all Designated Guarantors that the Borrower requests to be converted into Non-Loan Parties after the Closing Date and in all Wholly-Owned Subsidiaries of the Company that the Borrower requests not to be designated as Designated Guarantors after the Closing Date (in each case excluding Non-Loan Parties as of the Closing Date) shall not in the aggregate exceed forty percent (40%) of the total consolidated stockholders’ equity in all Loan Parties. Determination of such aggregate amounts of stockholders’ equity of such applicable Designated Guarantors or Wholly-Owned Subsidiaries shall be made by adding the amounts of stockholders’ equity of each such applicable Designated Guarantor and Wholly-Owned Subsidiary. Determinations of such stockholders’ equity shall be made as of the end of the most recent fiscal quarter of the Company for which financial statements required under Section 7.1(i) or (ii) (as applicable) are available at the time of the last such request for Conversion or Non-Designation.

•The disposition by the Company of such Designated Guarantor (in the case of a Conversion) or Wholly-Owned Subsidiary (in the case of a Non-Designation) would not have a material effect on the homebuilding business of the other Loan Parties, operationally or otherwise.
•The Borrower shall deliver to the Administrative Agent, together with the Borrower’s notice requesting the Conversion of a Designated Guarantor or Non-Designation of a Wholly-Owned Subsidiary, a certificate of the Borrower and the Company, certifying that the conditions set forth in clauses (i) through (v) above are satisfied with respect to such Conversion or Non-Designation, together with (A) in the case of a Conversion, a Compliance Certificate, as of the end of the most recent fiscal quarter for which financial statements are available, prepared taking into account such Conversion and (B) in any case, such other evidence in support of the satisfaction of such conditions as the Administrative Agent shall reasonably request.
•Such Conversion or Non-Designation shall comply with the provisions of Section 10.13(d).
Upon the Administrative Agent’s determination (which may be made solely by relying on the certificate delivered pursuant to clause (vi) above) that the foregoing conditions with respect to the Conversion of a Designated Guarantor have been satisfied, the Administrative Agent shall (except as otherwise provided in Section 10.13(b)) promptly (1) execute and deliver, for and on behalf of itself and the Lenders, a release of such Designated Guarantor from its Guaranty Agreement, whereupon such Designated Guarantor shall cease to be a Designated Guarantor and Loan Party and shall be a Non-Loan Party, and (2) give notice to the Lenders of the Conversion of such Designated Guarantor. Upon the Administrative Agent’s determination (which may be made solely by relying on the certificate delivered pursuant to clause (vi) above) that the foregoing conditions with respect to the Non-Designation of a Wholly-Owned Subsidiary of the Company have been satisfied, the Administrative Agent shall promptly give notice of such Non-Designation to the Borrower and the Lenders.
•Notwithstanding the satisfaction of the conditions for Conversion of a Designated Guarantor pursuant to Section 10.13(a), if requested by the Borrower, the Administrative Agent may elect, in its sole discretion, not to release such Designated Guarantor from its guaranty, in which event such Designated Guarantor shall remain a Guarantor but shall not constitute a Loan Party hereunder for purposes of compliance with the representations, warranties and covenants contained in this Agreement (including, without limitation, the covenants contained in Section 7.28) and the provisions of Article VIII. If the Administrative Agent so elects not to release such Designated Guarantor, it shall so notify the Borrower and the Lenders, and the Required Lenders may at any time direct the Administrative Agent to release such Designated Guarantor from its guaranty.
•If prior to the release of a Designated Guarantor from its guaranty, the Borrower determines and certifies to the Administrative Agent that the inclusion of such Designated Guarantor as a Loan Party hereunder for all purposes (including, without limitation, compliance with the covenants contained in Section 7.28) would not result in a Default or Unmatured Default, the Borrower may request the Administrative Agent to reinstate such Designated Guarantor as a Loan Party hereunder for all purposes. As a condition of any such reinstatement, the Administrative Agent may request the Borrower to deliver to the Administrative Agent evidence in support of the Borrower’s certification, including, without limitation, a Compliance Certificate with respect to the most recent fiscal quarter for which financial statements of the Company are available, reflecting the inclusion of such Designated Guarantor as a Loan Party and evidencing compliance with the covenants hereunder. Upon the Administrative Agent’s approval of the Borrower’s certification and supporting evidence (which approval may be made solely by relying on such certification and supporting evidence), the Administrative Agent shall notify the Borrower and the Lenders that such Designated Guarantor has been so reinstated, and from and after the delivery of such notice, such Designated Guarantor shall again be a Loan Party hereunder for all purposes.
•At all times after the Borrower has satisfied the conditions of Conversion of a Designated Guarantor as provided in Section 10.13(a) but prior to the release of such Designated Guarantor from its guaranty, all reports required to be furnished under Section 7.1 hereof or any other provisions of this Agreement shall exclude such Designated Guarantor as a Loan Party hereunder unless and until such Designated Guarantor is reinstated as a Loan Party as provided in this Section 10.13.
•Notwithstanding anything in this Section 10.13 to the contrary, if, after a Subsidiary has been converted into a Non-Loan Party or, at the request of the Borrower, has not been designated as a Designated Guarantor (in each case in accordance with the above provisions of this Section 10.13), the Borrower thereafter designates such Subsidiary as a Designated Guarantor (and such Subsidiary becomes a Designated Guarantor), such Subsidiary shall not, so long as such Subsidiary is a Designated Guarantor, be considered a Non-Loan Party for purposes of the above calculations.
•USA PATRIOT ACT. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.
•Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
•the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution;
•the effects of any Bail-In Action on any such liability, including, if applicable;
•a reduction in full or in part or cancellation of any such liability;
•a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document;
•the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
•Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
•
THE ADMINISTRATIVE AGENT
•Appointment and Authority.
•Each of the Lenders hereby irrevocably appoints Mizuho to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, other than as expressly set forth herein, neither the Borrower nor any other Loan Party hereto shall have rights as a third party beneficiary of any of such provisions.
•Each Issuing Bank shall act on behalf of the Lenders with respect to any Facility Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XI with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Facility Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Facility Letters of Credit as fully as if the term “Administrative Agent” as used in this Article XI and in the definition of “Related Parties” included each Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Issuing Bank.

•Administrative Agent Individually.
•The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
•Each Lender understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 11.2 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.
•Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

•Exculpatory Provisions. Neither the Administrative Agent nor any Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
•shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
•shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
•shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and
•nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.
Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

•Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Facility Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or an Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or an Issuing Bank prior to the making of such Loan or the issuance of such Facility Letter of Credit and in the case of a Revolving Credit Advance, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Revolving Credit Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
•Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
•Resignation of Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, an Issuing Bank and the Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten (10) days’ notice remove the Administrative Agent. Upon receipt of any such notice of removal or resignation, the Required Lenders shall have the right, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed and shall not be required if any Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in any state in the United States, or an Affiliate of any such bank with an office in any state in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after receipt of such removal notice or the retiring Administrative Agent gives notice of its resignation, then the retiring or removed Administrative Agent may, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed and shall not be required if any Default has occurred and is continuing, on behalf of the Lenders and each Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or each Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.6 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
•Non-Reliance on Administrative Agent and Other Lenders.
•Each Lender confirms to the Administrative Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.
•Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
•the financial condition, status and capitalization of the Borrower and each other Loan Party;
•the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;
•determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Facility Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;
•the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

•No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, syndication agents, documentation agents, the Administrative Agent or any other Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
•Appointment of Supplemental Administrative Agents.
•It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
•Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such reasonably requested instruments promptly upon request by the Administrative Agent, at no cost to the Borrower. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
•Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, solely in its capacity as such, ratably, in their respective Revolving Credit Ratable Shares, (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 11.10 shall survive payment of the Obligations and termination of this Agreement.

•Notice of Default. The Administrative Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than a Default under Section 8.2) unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default” or that such notice is delivered pursuant to Section 7.3 hereof. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.
•Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to the Fee Letter or as otherwise agreed by them from time to time.
•Delegation to Affiliates. The Borrower, the Company and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles X and XI.
•Agent’s Responsibilities and Duties. None of the Agents shall have any responsibilities hereunder in its capacity as an Agent. Without limiting the foregoing, none of the Agents or the Administrative Agent shall have or be deemed to have a fiduciary relationship with the Borrower or any Lender.
•Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent and the applicable Loan Party may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax with respect to such Lender. Without limiting or expanding the provisions of Section 3.5, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other governmental authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.15. The agreements in this Section 11.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all other Obligations.
•Certain ERISA Matters.
•Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
•such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility Letters of Credit, the Revolving Credit Commitments or this Agreement,
•the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility Letters of Credit, the Revolving Credit Commitments and this Agreement,
•(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility Letters of Credit, the Revolving Credit Commitments and this Agreement, or
•such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
•In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
•Erroneous Payments.
•If the Administrative Agent (x) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.17 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
•Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
•it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
•such Lender or Issuing Bank shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.17 (b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.17(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.17(a) or on whether or not an Erroneous Payment has been made.
•Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
• In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return

Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Revolving Credit Commitments) of the relevant Type with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Credit Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Credit Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Credit Commitments of any Lender and such Revolving Credit Commitments shall remain available in accordance with the terms of this Agreement.
•Subject to Section 13.1, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
•The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party; provided that this Section 11.17 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party.
•To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
•Each party’s obligations, agreements and waivers under this Section 11.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
•
SETOFF; RATABLE PAYMENTS
•Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower or the Company becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or the Company may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. In the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22(a) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the applicable Issuing Bank and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
•Ratable Payments. If any Lender under the Revolving Credit Facility, whether by setoff or otherwise, has payment made to it upon its Loans under the Revolving Credit Facility (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender under the Revolving Credit Facility, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Credit Ratable Loans held by the other Lenders under the Revolving Credit Facility so that after such purchase each Lender under the Revolving Credit Facility will hold its ratable proportion of Revolving Credit Ratable Loans under the Revolving Credit Facility. If any Lender under the Revolving Credit Facility, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations under the Revolving Credit Facility or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders under the Revolving Credit Facility share in the benefits of such collateral ratably in proportion to their Loans under the Revolving Credit Facility. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
•
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
•Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Company and the Lenders and their respective successors and assigns, except that (a) neither the Borrower nor the Company shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 13.3 (such assignee, an “Eligible Assignee”). Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower, the Company, the Administrative Agent or any Issuing Bank transfer its rights or obligations by, assigning, pledging or granting a security interest in all or any portion of its rights under this Agreement, any Note, any Guaranty Agreement or any other Loan Document to secure obligations to a Federal Reserve Bank (or its foreign equivalent); provided, however, that no such assignment to a Federal Reserve Bank (or its foreign equivalent) shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.
•Participations.
•Permitted Participants; Effect.
•Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to any Person (other than a natural person, a Defaulting Lender, the Company, Borrower or any Affiliate thereof)) (“Participant”) participating interests in any Revolving Credit Ratable Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender under the Loan Documents. The consent of the Borrower and the Administrative Agent shall be required prior to a sale of a participating interest becoming effective with respect to a Participant (except a sale of a participating interest by a Lender to its Affiliate or in the case of the consent of the Borrower only, a participating interest to another Lender or an Affiliate thereof); provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any consents of the Borrower or the Administrative Agent under this Section 13.2.1 shall not be unreasonably withheld or delayed; provided, that the Borrower shall be deemed to have consented to any such sale unless it shall object thereto by written notice to the Administrative Agent within eight (8) calendar days after having received written notice thereof.

•The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.5 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3; provided that such Participant shall not be entitled to receive any greater payment under Section 3.1 or Section 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the sale of the participation takes place.
•Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary in connection with a tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations; provided, for the avoidance of doubt, that the foregoing shall not limit or expand the rights of the Borrower or the Administrative Agent to consent to such participation under clause (a) above to the extent provided in such clause. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation such person is shown as owning, notwithstanding any notice to the contrary.
•Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents except that any participation agreement may provide that the applicable Lender will not, without the consent of the Participant, approve any amendment, modification or waiver with respect to any Loan or the Revolving Credit Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate (other than any waiver of interest at the default rate) or fees payable with respect to any such Loan or Revolving Credit Commitment, extends the Revolving Credit Facility Termination Date under the Revolving Credit Facility (including as provided in Section 2.17), postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Credit Commitment, releases any Guarantor (except for a release of a Designated Guarantor as provided in Section 10.13) of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.
•Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
•Assignments.
•Permitted Assignments. Any Lender may, subject to any consent required below, in the ordinary course of its business and in accordance with applicable law, at any time assign to a Qualified Bank (or, while a Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, to any Person (other than a natural person, the Company, Borrower or any Affiliate thereof)) (“Purchaser”) all or any part of its rights and obligations under the Loan Documents.

Such assignment shall be substantially in the form of Exhibit H or in such other form as may be agreed to by the parties thereto, the Administrative Agent and, so long as no Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, the Borrower (an “Assignment and Assumption”). Except as otherwise hereinafter provided, the consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser (except, but subject to clause (b) of the immediately succeeding sentence, an assignment to an Affiliate of such Lender, another Lender or an Affiliate of such other Lender thereof); provided, however, that if a Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, the consent of the Borrower shall not be required. Unless each of the Administrative Agent and the Borrower otherwise consents (except that, if a Default has occurred and is continuing, the consent of the Borrower shall not be required), (a) each such assignment shall (unless it is an assignment of a Lender’s entire interest in the Revolving Credit Facility) be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, and (b) except as otherwise provided below in this Section 13.3.1, no assignment shall be made that would reduce the Revolving Credit Commitment of a Lender and its Affiliates (in the aggregate) to an amount less than the greater of (i) $10,000,000 or (ii) thirty-five percent (35%) of such Lender’s Revolving Credit Commitment as of the Closing Date or as of any later date on which it first became a Lender hereunder (or, in the case of this clause (b), such lesser amount to which the Borrower may, in its sole discretion, agree in writing); provided that while a Default under Section 8.2, 8.5 or 8.6 has occurred and is continuing, clause (b) of this sentence shall not apply. Any consents of the Borrower or the Administrative Agent under this Section 13.3.1 shall not be unreasonably withheld or delayed (other than, for the avoidance of doubt, any consent of the Borrower under Section (b) of the immediately preceding sentence, which consent may be withheld by the Borrower in its sole discretion); provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within eight (8) calendar days after having received written notice thereof.
•Effect, Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment and Assumption, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent (unless otherwise agreed by the Administrative Agent in its discretion) for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment and Assumption. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Revolving Credit Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Revolving Credit Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Loan Party, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Credit Commitment assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Credit Commitments, as adjusted pursuant to such assignment. Such transferor Lender shall continue to be entitled to the benefit of Sections 3.1, 3.2, 3.4, 3.5, 4.9 and 10.6(b) (to the extent such Lender’s entitlement to such benefit arose out of its position as a Lender prior to the applicable assignment except in respect of a Change in Law after the applicable assignment). The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders and principal amounts (and related interest amounts) of the Loans owing to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Administrative Agent, and Lenders shall treat each person whose name is recorded in the Register as the Lender with respect to the Loans shown in the Register as owing to such person, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon prior reasonable notice.
•Dissemination of Information. The Borrower and the Company authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower, the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 10.11 of this Agreement.
•Defaulting Lenders. No such assignment will be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions hereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Facility Letters of Credit in accordance with its Revolving Credit Commitment. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
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NOTICES
•Notices.
•Except as otherwise permitted by Section 2.12, all notices, requests, demands, consents and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Company or the Administrative Agent, at the address(es) or facsimile number(s) set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request, demand, consent or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section during the applicable recipient’s normal business hours and confirmation of receipt is received, (ii) if given by mail, four (4) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission during the applicable recipient’s normal business hours, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II or an Issuing Bank or the Administrative Agent under Article IV shall not be effective until received.
•So long as Mizuho or any of its Affiliates is the Administrative Agent, such materials as the Borrower and the Administrative Agent may agree in their sole discretion shall be delivered to the Administrative Agent in an electronic/soft medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at LAU_Agent@mizuhogroup.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (other than any Ratable Borrowing Notice, Facility Letter of Credit Notice, Rate Option Notice, request for Conversion or continuation of any Revolving Credit Advance, Revolving Credit Ratable Advances or notices constituting service of process or relating to legal process) (collectively, the “Communications”) available to the Lenders by posting such notices on DebtDomain or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) no Agent Party (as defined below) warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, indirect or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each Lender, each Issuing Bank and each Loan Party hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.
•The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that, if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or facsimile. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address(es) to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address(es) as such Lender shall instruct. The Administrative Agent agrees that it will, upon any Lender’s reasonable request, furnish materials posted on the Platform to such Lender in hard copy to such Lender’s address set forth in its administrative questionnaire delivered to the Administrative Agent.
•Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
•Each of the Lenders and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
•Change of Address. The Borrower and the Company may each change the address for service of notice upon it by a notice in writing to the Administrative Agent. The Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
•
COUNTERPARTS
•Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile or other electronic transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
•Electronic Execution of Loan Documents or any Assignments. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Documents or any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
•
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
•CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
•CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SOUTHERN DISTRICT OF NEW YORK (OR THE STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE EVENT THE FEDERAL COURTS LACK SUBJECT JURISDICTION) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN

RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
•WAIVER OF JURY TRIAL. THE BORROWER, THE COMPANY, EACH OTHER LOAN PARTY AND THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER: FIRST HUNTINGDON FINANCE CORP. By: Name: [ ] Title: [ ]
COMPANY: TOLL BROTHERS, INC. By: Name: [ ] Title: [ ]
Addresses for the Borrower and the Company: Toll Brothers, Inc. 1140 Virginia Drive Fort Washington, PA 19034 Attention: Martin Connor
with copies to: Toll Brothers, Inc. 1140 Virginia Drive Fort Washington, PA 19034 Attention: Douglas Yearley and
Toll Brothers Inc. 1140 Virginia Drive Fort Washington, PA 19034 Attention: Timothy Hoban and
Ballard Spahr LLP 1735 Market Street 51st Floor Philadelphia, PA 19103-7599 Attention: Richard Perelman
    [Signature Page to Toll Brothers Revolving Credit Agreement]

MIZUHO BANK, LTD., as Administrative Agent By: Name: [ ] Title: [ ]
Mizuho Bank, Ltd. Harborside Financial Center 1800 Plaza Ten Jersey City, NJ 07311 Attention of: Ryan Masajo Email Address:LAU_Agent@mizuhogroup.com

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PRICING SCHEDULE

	Level I	Level II	Level III	Level IV	Level V
Leverage Ratio	≤0.30x	>0.30x ≤0.50x	>0.50x ≤0.75x	>0.75x ≤ 1.00x	>1.00x
Applicable Margin for Term SOFR, Daily Simple SOFR and Applicable Letter of Credit Rate (other than for Alternative Letters of Credit)	1.10%	1.20%	1.35%	1.50%	1.75%
Applicable Margin for ABR Advances	0.10%	0.20%	0.35%	0.50%	0.75%
Undrawn Fee for Revolving Credit Facility	0.125%	0.15%	0.175%	0.20%	0.25%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Schedule:
“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.4 or Section 7.1(i) or (ii).
“Level” means the level (whether I, II, III, IV or V) in the foregoing table that corresponds to an applicable item in any other column in the foregoing table. For purposes of comparing Levels, Level I is referred to as the lowest Level and Level V as the highest Level.
“Pricing Level” means, with respect to the Applicable Margins, at any date, the Level in the foregoing table that corresponds to the then current Level of the Leverage Ratio.
The Applicable Margins shall be determined in accordance with the foregoing table based on the then current Pricing Level. As of the First Amendment Effective Date, the current Pricing Level shall be Level I. Adjustments, if any, in the Applicable Margins resulting from a change in the Leverage Ratio shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 7.1, then, until five days after such Financials are so delivered, the Applicable Margins shall be at the highest Pricing Level set forth in the foregoing table.
Notwithstanding the foregoing, if the Company has an Investment Grade Rating from at least two (2) Rating Agencies, the (x) the Applicable Margin for Term SOFR Ratable Advances, Daily Simple SOFR Advances and the Applicable Letter of Credit Rate (other than for Alternative Letters of Credit) (y) the Applicable Margin for ABR Loans and (z) the Undrawn Fee, shall be the lower of (i) the Applicable Margin or Undrawn Fee (as the case may be) that would otherwise be applicable based on the foregoing table and (ii) the Applicable Margin or Undrawn Fee (as the case may be) under Level II (i.e., if the Company has an Investment Grade Rating from at least two (2) Rating Agencies, the pricing will be (i) if the Leverage Ratio is ≤0.30x, the pricing applicable in Level I above and (ii) otherwise, the pricing applicable in Level
[Signature Page to Credit Agreement]

II), with any decrease on account of the Company receiving an Investment Grade Rating from at least two (2) Rating Agencies or increase as a result of the Company ceasing to have an Investment Grade Rating from at least two (2) Rating Agencies to be effective five (5) Business Days after any such change in rating.

    [Signature Page to Toll Brothers Revolving Credit Agreement]